CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

                                    Depositor

                           DLJ MORTGAGE CAPITAL, INC.,

                                     Seller

                          WILSHIRE CREDIT CORPORATION,

                                    Servicer

                                       and

                              JPMORGAN CHASE BANK,

                                     Trustee

--------------------------------------------------------------------------------
                         POOLING AND SERVICING AGREEMENT
                            Dated as of July 1, 2004
--------------------------------------------------------------------------------

                   FIRST FRANKLIN MORTGAGE LOAN TRUST 2004-FFB
         HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-FFB

                                Table of Contents

                                                                                                    Page
                                                                                                    ----
ARTICLE I

               DEFINITIONS
                        SECTION 1.01     Definitions..................................................7
                        SECTION 1.02     Interest Calculations.......................................46
                        SECTION 1.03     Allocation of Certain Interest Shortfalls...................46

ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS;
               REPRESENTATIONS AND WARRANTIES
                        SECTION 2.01     Conveyance of Mortgage Loans................................48
                        SECTION 2.02     Acceptance by the Trustee...................................52
                        SECTION 2.03     Representations and Warranties of the Seller
                                         and Servicer................................................54
                        SECTION 2.04     Representations and Warranties of the
                                         Depositor as to the Mortgage Loans..........................56
                        SECTION 2.05     Delivery of Opinion of Counsel in Connection
                                         with Substitutions..........................................56
                        SECTION 2.06     Execution and Delivery of Certificates......................56
                        SECTION 2.07     REMIC Matters...............................................57
                        SECTION 2.08     Covenants of the Servicer...................................57
                        SECTION 2.09     Conveyance of REMIC Regular Interests and
                                         Acceptance of REMIC 1, REMIC 2 and
                                         REMIC 3 by the Trustee; Issuance of
                                         Certificates................................................58

ARTICLE III

               ADMINISTRATION AND SERVICING
               OF MORTGAGE LOANS
                        SECTION 3.01     Servicer to Service Mortgage Loans..........................59
                        SECTION 3.02     Subservicing; Enforcement of the Obligations
                                         of Subservicers.............................................61
                        SECTION 3.03     [Reserved]..................................................62
                        SECTION 3.04     Trustee to Act as Servicer..................................62
                        SECTION 3.05     Collection of Mortgage Loans; Collection
                                         Accounts; Certificate Account...............................63
                        SECTION 3.06     Establishment of and Deposits to Escrow
                                         Accounts; Permitted Withdrawals from

                                         Escrow Accounts; Payments of Taxes,
                                         Insurance and Other Charges.................................66
                        SECTION 3.07     Access to Certain Documentation and
                                         Information Regarding the Mortgage Loans;
                                         Inspections.................................................68
                        SECTION 3.08     Permitted Withdrawals from the Collection
                                         Accounts and Certificate Account............................68
                        SECTION 3.09     Maintenance of Hazard Insurance and
                                         Mortgage Impairment Insurance; Claims;
                                         Restoration of Mortgaged Property...........................70
                        SECTION 3.10     Enforcement of Due-on-Sale Clauses;
                                         Assumption Agreements.......................................71
                        SECTION 3.11     Realization Upon Defaulted Mortgage Loans;
                                         Repurchase of Certain Mortgage Loans........................72
                        SECTION 3.12     Trustee to Cooperate; Release of Mortgage Files.............78
                        SECTION 3.13     Documents, Records and Funds in Possession
                                         of the Servicer to be Held for the Trustee..................79
                        SECTION 3.14     Servicing Fee...............................................79
                        SECTION 3.15     Access to Certain Documentation.............................80
                        SECTION 3.16     Annual Statement as to Compliance...........................80
                        SECTION 3.17     Annual Independent Public Accountants'
                                         Servicing Statement; Financial Statements...................80
                        SECTION 3.18     Maintenance of Fidelity Bond and Errors and
                                         Omissions Insurance.........................................81
                        SECTION 3.19     Duties of the Credit Risk Manager...........................81
                        SECTION 3.20     Limitation Upon Liability of the Credit Risk
                                         Manager.....................................................82
                        SECTION 3.21     Advance Facility............................................82
                        SECTION 3.22     Maintenance of Pool Insurance Policy........................84

ARTICLE IV

               DISTRIBUTIONS AND
               ADVANCES BY THE SERVICER
                        SECTION 4.01     Advances by the Servicer....................................86
                        SECTION 4.02     Priorities of Distribution..................................86
                        SECTION 4.03     [Reserved]..................................................91
                        SECTION 4.04     [Reserved]..................................................91
                        SECTION 4.05     Allocation of Realized Losses...............................91
                        SECTION 4.06     Monthly Statements to Certificateholders....................92
                        SECTION 4.07     Distributions on the REMIC 1 Regular
                                         Interests and REMIC 2 Regular Interests.....................93
                        SECTION 4.08     [Reserved]..................................................95
                        SECTION 4.09     Prepayment Charges..........................................95
                        SECTION 4.10     Servicer to Cooperate.......................................96

                        SECTION 4.11     The Interest Rate Cap Agreement and the
                                         Interest Rate Cap Account...................................96
                        SECTION 4.12     Mortgage Pool Insurance Policy..............................97

ARTICLE V

               THE CERTIFICATES
                        SECTION 5.01     The Certificates............................................98
                        SECTION 5.02     Certificate Register; Registration of Transfer
                                         and Exchange of Certificates................................99
                        SECTION 5.03     Mutilated, Destroyed, Lost or Stolen Certificates..........103
                        SECTION 5.04     Persons Deemed Owners......................................104
                        SECTION 5.05     Access to List of Certificateholders' Names
                                         and Addresses..............................................104
                        SECTION 5.06     Maintenance of Office or Agency............................104

ARTICLE VI

               THE DEPOSITOR, THE SELLER AND THE SERVICER
                        SECTION 6.01     Respective Liabilities of the Depositor, the
                                         Sellers and the Servicer...................................105
                        SECTION 6.02     Merger or Consolidation of the Depositor, the
                                         Seller or the Servicer.....................................105
                        SECTION 6.03     Limitation on Liability of the Depositor, the
                                         Seller, the Servicer and Others............................105
                        SECTION 6.04     Limitation on Resignation of the Servicer..................106

ARTICLE VII

               DEFAULT
                        SECTION 7.01     Events of Default..........................................107
                        SECTION 7.02     Trustee to Act; Appointment of Successor...................109
                        SECTION 7.03     Notification to Certificateholders.........................111

ARTICLE VIII

               CONCERNING THE TRUSTEE
                        SECTION 8.01     Duties of the Trustee......................................112
                        SECTION 8.02     Certain Matters Affecting the Trustee......................113
                        SECTION 8.03     Trustee Not Liable for Certificates or
                                         Mortgage Loans.............................................114
                        SECTION 8.04     Trustee May Own Certificates...............................114
                        SECTION 8.05     Trustee's Fees and Expenses................................114

                        SECTION 8.06     Eligibility Requirements for the Trustee and
                                         Custodian..................................................115
                        SECTION 8.07     Resignation and Removal of the Trustee.....................115
                        SECTION 8.08     Successor Trustee..........................................116
                        SECTION 8.09     Merger or Consolidation of the Trustee.....................116
                        SECTION 8.10     Appointment of Co-Trustee or Separate Trustee..............117
                        SECTION 8.11     Tax Matters................................................118
                        SECTION 8.12     Commission Reporting.......................................120

ARTICLE IX

               TERMINATION
                        SECTION 9.01     Termination upon Liquidation, Purchase or
                                         Auction of the Mortgage Loans..............................123
                        SECTION 9.02     Final Distribution on the Certificates.....................124
                        SECTION 9.03     Additional Termination Requirements........................125

ARTICLE X

               MISCELLANEOUS PROVISIONS
                        SECTION 10.01    Amendment..................................................127
                        SECTION 10.02    Recordation of Agreement; Counterparts.....................128
                        SECTION 10.03    Governing Law..............................................129
                        SECTION 10.04    [Reserved].................................................129
                        SECTION 10.05    Notices....................................................129
                        SECTION 10.06    Severability of Provisions.................................130
                        SECTION 10.07    Assignment.................................................130
                        SECTION 10.08    Limitation on Rights of Certificateholders.................130
                        SECTION 10.09    Certificates Nonassessable and Fully Paid..................131

EXHIBITS
EXHIBIT A.       Form of Class A Certificates.......................................................A-1
EXHIBIT B.       Form of Subordinate Certificate....................................................B-1
EXHIBIT C.       Form of Residual Certificate.......................................................C-1
EXHIBIT D.       Form of Notional Amount Certificate................................................D-1
EXHIBIT E.       Form of Class P Certificate........................................................E-1
EXHIBIT F.       Form of Reverse Certificates.......................................................F-1
EXHIBIT G.       Form of Initial Certification of Custodian.........................................G-1
EXHIBIT H.       Form of Final Certification of Custodian...........................................H-1
EXHIBIT I.       Transfer Affidavit.................................................................I-1
EXHIBIT J.       Form of Transferor Certificate.....................................................J-1

EXHIBIT K.       Form of Investment Letter (Non-Rule 144A)..........................................K-1
EXHIBIT L.       Form of Rule 144A Letter...........................................................L-1
EXHIBIT M.       Request for Release................................................................M-1
EXHIBIT N.       [Reserved].........................................................................N-1
EXHIBIT O-1.     Form of Collection Account Certification.........................................O-1-1
EXHIBIT O-2.     Form of Collection Account Letter Agreement......................................O-2-1
EXHIBIT P-1.     Form of Escrow Account Certification ............................................P-1-1
EXHIBIT P-2.     Form of Escrow Account Letter Agreement..........................................P-2-1
EXHIBIT Q.       Form of Monthly Remittance Advice..................................................Q-1
EXHIBIT R.       Form of Custodial Agreement........................................................R-1
EXHIBIT S.       [Reserved].........................................................................S-1
EXHIBIT T.       [Reserved].........................................................................T-1
EXHIBIT U.       Charged Off Loan Data Report.......................................................U-1
EXHIBIT V.       Form of Monthly Statement to Certificateholders....................................V-1
EXHIBIT W.       Form of Depositor Certification....................................................W-1
EXHIBIT X.       Form of Trustee Certification......................................................X-1
EXHIBIT Y.       Form of Servicer Certification.....................................................Y-1
EXHIBIT Z.       Information to be Provided by Servicer to Trustee..................................Z-1
EXHIBIT AA       Form of Limited Power of Attorney.................................................AA-1
EXHIBIT BB.      Mortgage Pool Insurance Policy....................................................BB-1
EXHIBIT CC.      Form of Interest Rate Cap Agreement...............................................CC-1
SCHEDULE I       Mortgage Loan Schedule.............................................................I-1
SCHEDULE II      Seller's Representations and Warranties...........................................II-1
SCHEDULE IIIA    Wilshire Representations and Warranties........................................III-A-1
SCHEDULE IIIB    [Reserved].....................................................................III-B-1
SCHEDULE IV      Representations and Warranties for the Mortgage Loans.............................IV-1

            THIS POOLING AND SERVICING AGREEMENT, dated as of July 1, 2004, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as Seller (the "Seller"), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as Servicer (the "Servicer") and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (the "Trustee").

                                 WITNESSETH THAT

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3 Certificates, (iv) the Class A-4 Certificates, (v) the Class A-IO-1 Certificates, (vi) the Class A-IO-2 Certificates, (vii) the Class A-IO-3 Certificates, (viii) the Class A-IO-4 Certificates, (ix) the Class M-1 Certificates, (x) the Class M-2 Certificates,
(xi) the Class M- 3 Certificates, (xii) the Class M-4 Certificates, (xiii) the Class M-5 Certificates, (xiv) the Class M-1- IO Certificates, (xv) the Class B Certificates, (xvi) the Class P Certificates, (xvii) the Class X-1 Certificates, (xviii) the Class X-2 Certificates, (xix) the Class A-RL Certificates and (xi) the Class A-R Certificates.

                                     REMIC 1

            As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Interest Rate Cap Agreement and the Interest Rate Cap Account) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class A-RL Certificates will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC 1 Regular Interests will be the Latest Possible Maturity Date as defined herein.

                            Uncertificated REMIC 1       Initial Uncertificated
        Designation           Pass-Through Rate             Principal Balance
        -----------           -----------------             -----------------
           LT-AA                  Variable(1)                $410,043,194.79
          LT-A-1                  Variable(1)                  $1,000,000.00
          LT-A-2                  Variable(1)                  $1,654,000.00
          LT-A-3                  Variable(1)                    $300,000.00
          LT-A-4                  Variable(1)                    $251,200.00
          LT-M-1                  Variable(1)                     $69,000.00
          LT-M-2                  Variable(1)                    $313,900.00
          LT-M-3                  Variable(1)                     $81,500.00
          LT-M-4                  Variable(1)                    $274,000.00
          LT-M-5                  Variable(1)                     $77,400.00
           LT-B                   Variable(1)                    $163,113.23
           LT-ZZ                  Variable(1)                  $4,184,115.24
           LT-P                   Variable(1)                        $100.00
           LT-R                   Variable(1)                        $100.00

----------
(1) Calculated as provided in the definition of Uncertificated REMIC 1 Pass-Through Rate.

                                     REMIC 2

            As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 2. The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions under federal income tax law (the "Class R-2 Interest"). The following table irrevocably sets forth the designation, Uncertificated REMIC 2 Pass-Through Rate and initial Principal Balance for each of the "regular interests" in REMIC 2 (the "REMIC 2 Regular Interests"). None of the REMIC 2 Regular Interests will be certificated. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC 2 Regular Interests will be the Latest Possible Maturity Date as defined herein.

                           Uncertificated REMIC          Initial Uncertificated
          Designation      2 Pass-Through Rate             Principal Balance
          -----------      -------------------             -----------------
            MT-A-1             Variable(1)                  $100,000,000.00
            MT-A-2             Variable(1)                  $165,400,000.00

            MT-A-3             Variable(1)                  $30,000,000.00
            MT-A-4             Variable(1)                  $25,120,000.00
            MT-M-1             Variable(1)                  $6,900,000.00
            MT-M-2             Variable(1)                  $31,390,000.00
            MT-M-3             Variable(1)                  $8,150,000.00
            MT-M-4             Variable(1)                  $27,400,000.00
            MT-M-5             Variable(1)                  $7,740,000.00
             MT-B              Variable(1)                  $16,311,323.00
            MT-X-1             Variable(1)                  $0.26(2)
             MT-P              Variable(1)                  $100.00
             MT-R              Variable(1)                  $100.00

----------
(1) Calculated as provided in the definition of Uncertificated REMIC 2 Pass-Through Rate.

(2) REMIC 2 Regular Interest MT-X-1 will not accrue interest on the related Initial Uncertificated Principal Balance but will accrue interest on a notional amount equal to the aggregate Initial Uncertificated Principal Balance of the REMIC 1 Regular Interests.

                                     REMIC 3

      As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 3. The Class R-3 Interest will represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions under federal income tax law (the "Class R-3 Interest"). The following table irrevocably sets forth the designation, Pass- Through Rate, aggregate Initial Certificate Principal Balance, certain features, Maturity Date and initial ratings for each Class of Certificates comprising the interests representing "regular interests" in REMIC 3, and the Class A-R Certificates, Class A-RL Certificates and Class X-2 Certificates which are not "regular interests" in REMIC 3. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii)) of each of the Regular Certificates will be the Latest Possible Maturity Date as defined herein.

                                                                                 Integral Multiples
                    Class Certificate          Pass-Through         Minimum         in Excess of
                         Balance                   Rate          Denomination         Minimum
Class A-1           $100,000,000.00             4.1665%(1)          $ 25,000            $1
Class A-2           $165,400,000.00           Adjustable(2)         $ 25,000            $1
Class A-3           $ 30,000,000.00             4.2640%(1)          $ 25,000            $1
Class A-4           $ 25,120,000.00             5.5430%(1)          $ 25,000            $1
Class A-IO-1        $100,000,000.00 (3)        Variable(4)          $100,000            $1
Class A-IO-2        $165,400,000.00 (3)        Variable(4)          $100,000            $1
Class A-IO-3        $ 30,000,000.00 (3)        Variable(4)          $100,000            $1
Class A-IO-4        $ 25,120,000.00 (3)        Variable(4)          $100,000            $1
Class P             $100.00                    Variable(5)          $    100           N/A
Class A-R           $100.00                    Variable(5)          $    100           N/A
Class A-RL          $100.00                    Variable(5)          $    100           N/A
Class M-1           $  6,900,000.00             5.3790%(1)          $ 25,000            $1
Class M-2           $ 31,390,000.00            Variable(6)          $ 25,000            $1
Class M-3           $  8,150,000.00            Variable(6)          $ 25,000            $1
Class M-4           $ 27,400,000.00            Variable(6)          $ 25,000            $1
Class M-5           $  7,740,000.00            Variable(6)          $ 25,000            $1
Class M-1-IO        $  6,900,000.00 (3)        Variable(4)          $100,000            $1
Class B             $ 16,311,323.00            Variable(6)          $ 25,000            $1
Class X-1           $0.00                     Variable(7)(8)        $ 25,000            $1
Class X-2           $0.00                         0.00%                  N/A           N/A

----------
(1) The Class A-1, Class A-3, Class A-4 and Class M-1 Certificates have a fixed rate subject to the Net Funds Rate. The fixed rate will increase by 0.25% per annum after the Optional Termination Date.

(2) The Class A-2 Certificates are adjustable rate and will receive interest pursuant to a formula based on LIBOR, subject to the Net Funds Rate.

(3) These Certificates are interest only certificates, will have no principal balance and will accrue interest on their related notional amount. For any Distribution Date, the notional amount of the Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4 and Class M-1-IO Certificates will be equal to the Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class M-1 Certificates, respectively, immediately prior to such Distribution Date. The initial notional amount of the Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4 and Class M-1-IO Certificates is $100,000,000, $165,400,000, $30,000,000, $25,120,000 and $6,900,000,
      respectively. For federal income tax purposes, however, the notional amount of the Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4 and Class M-1-IO Certificates will be equal to the Uncertificated Principal Balance of the REMIC 2 Regular Interests MT-A-1, MT-A-2, MT-A-3, MT-A-4 and MT-M-1, respectively.

(4) The pass-through rate on the Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4 and Class M-1-IO Certificates is a per annum rate equal to the excess, if any, of the Net Funds Rate over the pass-through rate for the Class A-1, Class A-2, Class A-3, Class A-4 and Class

      M-1 Certificates, respectively, adjusted to a 30/360 rate in the case of the Class A-IO-2 Certificates. For federal income tax purposes, however, the pass-through rate on the Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4 and Class M-1-IO Certificates is a per annum rate equal to the excess, if any, of the Uncertificated REMIC 2 Pass-Through Rate on the REMIC 2 Regular Interests MT-A-1, MT-A-2, MT-A-3, MT-A-4 and MT-M-1 over the pass-through rate for the Class A-1, Class A-2, Class A-3, Class A-4 and Class M-1 Certificates, respectively, adjusted to a 30/360 rate in the case of the Class A-IO-2 Certificates.

(5) The pass-through rates on the Class A-RL, Class A-R and Class P Certificates will vary at a per annum rate described in the definitions of "Class A-RL Pass-Through Rate," "Class A- R Pass-Through Rate" and "Class P Pass-Through Rate," respectively.

(6) The pass-through rate with respect to the Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates will vary at a rate equal to the Net Funds Rate.

(7) The Class X-1 Certificates will have an initial principal balance of $0.26 and will accrue interest on its notional amount. For any Distribution Date, the notional amount of the Class X-1 Certificates will be equal to the Aggregate Loan Balance minus the aggregate Class Certificate Balance of the Class A-R Certificates and Class A-RL Certificates immediately prior to such Distribution Date. The initial notional amount of the Class X-1 Certificates is $418,411,423.26.

(8) The Class X-1 Certificates are variable rate and will accrue interest on a notional amount.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates..........   All Classes of Certificates other than the
                                    Physical Certificates.

ERISA-Restricted Certificates....   Class A-R, Class A-RL, Class P and Class X
                                    Certificates.

LIBOR Certificates...............   Class A-2 Certificates.

Notional Amount Certificates.....   Class A-IO-1, Class A-IO-2, Class A-IO-3,
                                    Class A-IO- 4, Class M-1-IO and Class X-1
                                    Certificates.

Class A Certificates.............   Class A-1, Class A-2, Class A-3, Class A-4,
                                    Class A- IO-1, Class A-IO-2, Class A-IO-3,
                                    Class A-IO-4, Class A-RL and Class A-R
                                    Certificates.

Class M Certificates.............   Class M-1, Class M-2, Class M-3, Class M-4,
                                    Class M- 5 and Class M-1-IO Certificates.

Offered Certificates.............   All Classes of Certificates (other than the
                                    Class P Certificates and Class X
                                    Certificates).

Physical Certificates............   Class A-R, Class A-RL, Class P and Class X
                                    Certificates.

Private Certificates.............   Class P Certificates and Class X
                                    Certificates.

Rating Agencies..................   S&P and Moody's.

Regular Certificates.............   All Classes of Certificates other than the
                                    Class A-R, Class A-RL and Class X-2
                                    Certificates.

Residual Certificates............   Class A-R Certificates and Class A-RL
                                    Certificates.

Senior Certificates..............   Class A-1, Class A-2, Class A-3, Class A-4,
                                    Class A- IO-1, Class A-IO-2, Class A-IO-3,
                                    Class A-IO-4, Class P, Class A-RL and Class
                                    A-R Certificates.

Subordinate Certificates.........   Class M-1, Class M-2, Class M-3, Class M-4,
                                    Class M- 5, Class M-1-IO, Class B and Class
                                    X-1 Certificates.

Minimum Denominations............   Class A-1, Class A-2, Class A-3, Class A-4,
                                    Class M-1, Class M-2, Class M-3, Class M-4,
                                    Class M-5 and Class B Certificates: $25,000 and multiples of $1 in excess thereof. Class
                                    A-IO-1, Class A-IO-2, Class A-IO-3, Class
                                    A-IO-4 and Class M-1-IO Certificates:
                                    $100,000 and multiples of $1 in excess
                                    thereof.

                                    Class A-R, Class A-RL and Class P
                                    Certificates: $100. The Class X-1
                                    Certificates will be issued as a single
                                    Certificate with a Certificate Principal
                                    Balance of $0.00. The Class X-2 Certificates will be issued as a single Certificate and will not have a principal balance.

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Definitions.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01.

            Aggregate Loan Balance: As of any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans determined as of the last day of the related Collection Period.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees and Prepayment Charges, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

            Applied Loss Amount: As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates, other than the Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4 and Class M-1-IO Certificates, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the Due Period for such Distribution Date and payments of principal on such Distribution Date over (ii) the Aggregate Loan Balance for such Distribution Date.

            Appraised Value: The amount set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment Agreement: An assignment agreement between DLJ Mortgage Capital, Inc. as Seller and the Depositor, whereby the Mortgage Loans are transferred and limited representations and warranties relating to the Mortgage Loans are made.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee for the benefit of the Certificateholders.

            Auction Purchaser: As defined in Section 9.01.

            Auction Date: As defined in Section 9.01.

            Available Funds: With respect to any Distribution Date the sum of
(i) all Scheduled Payments (net of the related Expense Fees) due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all Insurance Proceeds, Liquidation Proceeds and Net Recoveries received during the month preceding the month of such Distribution Date and any recoveries received by the Mortgage Pool Insurer (pursuant to Section 4.12) on any Mortgage Loan not purchased by the Mortgage Pool Insurer pursuant to Section 3.11(g) (net of amounts reimbursable to the Mortgage Pool Insurer for claims previously paid by the Mortgage Pool Insurer on the related Mortgage Loans); (iii) all Curtailments and Payoffs received during the Prepayment Period applicable to such Distribution Date (excluding Prepayment Charges); (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price; and (v) Compensating Interest Payments for such Distribution Date; as to clauses (i) through (iv) above, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer are entitled to be reimbursed pursuant to Section 3.08.

            Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

            Basis Risk Shortfall: For the Class A-2 Certificates and any Distribution Date, the product of (i) the excess, if any, of (x) the sum of LIBOR plus the related Certificate Margin on the Class A-2 Certificates over (y) the Net Funds Rate, (ii) the Class Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the immediately preceding Interest Accrual Period for the Class A-2 Certificates and the denominator of which is 30.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee, or savings and loan institutions in the States of Illinois, California, Texas, Oregon, New Jersey or Florida is located are authorized or obligated by law or executive order to be closed.

            Carryforward Interest: For any Class of Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of
(A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

            Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificates: As specified in the Preliminary Statement.

            Certificate Account: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trustee in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trustee. Funds deposited in the Certificate Account (exclusive of the Trustee Fee and other amounts permitted to be withdrawn pursuant to Section 3.08) shall be held in trust for the Certificateholders.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to Section 4.05.

            Certificate Margin: As to the Class A-2 Certificates, the applicable amount set forth below:

                               Certificate Margin
                        -------------------------------
                            (1)                  (2)
                           0.18%                0.36%

----------
(1)   On or prior to the Optional Termination Date.

(2)   After the Optional Termination Date.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

            Charged Off Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has not yet been liquidated, purchased pursuant to Section 3.11(g) and for which the Mortgage Pool Insurer has not paid a claim, giving rise to a Realized Loss, on the date on which such Mortgage Loan becomes 210 days delinquent, due to a determination by the Servicer, pursuant to the procedures set forth in Section 3.11, that there will be (i) no Significant Net Recoveries with respect to such Mortgage Loan or (ii) the potential Net Recoveries are anticipated to be an amount, determined by the Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A-1 Pass-Through Rate: (a) on or prior to the Optional Termination Date, the lesser of (i) 4.1665% per annum and (ii) the Net Funds Rate, and (b) after the Optional Termination Date, the lesser of (i) 4.4165% per annum and (ii) the Net Funds Rate.

            Class A-2 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of July 27, 2004, 1.6500% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Rate.

            Class A-3 Pass-Through Rate: (a) on or prior to the Optional Termination Date, the lesser of (i) 4.2640% per annum and (ii) the Net Funds Rate, and (b) after the Optional Termination Date, the lesser of (i) 4.5140% per annum and (ii) the Net Funds Rate.

            Class A-4 Pass-Through Rate: (a) on or prior to the Optional Termination Date, the lesser of (i) 5.5430% per annum and (ii) the Net Funds Rate, and (b) after the Optional Termination Date, the lesser of (i) 5.7930% per annum and (ii) the Net Funds Rate.

            Class A-IO-1 Notional Amount: With respect to any Distribution Date will be equal to the Class Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date. For federal income tax purposes, however, the Class A-IO-1 Certificates will have a notional amount equal to the principal balance of REMIC 2 Regular Interest MT-A-1.

            Class A-IO-1 Pass-Through Rate: With respect to any Interest Accrual Period, the excess, if any, or (i) the Net Funds Rate over (ii) the Class A-1 Pass-Through Rate.

            Class A-IO-2 Notional Amount: With respect to any Distribution Date will be equal to the Class Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date. For federal income tax purposes, however, the Class A-IO-2 Certificates will have a notional amount equal to the principal balance of REMIC 2 Regular Interest MT-A-2.

            Class A-IO-2 Pass-Through Rate: With respect to any Interest Accrual Period, the product of (x) the excess, if any, of (i) Net Funds Rate over (ii) the Class A-2 Pass-Through Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Interest Accrual Period for the Class A-2 Certificates.

            Class A-IO-3 Notional Amount: With respect to any Distribution Date will be equal to the Class Principal Balance of the Class A-3 Certificates immediately prior to such Distribution Date. For federal income tax purposes, however, the Class A-IO-3 Certificates will have a notional amount equal to the principal balance of REMIC 2 Regular Interest MT-A-3.

            Class A-IO-3 Pass-Through Rate: With respect to any Interest Accrual Period, the excess, if any, or (i) the Net Funds Rate over (ii) the Class A-3 Pass-Through Rate.

            Class A-IO-4 Notional Amount: With respect to any Distribution Date will be equal to the Class Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date. For federal income tax purposes, however, the Class A-IO-4 Certificates will have a notional amount equal to the principal balance of REMIC 2 Regular Interest MT-A-4.

            Class A-IO-4 Pass-Through Rate: With respect to any Interest Accrual Period, the excess, if any, or (i) the Net Funds Rate over (ii) the Class A-4 Pass-Through Rate.

            Class A-R Pass-Through Rate: With respect to the Distribution Date in August 2004, a per annum rate equal to the Net WAC Rate.

            Class A-RL Pass-Through Rate: With respect to the Distribution Date in August 2004, a per annum rate equal to the Net WAC Rate.

            Class B Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class P, Class A-R, Class A-RL, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 94.00% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            Class B Pass-Through Rate: With respect to any Interest Accrual Period, the Net Funds Rate.

            Class M-1 Notional Amount: With respect to any Distribution Date will be equal to the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date. For federal income tax purposes, however, the Class M-1 Certificates will have a notional amount equal to the principal balance of REMIC 2 Regular Interest MT-M-1.

            Class M-1 Pass-Through Rate: (a) on or prior to the Optional Termination Date, the lesser of (i) 5.3790% per annum and (ii) the Net Funds Rate, and (b) after the Optional Termination Date, the lesser of (i) 5.6290% per annum and (ii) the Net Funds Rate.

            Class M-1 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class P, Class A-R and Class A-RL Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 50.51% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            Class M-2 Pass-Through Rate: With respect to any Interest Accrual Period, the Net Funds Rate.

            Class M-2 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class P, Class A-R and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 65.51% and
(ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            Class M-3 Pass-Through Rate: With respect to any Interest Accrual Period, the Net Funds Rate.

            Class M-3 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class P, Class A-R, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 69.41% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            Class M-4 Pass-Through Rate: With respect to any Interest Accrual Period, the Net Funds Rate.

            Class M-4 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class P, Class A-R, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 82.50% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            Class M-5 Pass-Through Rate: With respect to any Interest Accrual Period, the Net Funds Rate.

            Class M-5 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class P, Class A-R, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 86.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut- off Date.

            Class X-1 Distributable Amount: With respect to any Distribution Date, the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class X-1 Notional Amount for such Distribution Date.

            Class X-1 Notional Amount: Immediately prior to any Distribution Date, with respect to the Class X-1 Certificates, an amount equal to the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interests MT-P and MT- R).

            Class P Pass-Through Rate: With respect to the Class P Certificates and any Distribution Date, a per annum rate equal to the Net Funds Rate. For federal income tax purposes, however, with respect to any Distribution Date, the Class P Certificates will be entitled to 100% of the interest accrued on REMIC 2 Regular Interest MT-P.

            Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date plus, in the case of any Subordinate Certificates, any increase in the Class Principal Balance of such Class pursuant to Section 4.02(vii) due to the receipt of Net Recoveries.

            Class R-2 Interest: The sole class of residual interests in REMIC 2.

            Class R-3 Interest: The sole class of residual interests in REMIC 3.

            Closing Date: July 29, 2004.

            Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

            Collection Accounts: The accounts established and maintained by the Servicer in accordance with Section 3.05.

            Collection Period: With respect to any Distribution Date, the period from the second day of the month immediately preceding such Distribution Date to and including the first day of the month of such Distribution Date.

            Combined Loan-to-Value Ratio: With respect to any Mortgage Loan and as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) original principal balance of the related Mortgage Loan at such date of determination and (ii) the unpaid principal balance of the related First Mortgage Loan as of the date of origination of that Mortgage Loan and the denominator of which is (a) with respect to a refinanced Mortgage Loan, the Appraised Value of the related Mortgaged Property at origination and (b) with respect to all other Mortgage Loans, the lesser of (i) the Appraised Value of the related Mortgage Property at origination and (ii) the purchase price of the related Mortgaged Property.

            Compensating Interest Payment: For any Distribution Date, an amount to be paid by the Servicer for such Distribution Date, equal to the lesser of
(i) an amount equal to one half of the monthly Servicing Fee Rate on the Mortgage Loans otherwise payable to the Servicer on such Distribution Date (prior to giving effect to any Scheduled Payments due on the Mortgage Loans on such Due Date) and (ii) the sum of (a) the aggregate Prepayment Interest Shortfall for the Mortgage Loans relating to Principal Prepayments received during the related Prepayment Period and (b) any shortfall in interest resulting from payments made under the Mortgage Pool Insurance Policy during the portion of the related Prepayment Period occurring from the fifteenth day through the last day of the calendar month preceding the month in which such Distribution Date occurs.

            Confirmation: The Confirmation dated July 29, 2004, evidencing a transaction between the Interest Rate Cap Agreement Counterparty and the Trustee.

            Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Institutional Trust Services/Global
Debt: First Franklin Mortgage Loan Trust-2004-FFB.

            Corresponding Certificate: With respect to each REMIC 2 Regular Interest, the Certificate with the corresponding designation.

            Corresponding Interest: With respect to each REMIC 1 Regular Interest (other than REMIC 1 Regular Interests LT-AA and LT-ZZ) the REMIC 2 Regular Interest with the corresponding designation.

            Credit Risk Manager: The Murrayhill Company, a Colorado corporation.

            Credit Risk Management Agreement: The agreement between Wilshire and the Credit Risk Manager dated as of July 29, 2004.

            Credit Risk Manager Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Credit Risk Manager Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

            Credit Risk Manager Fee Rate: 0.0175% per annum.

            CSFB: Credit Suisse First Boston LLC, a Delaware limited liability company, and its successors and assigns.

            Cumulative Loss Event: For any Distribution Date, a Cumulative Loss Event is occurring if Cumulative Net Realized Losses on the Mortgage Loans plus the amount by which the total available coverage under the Mortgage Pool Insurance Policy has been reduced as of such date, equal or exceed the percentage of the Aggregate Loan Balance as of the Cut-off Date for that Distribution Date as specified below:

                                                      Percentage of Aggregate
        Distribution Date                                  Loan Balance
        -----------------                                  ------------

        August 2004 - July 2007.....................           N.A.
        August 2007 - July 2008.....................          3.50%
        August 2008 - July 2009.....................          4.50%
        August 2009 - July 2010.....................          5.00%
        August 2010 and thereafter..................          6.00%

            Cumulative Net Realized Losses: As to any date of determination the aggregate amount of Realized Losses as reduced by any Net Recoveries received on Charged Off Loans.

            Current Interest: For any Class of Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance, or Notional Amount, as applicable, of such Class during the related Interest Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.02(b)(i)A-H without regard to this proviso, then the Current Interest on each such Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by the lesser of (i) the amount of the deficiency described above in this proviso and (ii) the related Interest Shortfall for such Distribution Date.

            Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

            Custodial Agreement: The agreement, among the Trustee, the Custodian and the Depositor providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders, attached hereto as Exhibit R.

            Custodian: LaSalle Bank National Association, a national banking association, or any successor custodian appointed pursuant to the terms of the Custodial Agreement. Each Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Depositor. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

            Cut-off Date: July 1, 2004.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

            Deductible: With respect to the Mortgage Pool Insurance Policy and as of any Distribution Date, an amount equal to the sum of (i) Monthly Excess Cashflow (after giving effect to distributions of interest and principal (other than the distributions described in Section 4.02(b)(iv)C. hereof) and distributions pursuant to Section 4.02(b)(iv)D. through I. hereof) and (ii) the Overcollateralization Amount.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

            Deferred Amount: For any Class of Class M or Class B Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) the amount of the increase in the related Class Principal Balance due to the receipt of Net Recoveries as provided in
Section 4.02(vii).

            Definitive Certificates: Any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: As defined in Section 2.03.

            Delinquency Rate: For any month, a fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

            Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date and any Mortgage Loan, the second Business Day immediately following the 15th day of the month of such Distribution Date.

            Distribution Date: The 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, commencing in August 2004.

            DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

            Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Scheduled Payment is due.

            Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

            Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by Moody's and Fitch in its highest short-term rating category and by S&P at least "A-1+", or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

            Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

            (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

            (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

            (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by Moody's, "A-1" or higher by S&P and "F-1" or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

            (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of Moody's and Fitch and rated "A-1+" by S&P at the time of such investment;

            (vi) a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

            (vii) which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody's and Fitch and or "AAAm" or "AAAm-G" by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Servicer or the Trustee and any such funds that are managed by the Servicer or the Trustee or their respective Affiliates or for the Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

            (viii) such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Restricted Certificates: As specified in the Preliminary Statement.

            Escrow Account: The separate account or accounts created and maintained by the Servicer pursuant to Section 3.06.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

            Event of Default: As defined in Section 7.01.

            Excess Cashflow Loss Payment: As defined in Section 4.02(b)(iv).

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee, the Credit Risk Manager Fee, the Mortgage Pool Insurer Fee and the Trustee Fee.

            Expense Fee Rate: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Credit Risk Manager Fee Rate, the Mortgage Pool Insurer Fee Rate and the Trustee Fee Rate.

            Fair Market Value: The fair market value of all of the property of the Trust, as agreed upon between the Optional Termination Holder and a majority of the Holders of the Class A-RL Certificates; provided, however, that if the Optional Termination Holder and a majority of the Holders of the Class A-RL Certificates do not agree upon the fair market value of all the property of the Trust, the Trustee shall solicit, or cause the solicitation of, good faith bids for all of the property of the Trust until it has received three bids from institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans, and the Fair Market Value shall be equal to the highest of such three bids.

            Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

            First Mortgage Loan: A Mortgage Loan that is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

            Fitch: Fitch, Inc., or any successor thereto.

            Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

            Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Class Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.02, in the following order of decreasing priority: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates.

            Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

            Insurance Proceeds: Proceeds due under the Mortgage Pool Insurance Policy and proceeds paid under any Insurance Policy covering a Mortgage Loan to the extent the proceeds are not (i) applied to the restoration of the related Mortgaged Property, (ii) applied to the satisfaction of any related First Mortgage Loan or (iii) released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

            Interest Accrual Period: With respect to each Distribution Date, (i) with respect to the Class A-1, Class A-3, Class A-4, Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-1-IO, Class X-1 and Class B Certificates, the calendar month prior to the month of such Distribution Date and (ii) with respect to the Class A-2 Certificates, the one-month period commencing on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately preceding the related Distribution Date.

            Interest Rate Cap Account: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 4.11 in the name of the Trustee for the benefit of the Class A-2 Certificateholders and designated "JPMorgan Chase Bank in trust for registered holders of First Franklin Mortgage Loan Trust 2004-FFB, Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB." Funds in the Interest Rate Cap Account shall be held in trust for the Class A-2 Certificateholders for the uses and purposes set forth in this Agreement. The Interest Rate Cap Account will not be an asset of any REMIC. Ownership of the Interest Rate Cap Account is evidenced by the Class X-1 Certificates.

            Interest Rate Cap Agreement: Collectively, the ISDA Master Agreement (including the Schedule thereto and the transaction evidenced by the Confirmation by and between the Trustee and the Interest Rate Cap Agreement Counterparty), forms of which are attached hereto as Exhibit CC.

            Interest Rate Cap Agreement Counterparty: Credit Suisse First Boston International.

            Interest Rate Cap Agreement Termination Date: The Distribution Date in June 2008, after any required payment is made.

            Interest Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Due Period, the interest portion of Payaheads previously received and intended for application in the related Due Period and the interest portion of all Payoffs and Curtailments received on the Mortgage Loans during the related Prepayment Period, less (x) the Expense Fee with respect to such Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by the Servicer with respect to the Mortgage Loans it is servicing and such Distribution Date, (3) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to such Mortgage Loans during the calendar month immediately preceding the Distribution Date allocable to interest and (4) all Liquidation Proceeds, Net Recoveries and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to interest.

            Interest Shortfall: For any Distribution Date, the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on

Mortgage Loans resulting from (a) Principal Prepayments received during the related Prepayment Period to the extent not covered by Compensating Interest and
(b) Relief Act Reductions.

            ISDA: International Swaps and Derivatives Association, Inc.

            ISDA Master Agreement: The Master Agreement dated as of the Closing Date between the Trustee and the Interest Rate Cap Agreement Counterparty, including the Schedule thereto.

            Last Scheduled Distribution Date: With respect to each Class of Certificates, the Distribution Date in June 2024.

            Latest Possible Maturity Date: Solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" of all interests created in REMIC 1, REMIC 2 and REMIC 3 shall be June 25, 2024.

            LIBOR: For any Interest Accrual Period other than the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. With respect to the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be the LIBOR applicable to the Interest Accrual Period preceding the next applicable Distribution Date.

            LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or for which payments under the related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds were received, in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or similar disposition or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, in each case, which, for the avoidance of doubt, is remaining after, or not otherwise required to be applied to, the satisfaction of any related First Mortgage Loan, less the sum of related unreimbursed Expense Fees, Servicing Advances, Advances and reasonable out-of-pocket expenses.

            Majority in Interest: As to any Class of Regular Certificates or the Class X-2 Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

            Marker Rate: With respect to the REMIC 2 Regular Interest MT-X-1 and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests LT-A-1, LT-A-2, LT-A-3, LT-A-4, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-B, LT-P and LT-ZZ, with the rates on the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LT-ZZ) equal to the Net Funds Rate, for the purpose of this calculation, and with the rate on the REMIC 1 Regular Interest LT-ZZ subject to a cap, for the purpose of this calculation, equal to zero.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

            MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

            MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

            Minimum Excess Spread Amount: For each Distribution Date, the Minimum Excess Spread Rate multiplied by the Aggregate Loan Balance for the immediately preceding Distribution Date (or as of the Cut-off Date with respect to the initial Distribution Date).

            Minimum Excess Spread Rate: 2.50% per annum.

            MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

            Monthly Excess Cashflow: For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

            Monthly Excess Interest: As to any Distribution Date, the sum of (A) the Interest Remittance Amount remaining after the application of payments pursuant to clauses A. through G. of Section 4.02(b)(i) plus (B) the Principal Payment Amount remaining after the application of payments pursuant to clauses
A. through G. of Section 4.02(b)(ii) or (iii).

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.06.

            Moody's: Moody's Investors Service, Inc., or any successor thereto. For purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor, the Servicer and the Trustee.

            Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

            Mortgage File: The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

            Mortgage Loan Purchase Price: The price, calculated as set forth in
Section 9.01, to be paid in connection with the purchase of the Trust Collateral by the Auction Purchaser.

            Mortgage Loan Schedule: The Mortgage Loan Schedule which will list the Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

            (i) the Mortgage Loan identifying number;

            (ii) [reserved];

            (iii) the zip code of the Mortgaged Property;

            (iv) a code indicating the type of Mortgaged Property and the occupancy status.

            (v) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

            (vi) the Combined Loan-to-Value Ratio at origination;

            (vii) the Mortgage Rate as of the Cut-off Date;

            (viii) the stated maturity date;

            (ix) the amount of the Scheduled Payment as of the Cut-off Date;

            (x) the original principal amount of the Mortgage Loan;

            (xi) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

            (xii) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

            (xiii) the Net Mortgage Rate as of the Cut-off Date;

            (xiv) the Originator of the related Mortgage Loan;

            (xv) the Servicing Fee Rate;

            (xvi) the related sub-servicer;

            (xvii) a code indicating whether a Mortgage Loan is subject to a Prepayment Charge;

            (xviii) the amount of the Prepayment Charge with respect to each Mortgage Loan and a code identifying whether such Prepayment Charge is related to a Curtailment or Payoff; and

            (xix) whether such Mortgage Loan is a Balloon Loan; and

            (xx) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN.

            With respect to the Mortgage Loans in the aggregate, each, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

            (i) the number of Mortgage Loans; and

            (ii) the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected.

            Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Pool Insurance Policy: The mortgage pool insurance policy provided by the Mortgage Pool Insurer having an initial amount of coverage equal to $37,657,046, and including any and all related endorsements, a copy of which is attached hereto as Exhibit BB, or any replacement obtained by the Servicer pursuant to Section 3.21 hereof.

            Mortgage Pool Insurer: Radian Insurance Inc., or any successor thereto or the named insurer in any replacement policy obtained by the Servicer pursuant to Section 3.21 hereof.

            Mortgage Pool Insurer Fee: The amount payable to the Mortgage Pool Insurer in order to obtain coverage provided under the related Mortgage Pool Insurance Policy, such amount being, as to each Mortgage Loan and any Distribution Date, an amount equal to one-twelfth of the related Mortgage Pool Insurer Fee Rate on the Total Amortized Insured Loan Amount (as defined in the related Mortgage Pool Insurance Policy) of the Mortgage Loan.

            Mortgage Pool Insurer Fee Rate: With respect to any Mortgage Loan, 0.82% per annum

            Mortgage Rate: The annual fixed rate of interest borne by a Mortgage Note.

            Mortgaged Property: The underlying real property securing a Mortgage Loan.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Funds Rate: As to any Distribution Date, will be a per annum rate equal to (a) a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest accrued on the Mortgage Loans for such date, minus (2) the sum of (i) the Expense Fee and (ii) the Minimum Excess Spread Amount, and (b) the denominator of which is the product of (i) the Aggregate Loan Balance immediately preceding such Distribution Date (or as of the Cut-off Date in the case of the first Distribution Date), multiplied by (ii)(x) in the case of the Class A-1, Class A-3, Class A-4, Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4, Class A-R, Class A-RL, Class P, Class M-1, Class M-1-IO, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates, 1/12 and
(y) in the case of the Class A-2 Certificates, the actual number of days in the related Interest Accrual Period divided by 360. For federal income tax purposes, however, as to any Distribution Date will be the equivalent of the foregoing, expressed as a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates on the REMIC 2 Regular Interests (other than the REMIC 2 Regular Interest MT-R) multiplied by (x) in the case of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest MT-A-2), 1/12 and (y) in the case of the REMIC 2 Regular Interest MT- A-2, the actual of days in the related Interest Accrual Period divided by 360.

            Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

            Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls during the Prepayment Period exceeds the Compensating Interest Payment for such Distribution Date.

            Net Recovery: Any proceeds received by the Servicer on a delinquent or Charged Off Loan (including any Liquidation Proceeds received on a Charged Off Loan), net of any Servicing Fee, Ancillary Income and any other related expenses.

            Net WAC Rate: A per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans.

            Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

            Notional Amount: The Class A-IO-1 Notional Amount, Class A-IO-2 Notional Amount, Class A-IO-3 Notional Amount, Class A-IO-4 Notional Amount, Class M-1-IO Notional Amount or the Class X-1 Notional Amount, as the context requires.

            Notional Amount Certificates: As specified in the Preliminary Statement.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the Depositor, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any material direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01.

            Optional Termination Date: The first date on which the Optional Termination may be exercised.

            Optional Termination Holder: Wilshire, as Servicer, or any successor servicer appointed by the Seller, so long as the Seller is the owner of the servicing rights.

            OTS: The Office of Thrift Supervision.

            Outsourcer: As defined in Section 3.02.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidated Mortgage Loan or Charged Off Loan prior to such Due Date.

            Overcollateralization Amount: For any Distribution Date, an amount equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Certificates after giving effect to payments on such Distribution Date.

            Overcollateralization Release Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates (to an amount not less than zero), exceeds (2) the Targeted Overcollateralization Amount for such date.

            Ownership Interest: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Par Value: As defined in Section 9.01 hereof; provided that the "Par Value" for any Auction Date shall also include the auction expenses of the Trustee (which auction expenses shall not exceed $25,000).

            Pass-Through Rate: With respect to the Class A-1,Class A-2, Class A-3, Class A-4, Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-1-IO and Class B Certificates, the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate, Class A-3 Pass-Through Rate, Class A-4 Pass-Through Rate, Class A-IO-1 Pass-Through Rate, Class A-IO-2 Pass-Through Rate, Class A-IO- 3 Pass-Through Rate, Class A-IO-4 Pass-Through Rate, Class A-R Pass-Through Rate, Class A-RL Pass-Through Rate, Class P Pass-Through Rate, Class M-1 Pass-Through Rate, Class M-2 Pass- Through Rate, Class M-3 Pass-Through Rate, Class M-4 Pass-Through Rate, Class M-5 Pass- Through Rate, Class M-1-IO Pass-Through Rate and Class B Pass-Through Rate.

The Class X-1 Certificates will not have a Pass-Through Rate but shall receive 100% of the amounts distributed to REMIC 2 Regular Interest MT-X-1.

            Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

            Payoff: Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a United States Person, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Prepayment Charge: With respect to any Mortgage Loan, any fee or charge required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

            Prepayment Interest Shortfall: As to any Mortgage Loan, Distribution Date and Principal Prepayment, other than Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the Distribution Date, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the Expense Fee Rate, on the Stated Principal Balance of such Mortgage Loan immediately prior to such Principal Prepayment and
(ii) the amount of interest actually received that accrued during the month immediately preceding such Distribution Date or, with respect to any Mortgage Loan with a Due Date other than the first of the month, the amount of interest actually received that accrued during the one-month period immediately preceding the Due Date following the Principal Prepayment, with respect to such Mortgage Loan in connection with such Principal Prepayment.

            Prepayment Period: With respect to each Distribution Date (other than the August 2004 Distribution Date) and each Payoff, the related "Prepayment Period" will be the 15th of the month preceding the month in which the related Distribution Date occurs through the 14th of the month in which the related Distribution Date occurs. With respect to the August 2004 Distribution Date and each Payoff, the related "Prepayment Period" will be July 1, 2004 through August 14, 2004. With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

            Principal Payment Amount: For any Distribution Date, an amount equal to the Principal Remittance Amount plus any Excess Cashflow Loss Payment for such date, minus the Overcollateralization Release Amount, if any, for such date.

            Principal Remittance Amount: For any Distribution Date, an amount equal to the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Due Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicer and the Trustee with respect to the Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Due Period, (2) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller, the Optional Termination Holder, the Mortgage Pool Insurance Company or the Majority in Interest Class X-2 Certificateholder during the calendar month immediately preceding such Distribution Date, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date allocable to principal and (5) all Liquidation Proceeds and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) and Net Recoveries collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal.

            Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

            Prospectus Supplement: The Prospectus Supplement dated July 27, 2004 relating to the Offered Certificates.

            PUD: Planned Unit Development.

            Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae- or Freddie Mac-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by at least two nationally recognized statistical rating organizations. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date. Any replacement insurer with respect to the Mortgage Pool Insurance Policy must be acceptable to the Rating Agencies as evidenced by written acknowledgment from each Rating Agency that such replacement will not cause a reduction, withdrawal or cancellation of the ratings of the Certificates.

            Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03(f).

            Radian Guidelines: The 2nd lien servicing guidelines of the Mortgage Pool Insurer and the Service Level Agreement dated April 29, 2004 between the Mortgage Pool Insurer and Wilshire, referred to in the Mortgage Pool Insurance Policy.

            Rating Agency: S&P and Moody's. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or greater than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to the related Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds (including any proceeds under the Mortgage Pool Insurance Policy), if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. Any Charged Off Loan will give rise to a Realized Loss (calculated as if clause (iii) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 3.11(a)(iii) hereof.

      If the Servicer receives Net Recoveries with respect to any Charged Off Loan, the amount of the Realized Loss with respect to that Charged Off Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

            Record Date: With respect to the Certificates (other than the Class A-2 Certificates which are Book-Entry Certificates) and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs. With respect to the Class A-2 Certificates which are Book-Entry Certificates and any Distribution Date, the close of business on the Business Day preceding such Distribution Date.

            Reference Bank Rate: With respect to any Interest Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR applicable to the preceding Distribution Date; provided however, that if, under the priorities indicated above, LIBOR for a Distribution Date would be based on LIBOR for the previous Payment Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index over which the Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

            Reference Banks: Barclays Bank PLC, National Westminster Bank and Abbey National PLC.

            Regular Certificates: As specified in the Preliminary Statement.

            Released Loan: Any Charged Off Loan that is released by Wilshire to the Class X-2 Certificateholders pursuant to Section 3.11(a), generally on the date that is six months after the date on which Wilshire begins using Wilshire Special Servicing on such Charged Off Loans. Any Released Loan will no longer be an asset of any REMIC or the Trust Fund.

            Relief Act: The Servicemembers Civil Relief Act or any similar state law or regulation.

            Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest or principal collectible thereon (attributable to any previous month) as a result of the application of the Relief Act or similar state law or regulation, the amount, if any, by which (i) interest and/or principal collectible on such

Mortgage Loan for the most recently ended calendar month is less than (ii) interest and/or principal accrued thereon for such month pursuant to the Mortgage Note.

            REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

            REMIC 1: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement (other than any Prepayment Premiums), together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Mortgage Pool Insurance Policy, (iv) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, including the Primary Insurance Policy, required to be maintained pursuant to this Agreement and any proceeds thereof and (v) the Collection Account and the Certificate Account (subject to the last sentence of this definition) and such assets that are deposited therein from time to time and any investments thereof. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Interest Rate Cap Account.

            REMIC 1 Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass- Through Rate for REMIC 1 Regular Interest LT-AA minus the Marker Rate, divided by (b) 12.

            REMIC 1 Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Stated Principal Balances of the Mortgage Loans minus (ii) the aggregate Uncertificated Principal Balances of REMIC 1 Regular Interests LT-A-1, LT-A-2, LT-A-3, LT-A-4, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-B, LT-R, LT-RL and LT-P, in each case as of such date of determination.

            REMIC 1 Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 1 Regular Interests LT-A-1, LT- A-2, LT-A-3, LT-A-4, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-B, and LT-P
and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 1 Regular Interests LT-A-1, LT-A-2, LT-A-3, LT-A-4, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-B, and LT-P and MT-ZZ.

            REMIC 1 Regular Interest LT-AA: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-A-1: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-A-1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-A-2: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-A-2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-A-3: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-A-3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-A-4: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-A-4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-M-1: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-M-1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-M-2: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-M-2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-M-3: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-M-3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-M-4: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-M-4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-M-5: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-M-5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-B: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-B shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-R: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest MT-B-2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-P: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-P shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT-ZZ shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 1 Regular Interest LT-ZZ Maximum Interest Deferral Amount:
With respect to any Distribution Date, the excess of (i) Uncertificated Accrued Interest calculated with the REMIC 1 Regular Interest LT-ZZ Uncertificated REMIC 1 Pass-Through Rate and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-ZZ over (y) the REMIC 1 Overcollateralized Amount, in each case for such Distribution Date, over (ii) the sum of Uncertificated Accrued Interest on REMIC 1 Regular Interest LT-A-1 through REMIC 1 Regular Interest LT-B, with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation.

            REMIC 1 Regular Interests: REMIC 1 Regular Interests LT-A-1, LT-A-2, LT-A-3, LT-A-4, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-B, LT-R, LT-P and LT-ZZ.

            REMIC 1 Targeted Overcollateralization Amount: 1% of the Targeted Overcollateralization Amount.

            REMIC 2: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in the trust to the Trustee, for the benefit of the Holders of the REMIC 2 Regular Interests and Class A-R Certificates (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

            REMIC 2 Regular Interests: REMIC 2 Regular Interests MT-A-1, MT-A-2, MT- A-3, MT-A-4, MT-M-1, MT-M-2, MT-M-3, MT-M-4, MT-M-5, MT-B, MT-X-1, MT-P and
MT-R.

            REMIC 2 Regular Interest MT-A-1: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-A-2: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-A-3: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A-3 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-A-4: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-A-4 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-M-1: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-M-2: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M-2 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-M-3: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M-3 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-M-4: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M-4 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-M-5: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-M-5 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-B: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-B shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-X-1: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-X-1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-P: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-P shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC 2 Regular Interest MT-R: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MT-R shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

            REMIC Regular Interests: The REMIC 1 Regular Interests, REMIC 2 Regular Interests and Regular Certificates.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan and, for the avoidance of doubt, following the satisfaction of any related First Mortgage Loan.

            Repurchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased at the option of the Mortgage Pool Insurer or the Majority in Interest Holder of the Class X-2 Certificates pursuant to this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders, (iii) any unreimbursed Servicing Advances and (iv) with respect to the Seller only, any costs and damages actually incurred and paid by or on behalf of the Trust (including, but not limited to late fees) in connection with any breach of the representation and warranty set forth in clause (xx) of Schedule IV hereto as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit M.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Rolling Three Month Delinquency Rate: For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

            SAIF: The Savings Association Insurance Fund, or any successor thereto.

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 55 Water Street, New York, New York 10004, Attention:
Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Servicer and the Trustee.

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note, as reduced by any Relief Act Reductions.

            Second Mortgage Loan: A Mortgage Loan that is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.

            Securities Act: The Securities Act of 1933, as amended.

            Seller: DLJ Mortgage Capital, Inc.

            Senior Certificates: As specified in the Preliminary Statement.

            Senior Enhancement Percentage: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates and the

Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

            Senior Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class P, Class A-R and Class A-RL Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 47.21% and
(ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

            Servicer: Wilshire or its successors in interest, or any successor servicer appointed as provided herein.

            Servicer Employee: As defined in Section 3.18.

            Servicer Cash Remittance Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

            Servicer Data Remittance Date: With respect to each Distribution Date, the second Business Day immediately following the 15th day of the month of such Distribution Date.

            Servicing Advance: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys' fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System; (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services); (iv) any expenses incurred by the Servicer in connection with obtaining an environmental inspection or review pursuant to Section 3.11(a)(v) and (vi); (v) compliance with the obligations under Section 3.01, 3.09 and 3.11(b); (vi) the cost of obtaining any broker's price opinion in accordance with Section 3.11 hereof; (vii) the costs of obtaining an Opinion of Counsel pursuant to Section 3.11(c) hereof; (viii) expenses incurred in connection with any instrument of satisfaction or deed of reconveyance as described in Section 3.12 hereof; and (ix) expenses incurred in connection with the recordation of Assignments of Mortgage.

            Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.05(b)(vi).

            Servicing Fee Rate: As to each Mortgage Loan, 0.50% per annum.

            Servicing Officer: With respect to the Servicer, any officer of that Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Significant Net Recoveries: With respect to a defaulted Mortgage Loan, a determination by the Servicer that either (A) the potential Net Recoveries are anticipated to be greater than or equal to the sum of (i) the Stated Principal Balance of the senior lien on the related Mortgaged Property and (ii) $10,000 or (B) the related Mortgagor has shown a willingness and ability to pay over the previous six months.

            Startup Day: July 29, 2004.

            Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor; provided, however, for purposes of calculating the Servicing Fee and the Trustee Fee, the Stated Principal Balance of any REO will be the unpaid principal balance immediately prior to foreclosure.

            Stepdown Date: The date occurring on the later of (x) the Distribution Date in August 2007 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 52.79%.

            Subordinate Certificates: As specified in the Preliminary Statement.

            Subservicer: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

            Subservicing Agreement: An agreement between the Servicer and a Subservicer for the servicing of the Mortgage Loans.

            Substitution Adjustment Amount: As defined in Section 2.03.

            Targeted Overcollateralization Amount: For any Distribution Date prior to the Stepdown Date, 3.00% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of
(a) 6.00% of the Aggregate Loan Balance for such Distribution Date, or (b) 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. Upon (x) written direction by the Majority in Interest Holder of the Class X-1 Certificates and
(y) the issuance by an affiliate of the Depositor of a credit enhancement contract in favor of REMIC 1 which is satisfactory to the Rating Agencies and
(z) receipt by the Trustee of an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the Majority in Interest Holder of the Class X-1 Certificates, to the effect that such credit enhancement contract will not cause the imposition of any federal tax on the Trust Fund or the Certificateholders or cause REMIC 1, REMIC 2 or REMIC 3to fail to qualify as a REMIC at any time that any Certificates are outstanding, the Targeted Overcollateralization Amount shall be reduced to the level approved by the Rating Agencies and the Mortgage Pool Insurer as a result of such credit enhancement contract. Any credit enhancement contract referred to in the previous sentence shall be collateralized by cash or mortgage loans, provided that (i) the aggregate Stated Principal Balance of the mortgage loans collateralizing any such credit enhancement contract shall not be less than the excess, if any, of (x) the initial Targeted Overcollateralization Amount over
(y) the then-current Overcollateralization Amount and (ii) the issuance of any credit enhancement contract supported by mortgage loans shall not result in a downgrading of the ratings assigned by the Rating Agencies.

            Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Trigger Event: A Trigger Event will be in effect for any Distribution Date on or after the Stepdown Date if (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 16.50% of the Senior Enhancement Percentage for such Distribution Date or (ii) a Cumulative Loss Event is occurring. The Trigger Event may be amended by the parties hereto in the future with the consent of the Rating Agencies and the Mortgage Pool Insurer.

            Trust Collateral: As defined in Section 9.01.

            Trust Fund: Collectively, the assets of REMIC 1, REMIC 2, REMIC 3, the Interest Rate Cap Agreement and the Interest Rate Cap Account.

            Trustee: JPMorgan Chase Bank and its successors and, if a successor trustee is appointed hereunder, such successor.

            Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

            Trustee Fee Rate: With respect to any Distribution Date, 0.0100% per annum.

            Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass- Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Reductions (allocated to such REMIC Regular Interests based on the priorities set forth in Section 1.03).

            Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05(b) , and the Uncertificated Principal Balance of REMIC 2 Regular Interest MTI-ZZ shall be increased by interest deferrals as provided in Section 4.07. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

            Uncertificated REMIC 1 Pass-Through Rate: For any Distribution Date, with respect to each REMIC 1 Regular Interest, the Net WAC Rate.

For any Distribution Date, with respect to each REMIC 2 Regular Interest (other than REMIC 2 Regular Interest MT-X-1), the weighted average of the REMIC 1 Regular Interests minus, in the case of each such REMIC I Regular Interest, the Minimum Excess Spread Amount, weighted on the basis of the respective principal balance of each such REMIC I Regular Interest as of the beginning of the Due Period immediately preceding the related Distribution Date.

With respect to REMIC 2 Regular Interest MT-X-1 and any Distribution Date, a per annum rate equal to a percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (M) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT-AA, REMIC 1 Regular Interest LT-A-1, REMIC 1 Regular Interest LT-A-2, REMIC 1 Regular Interest LT-A-3, REMIC 1 Regular Interest LT-A-4, REMIC 1 Regular Interest LT-M-1, REMIC 1 Regular Interest LT-M-2, REMIC 1 Regular Interest LT-M-3, REMIC 1 Regular Interest LT-M-4, REMIC 1 Regular Interest LT-M-5, REMIC 1 Regular Interest LT-B, REMIC 1 Regular Interest LT-P and REMIC 1 Regular Interest LT-ZZ. For purposes of calculating the Pass-Through Rate for the REMIC 2 Regular Interest LT-X-1, the numerator is equal to the sum of the following components:

            (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-AA;

            (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-A-1;

            (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-A-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-A-2;

            (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-A-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-A-3;

            (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-A-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-A-4;

            (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT-M-1;

            (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M-2;

            (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M-3;

            (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M-4;

            (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-M-5;

            (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-B;

            (L) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-P minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-P;

            (M) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT-ZZ.

            United States Person: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class A-R Certificates and Class A-RL Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

            Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 93% of all Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates. The portion of such 97% Voting Rights allocated to the Class A-1, Class A-2, Class A- 3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding. The Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4, Class P, Class M-1-IO and Class X-1 Certificates shall each be allocated 1% of the Voting Rights. Voting Rights shall be allocated among the Certificates within each such Class (other than the Class P Certificates and Class X-1 Certificates, which each have only one certificate) in accordance with their respective Percentage Interests. The Class X-2, Class A-R and Class A-RL Certificates shall have no Voting Rights.

            Wilshire: Wilshire Credit Corporation.

            Wilshire Special Servicing: With regard to any Charged Off Loans, the servicing of such Charged Off Loans using specialized collection procedures (including foreclosure, if appropriate) to maximize recoveries.

            SECTION 1.02 Interest Calculations.

            The calculation of the Trustee Fee, the Servicing Fee, the Credit Risk Manager Fee, the Mortgage Pool Insurer Fee and interest on the Class A-1, Class A-3, Class A-4, A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4, Class P, Class A-R, Class A-RL, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-1-IO, Class B and Class X-1 Certificates and on the related Uncertificated Interests shall be made on the basis of a 360-day year consisting of twelve 30-day months. The calculation of interest on the A-2 Certificates and the related Uncertificated Interests shall be made on the basis of a 360-day year and the actual number of days elapsed in the related

Interest Accrual Period. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

            SECTION 1.03 Allocation of Certain Interest Shortfalls.

            For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated first to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT-AA and REMIC 1 Regular Interest LT-ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter any remaining Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated among REMIC 1 Regular Interests LT- AA, LT-A-1, LT-A-2, LT-A-3, LT-A-4, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-B,
LT- ZZ, LT-P and LT-R, pro rata based on, and to the extent of, Uncertificated Accrued Interest, as calculated without application of this sentence.

            For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated in the same priority, and to the same extent, as that allocated to the Corresponding Certificates.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            SECTION 2.01 Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all (i) the right, title and interest of the Depositor (which does not include servicing rights) in and to each Mortgage Loan, including all interest and principal received or receivable on or with respect to such Mortgage Loans after the Cut-off Date and all interest and principal payments on the Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date (other than the rights of the Servicer to service the Mortgage Loans in accordance with this Agreement), (ii) the Depositor's rights under the Assignment Agreement and (iii) all proceeds of any of the foregoing. In addition, on or prior to the Closing Date, the Depositor shall cause the Mortgage Pool Insurer to deliver the Mortgage Pool Insurance Policy to the Trustee. In addition, on or prior to the Closing Date, the Depositor shall cause the Interest Rate Cap Agreement Counterparty to enter into the Interest Rate Cap Agreement with the Trustee, and the Depositor shall pay or cause to be paid on behalf of the Trust the payments owed to the Interest Rate Cap Agreement Counterparty as of the Closing Date under the Interest Rate Cap Agreement.

            (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or its designated agent, the Custodian, for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

            (i) the original Mortgage Note of the Mortgagor in the name of the Trustee or endorsed "Pay to the order of ________________ without recourse" and signed in the name of the last named endorsee by an authorized officer, together with all intervening endorsements showing a complete chain of endorsements from the originator of the related Mortgage Loan to the last endorsee or with respect to any Lost Mortgage Note (as such term is defined in the Pooling and Servicing Agreement), a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

            (ii) for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

            (iii) for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, in blank, which assignment appears to be in form and substance acceptable for recording and, in the event that the related Seller acquired the Mortgage Loan in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]", and in the event that the Mortgage Loan was acquired or originated by the related Seller while doing business under another name, the assignment must be by "[Seller], formerly known as [previous name]";

            (iv) for each Mortgage Loan, at any time that such Mortgage Loan is not a MERS Mortgage Loan, the originals of all intervening Assignments of Mortgage not included in (iii) above showing a complete chain of assignment from the originator of such Mortgage Loan to the Person assigning the Mortgage to the Trustee, including any warehousing assignment, with evidence of recording on each such Assignment of Mortgage (or, in lieu of the original of any such intervening assignment, a duplicate or conformed copy of such intervening assignment together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

            (v) an original of any related security agreement (if such item is a document separate from the Mortgage) and the originals of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan to the last assignee;

            (vi) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the last assignee in blank;

            (vii) the originals of any assumption, modification, extension or guaranty agreement with evidence of recording thereon, if applicable (or, in lieu of the original of any such agreement, a duplicate or conformed copy of such agreement together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or a certification or receipt of the recording authority evidencing the same;

            (viii) if the Mortgage Note or Mortgage or any other document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required, in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and complete copy(ies)of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same; and

            (ix) in the case of the First Mortgage Loans, the original mortgage title insurance policy, or if such mortgage title insurance policy has not yet been issued, an original or copy of a marked-up written commitment or a pro forma title insurance policy marked as binding and countersigned by the title insurance company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter.

            In the event the Seller delivers to the Trustee certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Trustee, within 60 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

            In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (a) or
(b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and in the case of clause (c) above, if such lender's title policy is received by the Depositor, upon receipt thereof.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee shall (at the Seller's expense) (i) affix the Trustee's name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee has not received the information required to prepare such assignment in recordable form, the Trustee's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded (a) any assignment referred to in clause (iii) above which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered to the Trustee (at the Depositor's expense, provided such expense has been previously approved by the Depositor in writing) within 180 days of the Closing Date, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns.

            In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Depositor further agrees that it will cause, at the Depositor's own expense, on or prior to the Closing Date, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files
(a) the code "[IDENTIFY TRUSTEE SPECIFIC CODE]" in the field "[IDENTIFY THE FIELD NAME FOR TRUSTEE]" which identifies the Trustee and (b) the code "[IDENTIFY SERIES SPECIFIC CODE NUMBER]" in the field "Pool Field" which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit the Servicer to, and the Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            (c) The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.01, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.

            (d) It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this
Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property;
(c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (e) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

            SECTION 2.02 Acceptance by the Trustee.

            The Trustee acknowledges receipt by the Custodian of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that the Custodian on its behalf hold and will hold the documents delivered to the Custodian constituting the Mortgage Files, and that it or the Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession through the Custodian of the Mortgage Notes in the State of Texas or the State of Illinois, as directed by the Seller, unless otherwise permitted by the Rating Agencies.

            The Custodian is required under the Custodial Agreement to execute and deliver on the Closing Date to the Depositor, the Seller, the Trustee and the Servicer an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, pursuant to the Custodial Agreement, the Custodian will acknowledge that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

            Not later than 90 days after the Closing Date, the Custodian is required to deliver to the Depositor, the Seller, the Trustee and the Servicer a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

            If, in the course of such review, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01, pursuant to the Custodial Agreement, the Custodian will list such as an exception in the Final Certification; provided, however, that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

            The Seller shall promptly correct or cure such defect within 120 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 120 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or repurchase occur more than 540 days from the Closing Date, except that if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then such substitution or repurchase shall occur within 720 days from the Closing Date; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee's failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Trustee's failure to record such Assignment of Mortgage. The Trustee shall deliver written notice to each Rating Agency within 360 days from the Closing Date indicating each Mortgage Loan (a) the Assignment of Mortgage which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the Assignment of Mortgage for the related Mortgage Loan is returned to the Trustee or the dispute as to location or status has been resolved. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations.

            It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

            The Trustee shall pay to the Custodian from time to time reasonable compensation for all services rendered by it hereunder or under the Custodial Agreement, and the Trustee shall pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement or the Custodial Agreement, except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            SECTION 2.03 Representations and Warranties of the Seller and Servicer.

            (a) The Seller hereby makes the representations and warranties applicable to it set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

            (b) Wilshire, in its capacity as Servicer, hereby makes the representations and warranties applicable to it set forth in Schedule IIIA hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

            (c) Wilshire, in its capacity as Servicer, will use its reasonable efforts to become a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

            (d) The Seller hereby makes the representations and warranties set forth in Schedule IV as applicable hereto, and by this reference incorporated herein, to the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

            (e) Upon discovery by any of the parties hereto or by the Mortgage Pool Insurer of a breach of a representation or warranty made pursuant to
Section 2.03(e) that materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 120 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(e) which materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in any Mortgage Loan sold by the Seller to the Depositor, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 120-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan from the Trustee at the Repurchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the Trustee for any actual out-of-pocket expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section which are made to the best of a Seller's knowledge if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(e) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the sum of (i) the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans and (ii) any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule III
(xx) as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan shall be deposited in the Certificate Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

            In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the Certificate Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            SECTION 2.04 Representations and Warranties of the Depositor as to
                         the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.

            SECTION 2.05 Delivery of Opinion of Counsel in Connection with
                         Substitutions.

            Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 120 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or

(ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            SECTION 2.06 Execution and Delivery of Certificates.

            The Trustee (or the Custodian) acknowledges receipt of the items described in Section 2.02 of this Agreement and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

            SECTION 2.07 REMIC Matters.

            The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The REMIC 1 Regular Interests shall be designated as the "regular interests" in REMIC 1. The REMIC 2 Regular Interests shall be designated as the "regular interests" in REMIC 2. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO-1, Class A-IO-2, Class A-IO-3, Class A-IO-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-1-IO, Class B, Class P and Class X-1 Certificates shall be designated as the "regular interests" in REMIC 3. The Class A-RL Certificates will constitute the sole class of residual interests in REMIC 1 and the Class A-R Certificates will represent beneficial ownership of two residual interests, Class R-2 Interest and Class R-3 Interest, each of which will constitute the sole class of residual interests in each of REMIC 2 and REMIC 3, respectively. The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC 1, REMIC 2 or REMIC 3 other than the Certificates, the REMIC 1 Regular Interests or the REMIC 2 Regular Interests. The "tax matters person" with respect to each of REMIC 1, REMIC 2 and REMIC 3 shall be the Holder of the Class A-R Certificate and Class A-RL Certificate at any time holding the largest Percentage Interest thereof in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The fiscal year for each REMIC shall be the calendar year. In addition, the Class X-1 Certificateholders shall be deemed to have entered into a contractual arrangement with the Class A-R Certificateholders or Class A-RL Certificateholders whereby the Class A-R Certificateholders or Class A-RL Certificateholders agree to pay to the Class X-1 Certificateholders on each Distribution Date amounts that would, in the absence of such contractual agreement, be distributable with respect to the residual interest in REMIC 1, REMIC 2 and REMIC 3 pursuant to Section 4.02(b)(iv)(L) (which amounts are expected to be zero).

            SECTION 2.08 Covenants of the Servicer.

            The Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the Mortgage Pool Insurer as set forth in the Mortgage Pool Insurance Policy.

            The Servicer hereby covenants to the Depositor and the Trustee that no written information, certificate of an officer, statement furnished in writing or written report prepared by the Servicer and delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

            SECTION 2.09 Conveyance of REMIC Regular Interests and Acceptance of
                         REMIC 1, REMIC 2 and REMIC 3 by the Trustee; Issuance of Certificates.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the Holder of the REMIC 2 Regular Interests and the Holders of the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 2 Regular Interests and Holder of the Class R-2 Interest. The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

            (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the Holder of the Regular Certificates and the Class R-3 Interest. The Trustee acknowledges receipt of the REMIC 2 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates and the Class R-3 Interest. The interests evidenced by the Class R-3 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 3.

            (c) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-3 Interest) the entire beneficial ownership interest in REMIC 3.

            (d) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class A-RL Certificates) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and Section 2.09(a); and (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(b); and (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual

Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(c) the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class A-RL Certificates and the Class A-R Certificates in authorized denominations evidencing the Class R-2 Interest and the Class R-3 Interest.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            SECTION 3.01 Servicer to Service Mortgage Loans.

            For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement, with Accepted Servicing Practices and in accordance with the Radian Guidelines (to the extent such Radian Guidelines are not inconsistent with the terms of this Agreement). Notwithstanding anything in this Agreement, any Servicing Agreement or any Credit Risk Management Agreement to the contrary, the Servicer shall have no duty or obligation to enforce the Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager under the Credit Risk Management Agreement with respect to any action taken or not taken by the Servicer pursuant to a recommendation of the Credit Risk Manager. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is materially inconsistent with or materially prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement unless such action is specifically called for by the terms hereof. The Trustee will provide a limited power of attorney to the Servicer, prepared by the Servicer and reasonably acceptable to the Trustee, to permit the Servicer to act on behalf of the Trustee under this Agreement. The Servicer hereby indemnifies the Trustee for all costs and expenses incurred by the Trustee in connection with the negligent or willful misuse of such power of attorney. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Servicer further is hereby authorized and empowered in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be reimbursable by the Trust Fund to the Servicer. Notwithstanding the foregoing, subject to Section 3.05(a), the Servicer shall not make or permit any modification, waiver or amendment of any

Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.10 hereof) which would cause any of REMIC 1 , REMIC 2 or REMIC 3 to fail to qualify as a REMIC. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents and a written request signed by an authorized officer, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on any Mortgaged Property (to the extent the Servicer has been notified that such taxes or assessments have not paid by the related Mortgagor or the owner or the servicer of the related First Mortgage Loan), which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08; provided, however, that the Servicer shall be required to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds, or otherwise out of the proceeds of the related Mortgage Loan; and provided, further, that such payments shall be advanced within such time period required to avoid the loss of the Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            Subject to the provisions of the first paragraph of this Section, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer a power of attorney, to be completed in the form of Exhibit AA hereto, to carry out such duties. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

            If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

            (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

            (ii) the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

            (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

            With respect to the Mortgage Loans, the Servicer agrees that, with respect to the Mortgagors of such Mortgage Loans, the Servicer shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

            SECTION 3.02 Subservicing; Enforcement of the Obligations of
                         Subservicers.

            (a) The Mortgage Loans may be subserviced by a Subservicer on behalf of the Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is an approved Fannie Mae or Freddie Mac seller/servicer in good standing. The Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of the Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Servicer. The Servicer shall pay all fees and expenses of any Subservicer engaged by the Servicer from its own funds.

            Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an "Outsourcer") that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of the Servicer's obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer. In such event, the use by the Servicer of any such Outsourcer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Outsourcer from the Servicer's own funds.

            (b) At the cost and expense of the Servicer, without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the applicable Collection Account, the Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, the Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from the Servicer's own funds without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the Collection Account.

            (c) Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and its Subservicer, the Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, no Servicer shall be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. The Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of the Servicer or Outsourcer, as applicable, by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer or Outsourcer, as applicable, regardless of whether such payments are remitted by the Subservicer or Outsourcer, as applicable, to the Servicer.

            Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or an Outsourcer shall be deemed to be between the Subservicer or an Outsourcer, and the Servicer alone, and the Depositor, the Trustee and the other Servicer shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor and Trustee or the Trust Fund to pay a Subservicer's fees and expenses.

            SECTION 3.03 [Reserved].

            SECTION 3.04 Trustee to Act as Servicer.

            (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law or (iii) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof.

            The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by the Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

            (b) [reserved]

            SECTION 3.05 Collection of Mortgage Loans; Collection Accounts;
                         Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidated Mortgage Loans, the Servicer shall proceed in accordance with the customary and usual standards of practice of prudent mortgage loan servicers to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and, consistent with such standard, with respect to Mortgage Loans for which the Servicer collects escrow payments, shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the terms of this Agreement, the Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable; and that no such modification shall reduce the interest rate on a Mortgage Loan below the rate at which the Servicing Fee with respect to such Mortgage Loan accrues and provided, further, that any such waiver, modification, postponement or indulgence granted to a Mortgagor by the Servicer in connection with its servicing of the related First Mortgage Loan shall not be considered relevant to a determination of whether the Servicer has acted consistently with the terms and standards of this Agreement, so long as in the Servicer's determination such action is not materially adverse to the interests of the Certificateholders. Notwithstanding anything to the contrary in this paragraph, no such modification will be granted without the prior consent of the Mortgage Pool Insurer if so required in the Mortgage Pool Insurance Policy. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled "[Servicer's name], in trust for the Holders of First Franklin Mortgage Loan Trust 2204-FFB, Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB" or, if established and maintained by a Subservicer on behalf of the Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools". Each Collection Account shall be an Eligible Account. Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in a Collection Account may be drawn on by the applicable Servicer in accordance with Section 3.08.

            The Servicer shall deposit in the Collection Account within two Business Days of receipt and retain therein, the following collections remitted by Subservicers or payments received by the Servicer and payments made by the Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

            (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the related Servicing Fee Rate;

            (iii) all Liquidation Proceeds on the Mortgage Loans;

            (iv) all Insurance Proceeds (other than any proceeds from the Mortgage Pool Insurance Policy) on the Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with
      Section 3.09);

            (v) all Advances made by the Servicer pursuant to Section 4.01;

            (vi) with respect to each Principal Prepayment on the Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period. The aggregate of such deposits shall be made from the Servicer's own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Mortgage Loans and that Distribution Date;

            (vii) any amounts required to be deposited by the Servicer in respect of net monthly income from REO Property pursuant to Section 3.11; and

            (viii) any other amounts required to be deposited hereunder including all collected Prepayment Charges.

            The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, the Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the applicable Servicing Fee. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

            (c) On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.08(viii);

            (ii) any amount deposited by the Trustee pursuant to Section 3.05(e) in connection with any losses on Eligible Investments;

            (iii) any proceeds received from the Mortgage Pool Insurance Policy and any recoveries received by the Mortgage Pool Insurer (pursuant to Section 4.12) on any Mortgage Loan not purchased by the Mortgage Pool Insurer pursuant to Section 3.11(g) (net of amounts reimbursable to the Mortgage Pool Insurer for claims previously paid by the Mortgage Pool Insurer on the related Mortgage Loans);

            (iv) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            In the event that the Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer.

            (d) Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the Servicer (in the case of a Collection Account) or the Trustee (in the case of the Certificate Account), in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the second Business Day immediately preceding the related Distribution Date and (ii) in the case of the Certificate Account, the Business Day immediately preceding the Distribution Date and, in each case, shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Certificate Account.

            (e) The Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof. The Trustee shall give notice to the Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

            SECTION 3.06 Establishment of and Deposits to Escrow Accounts;
                         Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "First Franklin Mortgage Loan Trust 2004-FFB, Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB" or, if established and maintained by a Subservicer on behalf of the Servicer, "[Subservicer's name], in trust for [Servicer's name]" or "[Subservicer's name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer's name], its successors and assigns, for various owners of interest in [Servicer's name] mortgage-backed pools". The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06(b). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit P-1 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit P-2 hereto, in the case of an account held by a depository other than the Servicer. A copy of such certification shall be furnished to the Depositor and Trustee.

            (b) The Servicer shall deposit in its Escrow Account or Accounts on a daily basis within one Business Day of receipt and retain therein:

            (i) all Escrow Payments collected on account of the related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

            (ii) all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

            The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06(c). The Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

            (c) Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

            (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

            (ii) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to this Agreement with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

            (iv) for transfer to the related Collection Account to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

            (v) for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in Section 3.09;

            (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

            (vii) to clear and terminate such Escrow Account on the termination of this Agreement.

            SECTION 3.07 Access to Certain Documentation and Information
                         Regarding the Mortgage Loans; Inspections.

            (a) The Servicer shall afford the Depositor, the Trustee and the Mortgage Pool Insurer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            (b) The Servicer shall inspect the Mortgaged Properties as often as deemed necessary by the Servicer in the Servicer's sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written or electronic report of each such inspection.

            SECTION 3.08 Permitted Withdrawals from the Collection Accounts and
                         Certificate Account.

            The Servicer may (and in the case of clause (viii) below, shall) from time to time make withdrawals from the related Collection Account for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO Property and proceeds of any purchase or repurchase of the related Mortgage Loan, to the extent received by the Servicer);

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made from collections or proceeds of any of the Mortgage Loans;

            (iv) to reimburse the Servicer for (A) unreimbursed Servicing Advances, the Servicer's right to reimbursement pursuant to this clause
      (A) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO Property and proceeds of any purchase or repurchase of the related Mortgage Loan with respect to such

      Mortgage Loan) respecting which any such advance was made, (B) for unpaid Servicing Fees as provided in Section 3.11;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
      Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

            (vii) to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

            (viii) on or prior to the Servicer Cash Remittance Date, to withdraw an amount equal to the Available Funds plus any related Expense Fees (other than the Servicing Fee) for such Distribution Date and any Prepayment Charges received in respect of the Mortgage Loans, subject to the collection of funds included in the definition of "Available Funds" and remit such amount to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan basis for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv) and (v). Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

            The Trustee shall withdraw funds from the Certificate Account for distributions to the Certificateholders, the Mortgage Pool Insurer and the Credit Risk Manager, if applicable, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any investment income earned for the related Distribution Date;

            (ii) to withdraw and return to the applicable Servicer for deposit to the Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iii) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

            SECTION 3.09 Maintenance of Hazard Insurance and Mortgage Impairment
                         Insurance; Claims; Restoration of Mortgaged Property.

            The Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, which policy shall provide coverage in an amount equal to the amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming co-insurer. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan (for the avoidance of doubt, remaining after application of any such amounts to any related First Mortgage Loan) shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.08. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a standard hazard insurance policy, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause which is in excess of a deductible under a standard hazard insurance policy, such amount to be deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

            Pursuant to Section 3.05, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08). Any costs incurred by the Servicer in maintaining such insurance shall be recoverable by the Servicer as a Servicing Advance out of payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds. Notwithstanding anything to the contrary in this paragraph, the Servicer shall be required to pay the costs of maintaining any insurance contemplated by this Section 3.09 only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable.

            The Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance
Proceeds:

            (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

            (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds in the related Escrow Account, if any.

            If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

            SECTION 3.10 Enforcement of Due-on-Sale Clauses; Assumption
                         Agreements.

            The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any or, if consistent with Accepted Servicing Practices, the Servicer believes the collections and other recoveries in respect of such Mortgage Loans could reasonably be expected to be maximized if the Mortgage Loan were not accelerated.

            If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or, if any of the other conditions set forth in the last sentence of the preceding paragraph apply, the Servicer shall, with the prior written consent of the Mortgage Pool Insurer, enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

            Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this Section 3.10 have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption, modification or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

            SECTION 3.11 Realization Upon Defaulted Mortgage Loans; Repurchase
                         of Certain Mortgage Loans.

            (a) (i) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, with the consent of the Mortgage Pool Insurer, whether to (i) foreclose upon the Mortgaged Properties securing such Mortgage Loans,
(ii) write off the unpaid principal balance of the Mortgage Loans as bad debt,
(iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with this Agreement. In connection with such decision, the Servicer shall take such action as (i) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) the Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trustee and Certificateholders, provided, that actions taken by the Servicer in connection with its servicing of the related First Mortgage Loan shall not be considered relevant to a determination of whether the Servicer has met the standard set forth in this clause (iii), so long as so long as in the Servicer's determination such action is not materially adverse to the interests of the Certificateholders and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy and the Mortgage Pool Insurer under the Mortgage Pool Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine in its sole discretion (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds and as provided in Section 3.08(iv)(A).

            (ii) Notwithstanding anything to the contrary contained in this Agreement, with respect to any Mortgage Loan that is one hundred five (105) days delinquent, the Servicer shall obtain a broker's price opinion with respect to the related Mortgaged Property and shall use all reasonable efforts to obtain a total indebtedness balance (including, but not limited to, unpaid principal, interest, escrows, taxes and expenses) for any related senior lien. The cost of obtaining any such broker's price opinion shall be reimbursable to the Servicer as a Servicing Advance pursuant to Section 3.08(iii) or (iv). After obtaining the related broker's price opinion, the Servicer will determine whether any Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property. If the Servicer determines that
(x) no Significant Net Recovery is possible or (y) the potential Net Recoveries are anticipated to be an amount, determined by the Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it may, at its discretion, charge off such delinquent Mortgage Loan in accordance with subsections (a)(iii) and (a)(iv) below.

            (iii) With respect to any Mortgage Loan for which a claim was not paid by the Mortgage Pool Insurer (and which was not purchased pursuant to paragraph (g) below), if the Servicer determines based on the broker's price opinion obtained under paragraph (a)(ii) above and other relevant considerations that (x) no Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property or (y) the potential Net Recoveries are anticipated to be an amount, determined by the Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it will be obligated to charge off the related Mortgage Loan at the time such Mortgage Loan becomes 210 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to any additional servicing compensation (except as described in paragraphs(a)(ii) or (a)(iv) of this Section 3.11), the Charged Off Loan will give rise to a Realized Loss, and the Servicer will follow the procedures described in paragraph (a)(iv) below. If the Servicer determines that (x) a Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the Mortgaged Property and (y) the potential Net Recoveries are anticipated to be an amount, determined by the Servicer in its good faith judgment and in light of other mitigating circumstances, that is sufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, the Servicer may continue to make Advances or Servicing Advances on the related Mortgage Loan that has become 210 days delinquent and will notify the Credit Risk Manager and the Mortgage Pool Insurer of that decision as part of its monthly data report to the Credit Risk Manager and the Mortgage Pool Insurer.

            (iv) Any Mortgage Loan that becomes a Charged Off Loan may continue to be serviced by Wilshire for the Certificateholders using Wilshire Special Servicing. Wilshire will accrue, but not be entitled to any Servicing Fees and reimbursement of expenses in connection with such Charged Off Loans, except to the extent of funds available from the aggregate amount of recoveries on all Charged Off Loans. Such aggregate recovery amounts on Charged Off Loans shall be paid to Wilshire first, as reimbursement of any outstanding and unpaid expenses, and second, as any accrued and unpaid Servicing Fees. Wilshire will only be entitled to previously accrued Servicing Fees and expenses on any such Charged Off Loans. Wilshire will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any Charged Off Loan serviced by Wilshire using Wilshire Special Servicing shall be so serviced until the Release Date described below. Any Net Recoveries on such Charged Off Loans received prior to the Release Date will be included in Available Funds.

      On the date (the "Release Date") which is no more than six months after the date on which Wilshire begins servicing any Charged Off Loans using Wilshire Special Servicing, unless specific Net Recoveries are anticipated by Wilshire on a particular Charged Off Loan following consultation with and approval by the Mortgage Pool Insurer (in which case the Release Date will be delayed until all such specific anticipated Net Recoveries are received), such Charged Off Loan will be released from the Trust Fund, will no longer be an asset of any REMIC, and will be transferred to the Class X-2 Certificateholders, without recourse, and thereafter (i) those Holders will be entitled to any amounts subsequently received in respect of any such Released Loans, (ii) the Majority in Interest Class X-2 Certificateholder may designate the Servicer to service any such Released Loan and (iii) the Majority in Interest Class X-2 Certificateholder may sell any such Released Loan to a third party; provided, however, that it shall not be necessary for Wilshire to consult with and receive the approval of the Mortgage Pool Insurer with respect to any Charged Off Loan that satisfies the following conditions: (a) the outstanding Stated Principal Balance of such Charged Off Loan is less than $50,000, (b) the Mortgagor has made no Scheduled Payments on such Charged Off Loan within the past 90 days and (c) (1) the first lien related to such Charged Off Loan has been liquidated and there are no excess proceeds to be applied toward such Charged Off Loan or (2) the first lien related to such Charged Off Loan is 120 days or more delinquent and the current loan-to-value ratio of such related first lien is greater than 85% based on a broker's price opinion dated within the past six months. Notwithstanding the previous sentence, if at any time after a Mortgage Loan has been Charged Off and prior to six months after the date on which Wilshire begins servicing such Charged Off Loan using Wilshire Special Servicing, Wilshire determines that there will not be any Net Recoveries on such Charged Off Loan under any circumstances, Wilshire may release such Charged Off Loan to the Majority in Interest Class X-2 Certificateholder in accordance with the provisions set forth in the previous sentence.

            Notwithstanding the foregoing, the procedures described above in this subsection 3.11(a)(iv) relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Majority in Interest Class X-1 Certificateholder, with the consent of Wilshire and the Mortgage Pool Insurer, which consents shall not be unreasonably withheld; provided, however, that in no event shall the Majority in Interest Class X-1 Certificateholder change the fee structure relating to Charged Off Loans in a manner that would cause fees to be paid to Wilshire other than from recoveries on Charged Off Loans.

            The Trustee shall track collections received by Wilshire on any Charged Off Loans based upon loan level data provided to the Trustee by Wilshire on each Servicer Data Remittance Date in a report in the form of Exhibit U hereto, identifying the Charged Off Loans as of the related Due Period that Wilshire will continue to service until the related Release Date using Wilshire Special Servicing. On each Distribution Date, the Trustee shall verify, based on the recovery and expense information provided by Wilshire on the Servicer Data Remittance Date, (i) the aggregate amount of accrued and unpaid Servicing Fees to be paid to Wilshire and expenses to be reimbursed to Wilshire on such Charged Off Loans as of the related Due Period and (ii) the amount of Net

Recoveries on such Charged Off Loans for such Distribution Date. The Trustee shall be entitled to rely, without independent verification, on the loan level data provided by Wilshire that identifies the recovery amounts and the outstanding and unpaid expenses on any Charged Off Loan in order to verify the amount in clause (ii) of the previous sentence. The Trustee will be responsible for independently verifying the aggregate amount of accrued and unpaid Servicing Fees described in clause (i) of the second preceding sentence to be paid to Wilshire.

            (v) Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by the Servicer. Upon completion of the inspection, the Servicer shall promptly provide the Trustee with a written report of environmental inspection.

            (vi) In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by the Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08 hereof. In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08 hereof, the Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement.

            (b) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer may rent such property, as the Servicer deems to be in the best interest of the Trustee and the Certificateholders for the period prior to the sale of such REO Property on such terms and conditions and for such periods as the Servicer deems to be in the best interest of the Trustee and the Certificateholders. The Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

            To the extent consistent with Accepted Servicing Practices, the Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above. Any costs incurred by the Servicer in maintaining such insurance shall be recoverable by the Servicer as a Servicing Advance out of payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds. Notwithstanding anything to the contrary in this paragraph, the Servicer shall be required to pay the costs of maintaining any insurance contemplated by this Section 3.11(b) only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable.

            (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Servicer shall be entitled to be reimbursed from the Collection Account, as a Servicing Advance, for any costs incurred in obtaining such Opinion of Counsel. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust

Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

            In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on the Mortgage Loan.

            (d) The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            (e) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, if applicable, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.08(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.14.

            (f) [reserved].

            (g) The Mortgage Pool Insurer, at its option, may (but is not obligated to) repurchase from the Trust Fund, any Mortgage Loan for which it has not paid a claim, regardless of whether a claim has been approved for such Mortgage Loan or a Realized Loss on such Mortgage Loan has been applied to the Deductible, and (a) that is delinquent in payment by three or more Scheduled Payments or (b) with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. If it elects to make any such repurchase, the Mortgage Pool Insurer shall repurchase such Mortgage Loan with its own funds at a price equal to the Repurchase Price for such Mortgage Loan. Any such purchase shall reduce the amount of available coverage under the Mortgage Pool Insurance Policy by the amount of such Repurchase Price and any recoveries by the Mortgage Pool Insurer on any such Mortgage Loans may be retained by the Mortgage Pool Insurer; provided, however, that any reduction in the amount of coverage under the Mortgage Pool Insurance Policy due to any repurchase pursuant to this paragraph shall be offset by any recoveries to the Mortgage Pool Insurer from such Mortgage Loans. If the Mortgage Pool Insurer does not exercise its right pursuant to this paragraph with respect to any Mortgage Loan, then the Majority in Interest Class X-2 Certificateholder may purchase any such Mortgage Loan at the Repurchase Price. The Majority in Interest Class X-2 Certificateholder may designate any servicer to service any such Mortgage Loan purchased from the Trust.

            SECTION 3.12 Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or the Custodian, as the case may be) by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit M. Upon receipt of such request, the Trustee (or the Custodian, as the case may be) shall within three Business Days release the related Mortgage File to the Servicer, and the Trustee shall within three Business Days of the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. The Servicer is authorized to cause the removal from the registration on the MERS(R) System of such Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor to the extent permitted by law and otherwise shall constitute a Servicing Advance. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee (or the Custodian, as the case may be) of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee (or the Custodian, as the case may be) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case the Servicer shall deliver to the Trustee (or the Custodian, as the case may be) a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

            If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall, if applicable, deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents (which, if acceptable by the related court, may be copies) necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            SECTION 3.13 Documents, Records and Funds in Possession of the
                         Servicer to be Held for the Trustee.

            Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien (other than the lien of a related First Mortgage Loan), security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            SECTION 3.14 Servicing Fee.

            As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Collection Account or to retain from interest payments on the related Mortgage Loans the amount of its Servicing Fee for each Mortgage Loan, less any amounts in respect of its Servicing Fee payable by the Servicer pursuant to Section 3.05(b)(vi). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the Servicer or as otherwise provided in Section 3.08.

            Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

            SECTION 3.15 Access to Certain Documentation.

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.15 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

            SECTION 3.16 Annual Statement as to Compliance.

            Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business
Day), the Servicer shall deliver to the Depositor, the Rating Agencies and the Trustee an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

            SECTION 3.17 Annual Independent Public Accountants' Servicing
                         Statement; Financial Statements.

            Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans which the Servicer is servicing, which may include the related Mortgage Loans or similar mortgage loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. In addition, the Servicer shall disclose to such firm all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards set forth in this Agreement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

            SECTION 3.18 Maintenance of Fidelity Bond and Errors and Omissions
                         Insurance.

            The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans ("Servicer Employees"). The amount of coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the coverage maintained by the Servicer in order to be acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae. Upon the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trustee.

            SECTION 3.19 Duties of the Credit Risk Manager.

            The Depositor appoints The Murrayhill Company as Credit Risk Manager. For and on behalf of the Depositor, and the Trustee, the Credit Risk Manager will provide the Depositor with reports and recommendations concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement and the Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans. Upon receipt of notice from the Mortgage Pool Insurer with respect to any claim rejected by the Mortgage Pool Insurer (the "Claims Report") under the Mortgage Pool Insurance Policy, the Credit Risk Manager shall review any such rejected claim and shall make a recommendation, based on the information provided by the Mortgage Pool Insurer, as to whether the claim was rejected due to the Servicer's failure to comply with the terms of the related Mortgage Pool Insurance Policy or the claims-filing procedures of the Mortgage Pool Insurer. The Credit Risk Manager shall promptly notify the Depositor, the Seller, the Servicer and the Trustee with written information regarding such recommendation and the basis of such recommendation along with the related Claims Report. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Depositor shall terminate the Credit Risk Manager and cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Seller, the Servicer, the Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 3.19 shall not become effective until the appointment of a successor Credit Risk Manager.

            SECTION 3.20 Limitation Upon Liability of the Credit Risk Manager.

            Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the Credit Risk Management Agreement or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Credit Risk Manager Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

            SECTION 3.21 Advance Facility.

            (a) Wilshire is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility") under which (1) Wilshire assigns or pledges to another Person (an "Advancing Person") the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by Wilshire pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before Wilshire may enter into an Advance Facility; provided, however, that the consent of the Trustee (which consent shall not be unreasonably withheld) shall be required before Wilshire may cause to be outstanding at one time more than one Advance Facility with respect to Advances or more than one Advance Facility with respect to Servicing Advances. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, Wilshire shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility. If Wilshire enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances or Servicing Advances outstanding and previously unreimbursed pursuant to this Agreement, then Wilshire may elect by providing written notice to the Trustee not to be permitted to reimburse itself for Advances and/or Servicing Advances, as applicable, pursuant to Section 3.08 of this Agreement, but following any such election Wilshire shall be required to include amounts collected that would otherwise be retained by Wilshire to reimburse it for previously unreimbursed Advances ("Advance Reimbursement Amounts") and/or previously unreimbursed Servicing Advances ("Servicing Advance Reimbursement Amounts" and together with Advance Reimbursement Amounts, "Reimbursement Amounts") (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in the remittance to the Trustee made pursuant to this Agreement to the extent of amounts on deposit in the Collection Account on the Servicer Cash Remittance Date. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in Interest Remittance Amounts or Principal Remittance Amounts or distributed to Certificateholders. Wilshire if making the election set forth herein, shall report to the Trustee the portions of the Reimbursement Amounts that consist of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts, respectively.

            (b) If Wilshire enters into an Advance Facility and makes the election set forth in Section 3.21(a), Wilshire and the related Advancing Person shall deliver to the Trustee a written notice and payment instruction (an "Advance Facility Notice"), providing the Trustee with written payment instructions as to where to remit Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Reimbursement Amount is included within the Advance Facility) on subsequent Distribution Dates. The payment instruction shall require the applicable Reimbursement Amounts to be distributed to the Advancing Person or to a trustee or custodian (an "Advance Facility Trustee") designated in the Advance Facility Notice. An Advance Facility Notice may only be terminated by the joint written direction of Wilshire and the related Advancing Person (and any related Advance Facility Trustee); provided, however, that the provisions of this Section 3.21 shall cease to be applicable when all Advances and Servicing Advances funded by an Advancing Person, and when all Advances and Servicing Advances (the rights to be reimbursed for which have been assigned or pledged to an Advancing Person), have been repaid to the related Advancing Person in full.

            (c) Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which Wilshire would be permitted to reimburse itself in accordance with
Section 3.08(ii), (iii) and (iv) hereof, assuming Wilshire had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to the provisions of Section
4.01. The Trustee shall not have any duty or liability with respect to the calculation of any Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on the Servicer's report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from Wilshire to the Trustee pursuant to Section 3.08(viii). Wilshire shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by Wilshire and the successor Servicer shall not be liable for any errors in such information.

            (d) An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in Section 3.02 hereof.

            (e) With respect to any Advance Facility pursuant to which Wilshire has made the election set forth in Section 3.21(a), the documentation establishing any Advance Facility shall require that Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first-out" (FIFO) basis. Such documentation shall also require Wilshire to provide to the related Advancing Person or Advance Facility Trustee loan-by- loan information with respect to each Reimbursement Amount distributed by the Trustee to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan. Wilshire shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by Wilshire to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

            (f) If Wilshire enters into an Advance Facility, Wilshire shall indemnify the Trustee and the Trust and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the successor Servicer or the Trustee, or failure by the successor Servicer or the Trustee to remit funds as required by
Section 3.21(b). Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Seller and Wilshire without the consent of any Certificateholder notwithstanding anything to the contrary in Section 10.01 of or elsewhere in this Agreement.

            SECTION 3.22 Maintenance of Pool Insurance Policy.

            The Servicer shall exercise its commercially reasonable efforts to maintain and keep the Mortgage Pool Insurance Policy in full force and effect until (a) each Mortgage Loan has been paid in full, liquidated or is no longer an asset of the Trust Fund or (b) the Certificates are no longer outstanding, unless coverage thereunder has been exhausted through payment of claims. The Trustee shall pay on each Distribution Date in accordance with Section 4.02(a) the Mortgage Pool Insurer Fee from amounts on deposit in the Certificate Account.

            In the event that the Mortgage Pool Insurance Policy is canceled or terminated for any reason, the Servicer shall use its commercially reasonable efforts to obtain a replacement Mortgage Pool Insurance Policy from a Qualified Insurer that is acceptable to each Rating Agency. Any such replacement policy will provide for an amount of coverage equal to the then remaining coverage amount of the Mortgage Pool Insurance Policy, provided, however, that if the premium cost of the replacement policy exceeds the premium cost of the Mortgage Pool Insurance Policy, the coverage amount of the replacement policy shall be reduced so that the premium cost therefore will not exceed 100% of the premium cost of the Mortgage Pool Insurance Policy. Alternatively, at its option, the Depositor may provide other credit enhancement acceptable to each Rating Agency, but is under no obligation to do so. In the event that the claims-paying ability rating of the Mortgage Pool Insurer is reduced to below investment grade by both of the Rating Agencies and such reduction results in a downgrading of any of the Certificates, upon receipt by the Trustee of written notice of such downgrade of the Certificates, the Mortgage Pool Insurance Policy may be canceled by the Trustee and the Mortgage Pool Insurer will not be entitled to receive any additional premium payments after the related cancellation and will not be entitled to any additional reimbursement from Available Funds for any claims that have been paid.

            In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to file, on behalf of itself, the Trustee, the Depositor and the Certificateholders claims and provide notices and other information to the Mortgage Pool Insurer in a timely fashion in accordance with the terms of the Mortgage Pool Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under the Mortgage Pool Insurance Policy respecting a related defaulted Mortgage Loan. The Servicer shall comply will all applicable terms of the Mortgage Pool Insurance Policy and the claims-filing procedures of the Mortgage Pool Insurer, to the extent necessary to avoid any adjustments to claims paid under the related Mortgage Pool Insurance Policy.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            SECTION 4.01 Advances by the Servicer.

            The Servicer shall deposit in a Collection Account an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due but not received on the related Mortgage Loans during the applicable Due Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the Servicer will not be required to advance the related balloon payment but will be required to continue to make Advances in accordance with this Section 4.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate). The Servicer's obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of the Servicer, been completely liquidated; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances; provided that the Servicer will be required to make Advances until the earlier of (i) the time at which the related Mortgage Loan becomes 150 days delinquent or (ii) the time at which the Servicer determines that such Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that the Servicer determines that any such Advances are Nonrecoverable Advances, the Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

            If an Advance is required to be made hereunder, the Servicer shall on the second Business Day immediately preceding the Distribution Date immediately following the related Determination Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by the Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and
(ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by the Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08.

            SECTION 4.02 Priorities of Distribution.

            (a) On each Distribution Date, prior to making distributions to the holders of the Certificates, the Trustee first, shall pay itself the Trustee's Fee for such Distribution Date, second, shall pay the Credit Risk Manager the Credit Risk Manager Fee and third shall remit to the Mortgage

Pool Insurer, by fund transfer from an account in the name of the Philadelphia office of the Trustee, in immediately available funds, the Mortgage Pool Insurer Fee.

            (b) With respect to the Available Funds, including any funds received from the Mortgage Pool Insurance Policy, on each Distribution Date, the Trustee shall withdraw such Available Funds from the Certificate Account and based on the information provided to it by the Servicer, apply such funds to distributions on the Certificates in the following order and priority and, in each case, to the extent of such Available Funds remaining:

            (i) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

            A. to the Senior Certificates, concurrently and pro rata, Current Interest and any Carryforward Interest, as applicable, for each such Class and such Distribution Date;

            B. to the Class M-1 Certificates and Class M-1-IO Certificates, concurrently and pro rata, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

            C. to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

            D. to the Class M-3 Certificates Current Interest and any Carryforward Interest for such Class and such Distribution Date;

            E. to the Class M-4 Certificates Current Interest and any Carryforward Interest for such Class and such Distribution Date;

            F. to the Class M-5 Certificates Current Interest and any Carryforward Interest for such Class and such Distribution Date;

            G. to the Class B Certificates, Current Interest and any Carryforward Interest for each such Class and such Distribution Date; and

            H. for application in the same manner as the Monthly Excess Cashflow for such Distribution Date as provided in clause (iv) of this Section 4.02(b), any Interest Remittance Amount remaining after application pursuant to clauses A. through G. above.

            (ii) On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

            A. commencing on the Distribution Date in August 2009, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero;

            B. first to the Class A-R Certificates and Class A-RL Certificates, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero, and then concurrently on a pro rata basis, as follows: (a) to the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero and (b) to the Class A-2, Class A-3 and Class A-4 Certificates, with the total amount under this clause (ii)(B)(b) distributed sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero;

            C. to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

            D. to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

            E. to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

            F. to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

            G. to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

            H. to the Class B Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

            I. for application in the same manner as the Monthly Excess Cashflow for such Distribution Date, as provided in clause
                  (iv) of this Section 4.02(b), any Principal Payment Amount remaining after application pursuant to clauses A. through H. above.

            (iii) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

            A. commencing on the Distribution Date in August 2009 or thereafter, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero;

            B. to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Senior Principal Payment Amount for such Distribution Date, allocated concurrently on a pro rata basis, as follows: (a) to the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero and (b) to the Class A-2, Class A-3 and Class A-4 Certificates, with the total amount under this clause (iii)(B)(b) distributed sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero;

            C. to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

            D. to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

            E. to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

            F. to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

            G. to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

            H. to the Class B Certificates, the Class B Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

            I. for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in clause (iv) of this Section 4.02(b), any Principal Payment Amount remaining after application pursuant to clauses A. through H. above.

            (iv) On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

            A. an amount equal to the aggregate Realized Losses on the Mortgage Loans incurred during the related Collection Period, such amount to be added to the Principal Payment Amount and distributed as set forth above in Section 4.02(b)(ii) and
                  (iii) (any such amount, an "Excess Cashflow Loss Payment");

            B. if there are no outstanding Deferred Amounts for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates, to the Mortgage Pool Insurer, in an amount equal to any claim amount previously paid under the Mortgage Pool Insurance Policy that remains unreimbursed;

            C.    (I)   except for the first Distribution Date, until the
                        Overcollateralization Amount equals the Targeted
                        Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to fund any principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class
                        A-R, Class A-RL, Class P, Class M-1, Class M-2, Class
                        M-3, Class M-4, Class M-5 and Class B Certificates required to be made on such Distribution Date set forth above in clause (ii) above, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein.

                  (II) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class B Certificates required to be made on such Distribution Date set forth above in clause
                        (iii) above, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

            D. to the Class M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class;

            E. to the Class M-2 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class;

            F. to the Class M-3 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class;

            G. to the Class M-4 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class;

            H. to the Class M-5 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class;

            I. to the Class B Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class;

            J. to the Mortgage Pool Insurer, in an amount equal to any claim amount previously paid under the Mortgage Pool Insurance Policy that remains unreimbursed;

            K. to the Class X-1 Certificate, the Class X-1 Distributable Amount for such Distribution Date reduced by amounts distributed pursuant to clause H of Section 4.02(b)(i) for such Distribution Date, the amount of any Overcollateralization Release Amount for such Distribution Date and, for any Distribution Date on or after which the aggregate Class Principal Balance of the Regular Certificates has been reduced to zero, the Overcollateralization Amount; and

            L. to the Class A-R Certificate or Class A-RL Certificate, as applicable, any remaining amount; provided, however that any amount that would be distributable pursuant to this priority
                  (L) shall not be paid with respect to the Class A-R Certificate or Class A-RL Certificates, as applicable, but shall be paid instead with respect to the Class X-1 Certificates pursuant to a contract that exists under this Agreement between the Class A-R Certificateholders or Class A-RL Certificateholders and the Class X-1 Certificateholders.

            (v) On each Distribution Date, the Trustee shall distribute to the Holder of the Class P Certificate, the aggregate of all Prepayment Charges collected during the preceding Prepayment Period.

            (vi) On the first Distribution Date only, the Trustee shall distribute the Monthly Excess Cashflow for such date to the Class X-1 Certificate.

            (vii) On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Net Recoveries included in the Available Funds for such Distribution Date shall be applied to increase the Class Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. An amount equal to the amount of any remaining Net Recoveries shall be applied to increase the Class Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Class Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

            SECTION 4.03 [Reserved]

            SECTION 4.04 [Reserved]

            SECTION 4.05 Allocation of Realized Losses.

            On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount, if any, for such Distribution Date. The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero. Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

            All Realized Losses on the Mortgage Loans shall be deemed to have been allocated to the following REMIC 1 Regular Interests in the specified percentages, as follows: first to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interests MT-AA and MT-ZZ up to an aggregate amount equal to the excess of (a) the REMIC 1 Interest Loss Allocation Amount over (b) Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for such Distribution Date, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC 1 Regular Interests MT-AA and MT-ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest MT-AA, REMIC 1 Regular Interest MT-B, and REMIC 1 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest MT-B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest MT-AA, REMIC 1 Regular Interest MT-M-5 and REMIC 1 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest MT-M-5 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest MT-AA, REMIC 1 Regular Interest MT-M-4 and REMIC 1 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest MT-M-4 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest MT-AA, REMIC 1 Regular Interest MT-M-3 and REMIC 1 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest MT-M-3 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest MT-AA, REMIC 1 Regular Interest MT-M-2 and REMIC 1 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest MT-M-2 has been reduced to zero; and eighth, to the Uncertificated Principal Balance of REMIC 1 Regular Interest MT-AA, REMIC 1 Regular Interest MT-M-1 and REMIC 1 Regular Interest MT-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest MT-M-1 has been reduced to zero; All Realized Losses on the REMIC 1 Regular Interests shall be deemed to have been allocated to the REMIC 2 Regular Interests in specified percentages and in the same priority as that allocated to the Corresponding Certificates.

            SECTION 4.06 Monthly Statements to Certificateholders.

            (a) Not later than each Distribution Date, the Trustee shall prepare, and make available on the website maintained by the Trustee at http://www.jpmorgan.com/sfr, a statement setting forth with respect to the related distribution, the items listed on Exhibit V.

            Assistance in using the website can be obtained by calling the Trustee's customer service desk at 877-722-1095. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by written notice to the Trustee at its Corporate Trust Office. The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The foregoing information shall be reported to the Trustee each month on or before the Servicer Data Remittance Date.

            (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in, items (i)(c), (i)(d), (i)(g), (i)(j), (i)(k),
(ii)(c), (ii)(d), (ii)(g), (ii)(i), (v)(d), (v)(e) and (v)(s) of Exhibit V
aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            SECTION 4.07 Distributions on the REMIC 1 Regular Interests and
                         REMIC 2 Regular Interests.

            (a) Distributions on the REMIC 1 Regular Interests.

            On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-RL Certificates, as the case may be:

            (i) first, to the extent of the sum of Available Funds for such Distribution Date, to Holders of REMIC 1 Regular Interests LT-AA, LT-A-1, LT-A-2, LT-A-3, LT-A-4, LT-M- 1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-B,
      LT-ZZ, LT-P and LT-R, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT-ZZ shall be reduced when the REMIC 1 Overcollateralization Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC 1 Regular Interest LT-ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interests LT-AA, LT-A-1, LT- A-2, LT-A-3, LT-A-4, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-B, LT-ZZ and LT-P in the same proportion as the amounts are allocated to the Corresponding Interest, pursuant to Section 4.07(b) herein, for each such REMIC 1 Regular Interest, and the

      Uncertificated Principal Balance of the REMIC 1 Regular Interest LT-ZZ shall be increased by such amount;

            (ii) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, the amount of any Prepayment Charges for such Distribution Date, allocated as follows:

                  (a) to the Holders of REMIC 1 Regular Interest LT-R, an amount equal to the amount of principal distributed to the holder of the Corresponding Interest on such Distribution Date pursuant to Section 4.07(b).

                  (b) to the Holders of REMIC 1 Regular Interest LT-P, an amount equal to the amount of principal distributed to the holder of the Corresponding Interest on such Distribution Date pursuant to Section 4.07(b); and

            (iii) third, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

                  (a) 98% of such remainder with respect to the Holders of REMIC
            1 Regular Interest LT-AA, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero;

                  (b) 2% of such remainder, first, with respect to the Holders of REMIC 1 Regular Interest LT-A-1, LT-A-2, LT-A-3, LT-A-4, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-4, MT-B, in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Interests, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero; and second, to the Holders of REMIC 1 Regular Interest LT-ZZ, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; then

                  (c) any remaining amount to the Holders of the Class A-R
            Certificates (in respect of the Class R-1 Interest);

            (b) Distributions on the REMIC 2 Regular Interests.

            On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-R Certificates (in respect of the Class R-2 Interest), as the case may be:

            (i) first, each of the REMIC 2 Regular Interests shall accrue interest at the Uncertificated REMIC 2 Pass-Through Rates equal to those set forth in Preliminary Statement;

            (ii) second, distributions of principal shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC 2 Regular Interests as such amounts are payable and allocable to the Corresponding Certificates; and

            (iii) third, REMIC 2 Regular Interest MT-P shall be entitled to the amounts of any Prepayment Charges paybable and allocable to the Corresponding Certificate on such Distribution Date pursuant to Section 4.02(b)(v).

            SECTION 4.08 [Reserved].

            SECTION 4.09 Prepayment Charges.

            Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment of a Mortgage Loan, the Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. For the avoidance of doubt, the Servicer may waive a Prepayment Charge in connection with a short sale or short payoff on a defaulted Mortgage Loan. If the Servicer has waived all or a portion of a Prepayment Charge relating to a Principal Prepayment, other than as provided above, the Servicer shall deliver to the Trustee no later than the Business Day immediately preceding the next Distribution Date, for deposit into the Certificate Account the amount of such Prepayment Charge (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 4.09 if the Servicer did not have a copy of the related Mortgage Note, the Servicer requested via email a copy of the same from the Trustee and the Trustee failed to provide such a copy within two (2) Business Days of receipt of such request. If the Servicer has waived all or a portion of a Prepayment Charge for any reason, it shall promptly notify the Trustee thereof and shall include such information in any monthly reports it provides the Trustee. Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is different from the amount of the Prepayment Charge set forth in the Mortgage Loan Schedule or other information provided to the Servicer, the Servicer shall rely conclusively on the Prepayment Charge as set forth under the terms of the Mortgage Note. To the extent the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Mortgage Loan Schedule or other information provided to the Servicer, the Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule.

            SECTION 4.10 Servicer to Cooperate.

            The Servicer shall provide to the Trustee the information set forth in Exhibit Z hereto in such form as the Trustee shall reasonably request with respect to each Mortgage Loan no later than twelve noon on the Servicer Data Remittance Date to enable the Trustee to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

            SECTION 4.11 The Interest Rate Cap Agreement and the Interest Rate
                         Cap Account.

            (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Certificates, the Interest Rate Cap Account. The Interest Rate Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

            (b) On or prior to the Closing Date, the Trustee, on behalf of the Trust, is hereby directed to enter into the Interest Rate Cap Agreement for the benefit of the Holders of the Class A-2 Certificates. The Interest Rate Cap Agreement will be an asset of the Trust Fund but will not be an asset of any REMIC. The Trustee shall deposit any amounts received with respect to the Interest Rate Cap Agreement into the Interest Rate Cap Account.

            (c) The Trustee will prepare and deliver any notices required to be delivered to the Interest Rate Cap Agreement Counterparty under Sections 2(b), 2(d), 4(d), 5(a), 6(a), 6(b), 6(d) and 12(b) of the ISDA Master Agreement.

            (d) The Trustee shall terminate the Interest Rate Cap Agreement Counterparty upon the occurrence of an event of default under the Interest Rate Cap Agreement of which a Responsible Officer of the Trustee has actual knowledge. Upon such a termination, the Interest Rate Cap Agreement Counterparty may be required to pay a termination payment to the Trustee in respect of the Interest Rate Cap Agreement. Any such termination payment shall be applied by the Trustee to the purchase of a substantially equivalent interest rate cap agreement at the written direction of the Majority in Interest Class X-1 Certificateholder.

            (e) On each Distribution Date, an amount equal to the Basis Risk Shortfall for such Distribution Date shall be withdrawn by the Trustee from amounts on deposit in the Interest Rate Cap Account (including any amounts received from the Interest Rate Cap Agreement for such Distribution Date and distributed to the Class A-2 Certificates.

            (f) The Trustee shall account for the Interest Rate Cap Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The Trustee shall treat amounts paid by the Interest Rate Cap Account as payments made from outside the REMIC's for all federal tax purposes. The Class X-1 Certificateholders will be the owner of the Interest Rate Cap Account for federal tax purposes. All funds in the Interest Rate Cap Account shall remain uninvested with no liability for interest or other compensation thereon. Upon reduction of the Class Principal Balance of the Class A-2 Certificates to zero, any amounts remaining in the Interest Rate Cap Account shall be distributed to the Class X-1 Certificateholders.

            (g) Amounts in the Interest Rate Cap Account not used on any Distribution Date as described in Section 4.11(c) shall remain on deposit in the Interest Rate Cap Account and may be available on future Distribution Dates to make the payments described in Section 4.11(c), until the Class Principal Balance of the Class A-2 Certificates has been reduced to zero.

            SECTION 4.12 Mortgage Pool Insurance Policy

      Not later than the close of business on the second Business Day following each Servicer Data Remittance Date, the Trustee shall notify the Mortgage Pool Insurer of the amount of the Deductible for the related Distribution Date. If the Deductible is less than the aggregate claim amount for each claim filed by the Servicer under the Mortgage Pool Insurance Policy and approved by the Mortgage Pool Insurer during the calendar month prior to the month of such Servicer Data Remittance Date and Distribution Date, the Trustee shall notify the Mortgage Pool Insurer of the aggregate amount of approved claims by the Mortgage Pool Insurer. If the Deductible is less than the aggregate claim amount of approved claims, the Mortgage Pool Insurer, in its sole discretion, will determine the losses allocable to the Deductible and the losses allocable to the Mortgage Pool Insurance Policy and pay the amount of such shortfall to the Trustee, by wire transfer, not later than the close of business on the fourth Business Day after the related Servicer Data Remittance Date. If the Deductible is less than the aggregate claim amount of approved claims, the Mortgage Pool Insurer will notify the Trustee and the Servicer in writing, not later than the close of business on the fourth Business Day after the related Servicer Data Remittance Date, of the losses allocable to the Deductible and the losses allocable to the Mortgage Pool Insurance Policy, identifying the Mortgage Loans for which a claim was paid under the Mortgage Pool Insurance Policy, and the amount of such claim that was paid. With respect to each Mortgage Loan for which a claim was paid under the Mortgage Pool Insurance Policy, such Mortgage Loan shall be assigned to the Mortgage Pool Insurer and shall thereafter be serviced by the Mortgage Pool Insurer. The Mortgage Pool Insurer may retain any recoveries on such Mortgage Loans as reimbursement for the amount of any claims paid with respect to such Mortgage Loans, provided however that any recoveries in excess of the amount of the claim paid by the Mortgage Pool Insurer with respect to a Mortgage Loan shall be included in Available Funds.

            The Mortgage Pool Insurer shall be an express third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 The Certificates.

            The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under
Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates made in violation of applicable restrictions.

            SECTION 5.02 Certificate Register; Registration of Transfer and
                         Exchange of Certificates.

            (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the "Transferor Certificate") and
(i) deliver a letter in substantially the form of either (A) Exhibit K (the "Investment Letter") provided that all of the Class X Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, or (B) Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or Exhibit I, as applicable), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee for the benefit of the Trustee, the Depositor and the Servicer and on which they may rely, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA- Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary
(a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor, with the consent of the Depository Participants, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.

      In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Trustee to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Trustee of instruction from the Depository directing the Trustee to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Certificates and any other information reasonably required by the Trustee), (i) the Trustee shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Certificate Balance of the Definitive Certificates, (ii) the Trustee shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in such Class of Certificates and (iii) the Trustee shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the aggregate Class Principal Balance of such Class of Certificates by the amount of the Definitive Certificates.

      None of the Seller, the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of any instruction required under this section and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            SECTION 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.04 Persons Deemed Owners.

            The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Trustee or any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

            SECTION 5.05 Access to List of Certificateholders' Names and
                         Addresses.

            If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            SECTION 5.06 Maintenance of Office or Agency.

            The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York, New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

            The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Pennsylvania where the Mortgage Pool Insurance Policy shall be delivered. The Trustee initially designates its office at 1650 Market Street, Suite 5210, Philadelphia, Pennsylvania 19103 for such purposes. The Mortgage Pool Insurance Policy shall be held at the office of the Trustee located at One Liberty Place, 47th Floor, 1650 Market Street, Philadelphia, Pennsylvania 19103. The Trustee will give prompt written notice to the Certificateholders and the Mortgage Pool Insurer of any change in such location of any such office or agency.

                                   ARTICLE VI

                   THE DEPOSITOR, THE SELLER AND THE SERVICER

            SECTION 6.01 Respective Liabilities of the Depositor, the Sellers
                         and the Servicer.

            The Depositor, the Seller and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            SECTION 6.02 Merger or Consolidation of the Depositor, the Seller or
                         the Servicer.

            The Depositor, the Seller and the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof or as a federally chartered savings bank organized under the laws of the United States and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement. Notwithstanding the foregoing, the Seller or the Servicer may be merged or consolidated into another Person in accordance with the following paragraph.

            Any Person into which the Depositor, the Seller or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller or the Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller or the Servicer, shall be the successor of the Depositor, the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of the Servicer shall be an institution which is a Fannie Mae or Freddie Mac approved company in good standing. In addition to the foregoing, there must be delivered to the Trustee a letter from each of the Rating Agencies, to the effect that such merger, conversion or consolidation of the Servicer will not result in a disqualification, withdrawal or downgrade of the then current rating of any of the Certificates.

            SECTION 6.03 Limitation on Liability of the Depositor, the Seller,
                         the Servicer and Others.

            None of the Depositor, the Seller, the Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Trustee, the Servicer and any director, officer, employee or agent of the Depositor, the Seller, the Trustee, or the Servicer shall be indemnified by the Trust Fund out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account. The Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive the resignation or termination of the Servicer as set forth herein.

            SECTION 6.04 Limitation on Resignation of the Servicer.

            (a) Subject to Section 6.04(b) below, the Servicer shall not resign from the obligations and duties hereby imposed on it except (a)(i) upon appointment, pursuant to the provisions of Section 7.02, of a successor servicer which (x) has a net worth of not less than $10,000,000 and (y) is a Fannie Mae or Freddie Mac approved company in good standing, (ii) receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a qualification, withdrawal or downgrading of the then current rating of any of the Certificates and (iii) has the written approval of the Mortgage Pool Insurer as contemplated under the Mortgage Pool Insurance Policy, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder and the requirements of Section 7.02 have been satisfied.

            (b) Notwithstanding the foregoing, at the Seller's request, so long as it is the owner of the servicing rights, Wilshire shall resign upon the Seller's selection and appointment of a successor servicer; provided that the Seller delivers to the Trustee the letter required by Section 6.04(a)(ii) above.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01 Events of Default.

            "Event of Default", wherever used herein, means any one of the following events:

            (i) any failure by the Servicer to make any deposit or payment required pursuant to this Agreement which continues unremedied for a period of one Business Day (or, in the case of any such failure to make any deposit or payment due to any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis or act of god, for a period of three Business Days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

            (ii) any failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, which failure or breach (a) materially affects the rights of the Certificateholders or the Mortgage Pool Insurer and (b) continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

            (iii) if a representation or warranty set forth in Section 2.03(b) hereof shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders or the Mortgage Pool Insurer, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured, within 30 days (or, if such breach is not capable of being cured within 30 days and provided that the Servicer believes in good faith that such breach can be cured and is diligently pursuing the cure thereof, within 90 days) after the date on which written notice thereof shall have been given to the Servicer by the Trustee for the benefit of the Certificateholders or by the Depositor; or

            (iv) failure by the Servicer to maintain, if required, its license to do business in any jurisdiction where the related Mortgaged Property is located; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

            (vi) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (vii) any failure of the Servicer to make any Advance, to the extent required under Section 4.01 in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trustee, which failure continues unremedied after the close of business on the Business Day immediately preceding the related Distribution Date; or

            (viii) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

            (ix) (a) either (I) the servicer rankings or ratings of the Servicer are downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating Agencies rating the Certificates or (II) the servicer rankings or ratings for the Servicer are downgraded to "below average" status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or servicing of the Servicer.

            Other than an Event of Default resulting from a failure of the Servicer to make any Advance, if an Event of Default described in clauses (i) through (viii) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency and the Mortgage Pool Insurer), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder (other than the rights to reimbursement for Advances and Servicing Advances previously made pursuant to this Agreement, the right to accrued and unpaid Servicing Fees and the rights under Section 6.03 with respect to events occurring prior to such termination). If an Event of Default results from the failure of the Servicer to make an Advance, the Trustee shall prior to the Distribution Date occurring in the succeeding calendar month, by notice in writing to the Servicer and the Depositor (with a copy to each Rating Agency and the Mortgage Pool Insurer), terminate all of the rights and obligations of the Servicer under this Agreement prior to the Distribution Date occurring in the succeeding calendar month and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (ix) of this Section occurs, the Trustee shall, at the direction of the Seller, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08, the right to accrued and unpaid Servicing Fees and the rights under Section 6.03 with respect to events occurring prior to such termination) and shall appoint as successor Servicer the entity selected by the Seller in accordance with Section 7.02; provided the Seller shall first furnish to the Trustee a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

            Upon receipt by the Servicer of such written notice of termination, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or its nominee. Upon written request from the Trustee, the Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments, place in such successor's possession all related Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Trustee and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Trustee shall thereupon make any Advance. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            SECTION 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement or the resignation of the Servicer pursuant to Section 6.04, the Trustee shall, subject to and to the extent provided herein and subject to the written approval of the Mortgage Pool Insurer, be the successor to the Servicer, but only in its capacity as servicer under this Agreement, and not in any other, and the transactions set forth herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section
4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.08 to the extent that such payment or reimbursement relates to the period prior to termination of the Servicer. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, which has a net worth of at least $10,000,000, which is willing to service the related Mortgage Loans, which is approved in writing by the Mortgage Pool Insurer and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01 hereunder), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, withdrawn or downgraded as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In connection with the termination or resignation of the Servicer hereunder, either (i) the successor servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection.

            Any successor to the Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to this Agreement.

            SECTION 7.03 Notification to Certificateholders.

            (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01 Duties of the Trustee.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            SECTION 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (i) the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys;

            (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

            (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the

      Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            SECTION 8.03 Trustee Not Liable for Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document, or of MERS or the MERS(R) System, other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            SECTION 8.04 Trustee May Own Certificates.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller, the Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

            SECTION 8.05 Trustee's Fees and Expenses.

            The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and the Servicer, to the extent such indemnity related to the failure of the Servicer to perform its servicing obligations in accordance with this Agreement, and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Custodial Agreement, (c) the Certificates, or (d) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar or agent for the Tax Matters Person hereunder or for any other expenses.

            SECTION 8.06 Eligibility Requirements for the Trustee and Custodian.

            The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

            SECTION 8.07 Resignation and Removal of the Trustee.

            The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with
Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and the Seller and one copy to the successor trustee.

            The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee. All costs and expenses incurred by the Trustee in connection with the removal of the Trustee without cause shall be reimbursed to the Trustee from amounts on deposit in the Collection Account.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            SECTION 8.08 Successor Trustee.

            Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            SECTION 8.09 Merger or Consolidation of the Trustee.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

            Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) To the extent necessary to effectuate the purposes of this
      Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (iv) The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            SECTION 8.11 Tax Matters.

            It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to each such segregated pool of assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the Trust Fund Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) for the Tax Matters Person and on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of REMIC 1, REMIC 2 and REMIC 3 containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code;
(c) make or cause to be made elections that the assets of each of REMIC 1, REMIC 2 and REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of REMIC 1, REMIC 2 and REMIC 3 as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC 1, REMIC 2 or REMIC 3; (h) pay, from the sources specified in the fourth paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the Trust Fund prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the Trust Fund, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of the Trust Fund in relation to any tax matter or controversy involving it.

            To the extent that they are under its control, the Servicer shall conduct matters relating to the assets of each REMIC at all times that any Certificates are outstanding so as to maintain the status of REMIC 1, REMIC 2 and REMIC 3 as a REMIC under the REMIC Provisions. No Servicer shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC 1, REMIC 2 or REMIC 3.

            In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

            In the event that any tax is imposed on "prohibited transactions" of the Trust Fund as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Servicer or the Seller of any of their obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Servicer or Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02.

            Neither the Servicer nor the Trustee shall enter into any arrangement by which any of REMIC 1, REMIC 2 or REMIC 3 will receive a fee or other compensation for services nor permit any of REMIC 1, REMIC 2 or REMIC 3 to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 8.12 Commission Reporting.

            (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Depositor any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign and the Trustee shall file (via EDGAR) such Forms on behalf of the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.

            (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 31st of the calendar year following the calendar year during which the Closing Date occurs (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits, the Servicer's annual statement of compliance described under Section 3.16 and the accountant's report described under Section 3.17, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit W (the "Depositor Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. The Trustee shall have no responsibility to file any items other than those specified in this Section 8.12.

            (c) Not later than 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign a certification in the form attached hereto as Exhibit X (the "Trustee Certification") for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification. In addition, the Trustee shall, subject to the provisions of Section 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and each Person, if any, who "controls" the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.12 or any inaccuracy made in the Trustee Certification. If the indemnification provided for in this
Section 8.12(c) is unavailable or insufficient to hold harmless such Persons, then the Trustee shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other. The Trustee acknowledges that the Depositor is relying on the Trustee's performance of its obligations under this
Section 8.12 in order to perform its obligations under Section 8.12(b) above.

            (d) Not later than 15 calendar days before the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Servicer will deliver to the Depositor and the Trustee an Officer's Certificate for the prior calendar year in substantially the form of Exhibit Y to this Agreement. The Servicer agrees to indemnify and hold harmless the Depositor, the Trustee and each Person, if any, who "controls" the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or caused to be delivered when required any Officer's Certificate pursuant to this Section 8.12(d), or (ii) any material misstatement or omission contained in any Officer's Certificate provided pursuant to this Section 8.12(d). If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 8.12(d) by the Servicer is unavailable or insufficient to hold harmless such Persons, then the Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or Trustee on the one hand and the Servicer on the other. The Servicer acknowledges that the Depositor and the Trustee are relying on the Servicer's performance of its obligations under this Agreement in order to perform their respective obligations under this Section 8.12.

            (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

            (f) If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 8.12, to be conducted differently than as described, the Depositor, Servicer and Trustee will reasonably cooperate to amend the provisions of this Section 8.12 in order to comply with such amended reporting requirements and such amendment of this Section 8.12. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, the Depositor, Servicer and Trustee shall not be obligated to enter into any amendment pursuant to this Section 8.12 that adversely affects its obligations and immunities under this Agreement.

            (g) Prior to January 31 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15D Suspension Notification with respect to the Trust.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 Termination upon Liquidation, Purchase or Auction of the Mortgage Loans.

            Subject to Section 9.03, the rights, obligations and responsibilities of the Depositor, the Seller, the Servicers and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earliest of:

      (a) the purchase by the Optional Termination Holder of all Mortgage Loans (and REO Properties) remaining at the price equal to the greater of (I) the sum of (A) 100% of the Aggregate Loan Balance (other than in respect of REO Property) plus one month's accrued interest thereon at the applicable Mortgage Rate, (B) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two independent valuations completed by two independent companies selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (C) any remaining unreimbursed Advances, Servicing Advances and Servicing Fees payable to the Servicer and any unreimbursed Advances (made by the Trustee as successor Servicer), Trustee Fees and expenses payable to the Trustee (the sum of (A), (B) and (C), collectively, the "Par Value") and (II) the Fair Market Value;

      (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement; and

      (c) the purchase by the Auction Purchaser of all the Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan (the "Trust Collateral"), in each case as described below.

            In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of any such repurchase, aggregating less than ten percent of the Aggregate Loan Balance as of the Cut-off Date.

            If the Optional Termination Holder has not exercised its purchase option described above, on any Distribution Date on or after the date on which the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of the purchase is less than five percent of the Aggregate Loan Balance as of the Cut-off Date (the "Auction Date"), the Trustee shall solicit, or cause to be solicited, good faith bids for the Trust Collateral from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Trustee receives at least three bids for the Trust Collateral, and one of such bids is equal to or greater than the Par Value, the Trustee shall sell the Trust Collateral to the highest bidder (the "Auction Purchaser") at the price offered by the Auction Purchaser (the "Mortgage Loan Purchase Price") and following such sale shall have no further liability or responsibility therefor. If the Trustee receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Trustee shall continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the Optional Termination Holder exercises its purchase option. Only expenses incurred by the Trustee in connection with the solicitation of bids for a successful auction described in this paragraph shall be payable to the Trustee, out of the Mortgage Loan Purchase Price received in connection with such successful auction, as described in Section 9.02 hereof; provided, however that any indemnification rights available to the Trustee under this Agreement in connection with any auctions will not be limited by this sentence.

            SECTION 9.02 Final Distribution on the Certificates.

      If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder. If the Optional Termination Holder above elects to terminate the Trust Fund pursuant to Section 9.01 or the Auction Purchaser purchases the Trust Collateral pursuant to Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders such Person shall notify the Servicers and the Trustee of the date the Optional Termination Holder or the Auction Purchaser intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

            Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders shall surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates, the Trustee shall cause the final distribution to the Certificateholders of each Class on the final Distribution Date to be made in accordance with the priorities of
Section 4.02. On the final Distribution Date, the Overcollateralization Amount shall be distributed to the Class X-1 Certificates in accordance with Section 4.02(b)(iv)(K) hereof. Notwithstanding the foregoing, if the final Distribution Date has occurred as a result of the Optional Termination Holder's purchase of the Trust Fund pursuant to Section 9.01(a) or the purchase of the Trust Collateral by the Auction Purchaser pursuant to Section 9.01(c), all amounts, if any, in excess of the Par Value shall be distributed by the Trustee directly to the Class A-RL Certificateholders. All amounts described in the definition of "Par Value" payable to the Trustee shall be paid to the Trustee from the proceeds of an optional termination or from the Mortgage Loan Purchase Price received in connection with a successful auction, as applicable, prior to any distributions to Certificateholders.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders and Class A-RL Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee shall be discharged from all further liability with respect to the Certificates and this Agreement.

            SECTION 9.03 Additional Termination Requirements.

            (a) In the event that the Optional Termination Holder exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01 or the Auction Purchaser purchases the Mortgage Loans pursuant to Section 9.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in Section 860F of the Code, or (ii) cause REMIC 1, REMIC 2 and REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee, at the expense of the Depositor, shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee, the Tax Matters Person or the Trust Fund), meets the requirements of a qualified liquidation;

                  (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

                              On the date specified for final payment of the
                        Certificates, the Trustee shall, after payment of any unreimbursed Advances,

                        Servicing Advances, Servicing Fees or other fee compensation payable to the Servicer pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section
                        4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and any REMIC) shall terminate at that time.

            (b) The Trustee as agent for REMIC 1, REMIC 2 and REMIC 3 hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

            (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 Amendment.

            This Agreement may be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Seller and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of REMIC 1, REMIC 2 and REMIC 3 as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent (which consent shall not be unreasonably withheld) of the Mortgage Pool Insurer if such amendment adversely affects in any respect the rights or interests of the Mortgage Pool Insurer.

            This Agreement may also be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party preparing such amendment, to the effect that such amendment will not cause the imposition of any federal tax on the Trust Fund or the Certificateholders or cause REMIC 1, REMIC 2 and REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder if the consent of Certificateholders was required and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            SECTION 10.02 Recordation of Agreement; Counterparts.

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 Governing Law.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 10.04 [Reserved]

            SECTION 10.05 Notices.

            (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) Any material change or amendment to this Agreement;

            (ii) The occurrence of any Event of Default that has not been cured;

            (iii) The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

            (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03; and

            (v) The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following to the extent such items are in its possession:

            (i) Each report to Certificateholders described in Section 4.06 and 3.19;

            (ii) Each annual statement as to compliance described in Section
      3.16;

            (iii) Each annual independent public accountants' servicing report described in Section 3.17; and

            (iv) Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor and the Seller, Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: John P. Graham (with a copy to Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Office of the General Counsel), (b) in the case of the Trustee, the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor and the Servicer, (c) in the case of Wilshire, 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 Attention: Jay Memmott, with a copy to Stoel Rives LLP, 900 SW Fifth, Portland, Oregon 97204 Attention: Gary Barnum or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by the Servicer and (d) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            SECTION 10.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 Assignment.

            Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; provided, however, that neither the Depositor nor the Trustee shall consent to any such assignment unless each Rating Agency has confirmed in writing that such assignment will not cause a reduction or withdrawal of the ratings then assigned by it to any Class of Certificates.

            SECTION 10.08 Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.09 Certificates Nonassessable and Fully Paid.

            It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            SECTION 10.10 Non-Solicitation

            From and after the date of this Agreement, each of the Depositor, the Seller, the Servicer and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party's behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, the Seller, the Servicer or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, internet, company website, radio and television advertisements shall not constitute solicitation under this
Section 10.10, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans. None of the Depositor, the Seller, the Servicer or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller, the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                CREDIT SUISSE FIRST BOSTON MORTGAGE
                                SECURITIES CORP.,
                                as Depositor

                                By:
                                    -----------------------------
                                Name: John P. Graham
                                Title: Vice President


                                JPMORGAN CHASE BANK,
                                as Trustee

                                By:
                                    -----------------------------
                                Name:
                                Title:


                                DLJ MORTGAGE CAPITAL, INC.,
                                as Seller

                                By:
                                    -----------------------------
                                Name: Peter Principato
                                Title: Vice President


                                WILSHIRE CREDIT CORPORATION,
                                as Servicer

                                By:
                                    -----------------------------
                                Name:
                                Title:

                          [Notary pages to be attached]

                                    EXHIBIT A

                          [FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No. [____]          [_%][Adjustable] Pass-Through Rate

Cut-off Date:                   Initial Certificate Balance of this Certificate
July 1, 2004                    ("Denomination"):
                                $[_________________]

First Distribution Date:        Initial Certificate Balances of all Certificates
July 26, 2004                   of this Class:
                                $[_________________]

Maturity Date:                  CUSIP: [_________________]
June 25, 2024

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                   First Franklin Mortgage Loan Trust 2004-FFB
         Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB
                                 Class [_______]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

      This certifies that [         ] is the registered owner of the Percentage
Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire"or the "Servicer") and JPMorgan Chase Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: July 29, 2004

                                               JPMORGAN CHASE BANK,
                                               as Trustee


                                               By
                                                 -------------------------------

Countersigned:


By
  ----------------------------------
     Authorized Signatory of
     JPMORGAN CHASE BANK,
     as Trustee

                                    EXHIBIT B

                        [FORM OF SUBORDINATE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

Certificate No. [____]           [_%][Variable] Pass-Through Rate

Cut-off Date:                    Initial [Certificate Balance] [Notional Amount]
July 1, 2004                     of this Certificate ("Denomination"):
                                 $[_________________]

First Distribution Date:         Initial [Certificate Balances]  [Notional
August 25, 2004                  Amount] of all Certificates of this Class:
                                 $[_________________]

Maturity Date:                   CUSIP: [_________________]
June 25, 2024

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                   First Franklin Mortgage Loan Trust 2004-FFB
         Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB
                                 Class [_______]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

      This certifies that [__________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire" or the "Servicer") and JPMorgan Chase Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      No transfer of a Certificate of this Class shall be made except in compliance with section 5.02 of the Pooling Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: July 29, 2004

                                                 JPMORGAN CHASE BANK,
                                                 as Trustee


                                                 By
                                                   -----------------------------

Countersigned:

By
  ---------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK,
    as Trustee

                                    EXHIBIT C

                         [FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No. [____]          Variable Pass-Through Rate

Cut-off Date:                   Initial Certificate Balance of this Certificate
July 1, 2004                    ("Denomination"):
                                $[_________________]

First Distribution Date:        Initial Certificate Balances of all Certificates
August 25, 2004                 of this Class:
                                $[_________________]

Maturity Date:                  CUSIP: [_________________]
June 25, 2024

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                   First Franklin Mortgage Loan Trust 2004-FFB
         Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB
                                 Class [_______]

      evidencing the distributions allocable to the Class [A-R][A-RL] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

      This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire" or the "Servicer") and JPMorgan Chase Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the

Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [A-R][A-RL] Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

      No transfer of a Class [A-R][A-RL] Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund or (ii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel addressed to the Trustee, for the benefit of the Trustee, the Depositor and the Servicer and on which they may rely, and satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class [A-R][A-RL] Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

      Each Holder of this Class [A-R][A-RL] Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class [A-R][A-RL] Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class [A-R][A-RL] Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class [A-R][A-RL] Certificate must agree not to transfer an Ownership Interest in this Class [A-R][A-RL] Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class [A-R][A-RL] Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: July 29, 2004

                                                JPMORGAN CHASE BANK,
                                                as Trustee


                                                By
                                                  ------------------------------

Countersigned:


By
  ----------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK,
    as Trustee

                                    EXHIBIT D

                      [FORM OF NOTIONAL AMOUNT CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.]

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

Certificate No. [____]            Variable Interest Rate

Cut-off Date:                     Initial Notional Amount of this Certificate
July 1, 2004                      ("Denomination"):
                                  $[_________________]

First Distribution Date:          Initial Notional Amount of all Certificates of
August 25, 2004                   this Class:
                                  $[_________________]

Maturity Date:                    CUSIP: [_________________]
June 25, 2024

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                   Home Equity Mortgage Trust Series 2004-FFB
         Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB
                                 Class [      ]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

      This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicer or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

      This certifies that ___________, is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"),Wilshire Credit Corporation as servicer ("Wilshire" or the "Servicer") and JPMorgan Chase Bank as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[This Certificate has not been registered under the Securities Act of 1933, as amended ("the Act"). Any resale or transfer of this Certificate without registration thereof under the Act may only be made in a transaction exempted from the registration requirements of the Act and in accordance with the provisions of the Agreement referred to herein.]

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: July 29, 2004

                                                JPMORGAN CHASE BANK,
                                                as Trustee


                                                By
                                                  ------------------------------

Countersigned:


By
  ---------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK,
    as Trustee

                                    EXHIBIT E

                          [FORM OF CLASS P CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No. [____]          Variable Pass-Through Rate

Cut-off Date:                   Initial Certificate Balance of this Certificate
July 1, 2004                    ("Denomination"):
                                $[_________________]

First Distribution Date:        Initial Certificate Balances of all Certificates
August 25, 2004                 of this Class:
                                $[_________________]

Maturity Date:                  CUSIP: [_________________]
June 25, 2024

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                   First Franklin Mortgage Loan Trust 2004-FFB
         Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB
                                 Class [_______]

      evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by fixed rate, first and second lien residential mortgage loans.

       Credit Suisse First Boston Mortgage Securities Corp., as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance of this Class P Certificate at any time may be less than the Initial Certificate Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Initial Class Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2004 (the "Agreement") among the Depositor, DLJ Mortgage Capital Inc., as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire" or the "Servicer") and JPMorgan Chase Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

      No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of a Class P Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund or (ii) in the case of any such Class P Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel addressed to the Trustee, for the benefit of the Trustee, the Depositor and the Servicer and on which they may rely, and satisfactory to the Trustee to the effect that the purchase or holding of such Class P Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class P Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

      Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: July 29, 2004

                                                  JPMORGAN CHASE BANK,
                                                  as Trustee


                                                  By
                                                    ----------------------------

Countersigned:

By
  ----------------------------------
    Authorized Signatory of
    JPMORGAN CHASE BANK,
    as Trustee

                                    EXHIBIT F

                        [FORM OF REVERSE OF CERTIFICATES]

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                   First Franklin Mortgage Loan Trust 2004-FFB
         Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB
                                 Class [_______]

      This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. [The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.][The Record Date applicable to each Distribution Date is the Business Day immediately preceding the related Distribution Date; provided that if this Certificate is not a Book-Entry Certificate, then the Record Date applicable to each Distribution Date is the last Business Day of the month next preceding such Distribution Date.]

      Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of repurchase is less than 10% of the sum of the Aggregate Collateral Balance of the Mortgage Loans as of the Cut-off Date, the Optional Termination Holder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. If the Optional Termination Holder does not exercise its option to purchase, on any Distribution Date on which the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of repurchase is less than 5% of the sum of the Aggregate Collateral Balance of the Mortgage Loans as of the Cut-off Date, the Trustee shall conduct an auction and upon satisfaction of the conditions described in the Agreement, the Auction Purchaser shall purchase the Trust Collateral at a purchase price determined as provided in the

Agreement. In the event that no such optional termination occurs and no purchase pursuant to an auction occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

      Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________
Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number __________ , or, if mailed by check, to _________________________
________________________________________________________________________________
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________
________________________________________________________________________________
This information is provided by ____________________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT G

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                                July 29, 2004

______________________________
______________________________

Cut-off Date Principal Balance:
$_______________

JPMorgan Chase Bank,
as  Trustee, for the
Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB
4 New York Plaza
New York, New York 10004-2697

      Re: Custodial Agreement, dated as of July 1, 2004, between JPMorgan Chase Bank, as Trustee and LaSalle Bank National Association, as Custodian

Ladies and Gentlemen:

      In accordance with the provisions of Section 4 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan in the Mortgage Loan Schedule that (i) it has received: the original Mortgage Note and Assignment of Mortgage with respect to each Mortgage Loan identified on the Mortgage Loan Schedule attached hereto as Exhibit A and
(ii) such Mortgage Note has been reviewed by it and appears regular on its face and relates.

      The Custodian makes no representations as to: (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

      The Custodian hereby confirms that it is holding each such Mortgage Note and Assignment of Mortgage as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

      This Trust Receipt and Initial Certification is not divisible or negotiable.

      The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Initial Certification at its office at LaSalle Bank National Association: 2571 Busse Road, Suite 200, Elk Grove, Illinois, 60007.

      Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

                                               LASALLE BANK NATIONAL ASSOCIATION
                                               as Custodian

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT H

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

Trust Receipt #_________

Cut-off Date Principal Balance
$_____________

[To be addressed to the Trustee of record]
______________________________
______________________________

      Re: Custodial Agreement, dated as of July 1, 2004, between JPMorgan Chase Bank, as Trustee and LaSalle Bank National Association, as Custodian

Ladies and Gentlemen:

      In accordance with the provisions of Section 6 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(i)-(ix) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; (iii) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording in the jurisdictions in which recording is necessary; and (iv) each Mortgage Note has been endorsed as provided in Section 2(ii) of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2(iii) of the Custodial Agreement. The Custodian makes no representations as to: (i) validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

      The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusion use and benefit, and subject to the sole direction, of Trustee pursuant to the terms and conditions of the Custodial Agreement.

      This Trust Receipt and Final Certification is not divisible or negotiable.

      The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Final Certification at its office at LaSalle Bank National Association: 2571 Busse Road, Suite 200, Elk Grove, Illinois, 60007.

      Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Custodian

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT I

                               TRANSFER AFFIDAVIT

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                   First Franklin Mortgage Loan Trust 2004-FFB
         Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB
                                 Class [_______]

STATE OF       )
               ) ss.:
COUNTY OF      )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________ , the proposed Transferee of an Ownership Interest in a Class [A-R][A-RL] Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"),Wilshire Credit Corporation as servicer ("Wilshire") and JPMorgan Chase Bank as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as EXHIBIT J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

      7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

      8. The Transferee's taxpayer identification number is [_____________].

      9. The Transferee is a United States Person.

      10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      11. The Transferee is (a) not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan or (b) either an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code or the Transferee is acting on behalf of such a plan, and the Transferee will provide an Opinion of Counsel in accordance with the provisions of Agreement.

                                      * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _____ day of _____________, 20___.


                                             -----------------------------------
                                             Print Name of Transferee


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

[Corporate Seal]

ATTEST:


------------------------------
[Assistant] Secretary

      Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this ______ day of _______________, 20___.


                                          --------------------------------------
                                          NOTARY PUBLIC

                                          My Commission expires the _____ day of
                                          _________________, 20___.

                                    EXHIBIT 1
                                       to
                                    EXHIBIT I

Certain Definitions

      "Ownership Interest": As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a United States Person, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

      "Person": Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

      "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.


                                      I-1-1

                                    EXHIBIT 2
                                       to
                                    EXHIBIT I

                        Section 5.02(c) of the Agreement

      Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on


                                      I-2-1
      such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.


                                      I-2-2

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: John Graham

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004

      Re:   Credit Suisse First Boston Mortgage Securities Corp.,
            First Franklin Mortgage Loan Trust 2004-FFB
            Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB, Class [___]

Ladies and Gentlemen:

      In connection with our disposition of the above Certificates we certify that [FOR PRIVATE CERTIFCATES: (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act][FOR CLASS A-R CERTIFICATES AND CLASS A-RL CERTIFICATES: we have no knowledge the Transferee is not a Permitted Transferee].

                                           Very truly yours,


                                           -------------------------------------
                                           Print Name of Transferor


                                           By:
                                              ----------------------------------
                                           Authorized Officer

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: John Graham

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004

      Re:   Credit Suisse First Boston Mortgage Securities Corp.,
            First Franklin Mortgage Loan Trust 2004-FFB
            Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB, Class [___]

Ladies and Gentlemen:

      In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an insitutional "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such or we have provided the opinion letter set forth in section 5.02 of the Pooling and Servicing Agreement, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                             Very truly yours,


                                             -----------------------------------
                                             Print Name of Transferee


                                             By:
                                                --------------------------------
                                             Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

____________, 200__
Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: John Graham

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004

      Re:   Credit Suisse First Boston Mortgage Securities Corp.,
            First Franklin Mortgage Loan Trust 2004-FFB
            Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB, Class [___]

Ladies and Gentlemen:

      In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition,
(e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                              Very truly yours,


                                              ----------------------------------
                                              Print Name of Transferee


                                              By:
                                                 -------------------------------
                                              Authorized Officer

ANNEX 1 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      L-1-1

      ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

      ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

      ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

      ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


                                      L-1-2

      6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                               ---------------------------------
                                               Print Name of Buyer


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:


                                               Date:
                                                    ----------------------------

                                      L-1-3

ANNEX 2 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

      ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi)


                                      L-2-1
      securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                             -----------------------------------
                                             Print Name of Buyer or Adviser


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             IF AN ADVISER:


                                             -----------------------------------
                                             Print Name of Buyer

                                             Date:
                                                  ------------------------------

                                      L-2-2

                                    EXHIBIT M

                               REQUEST FOR RELEASE
                                  (for Trustee)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                   First Franklin Mortgage Loan Trust 2004-FFB
         Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB

Loan Information

Name of Mortgagor:                         _____________________________________

Servicer
Loan No.:                                  _____________________________________

Trustee

Name:

Address:                                   _____________________________________
                                           _____________________________________
                                           _____________________________________

Trustee
Mortgage File No.:

      The undersigned Servicer hereby acknowledges that it has received from LaSalle Bank National Association, as Custodian for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Wilshire Credit Corporation as servicer ("Wilshire") and JPMorgan Chase Bank as trustee (the "Trustee").

( )   Mortgage Note dated _____________________, _______, in the original principal sum of $___________________, made by ____________________.
      payable to, or endorsed to the order of, the Trustee.

( ) Mortgage recorded on ________________ as instrument no. ______________ in the County Recorder's Office of the County of ___________________, State of ___________ in book/reel/docket _________________ of official records at page/image _____________.

( ) Deed of Trust recorded on _____________ as instrument no. ______________ in the County Recorder's Office of the County of _______________, State of ______________ in book/reel/docket _____________________ of official records at page/image _________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      _________ as instrument no. ______________ in the County Recorder's Office of the County of ______, State of ________________ in book/reel/docket _______________ of official records at page/image _______________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      ( )   ______________________________________________________

      ( )   ______________________________________________________

      ( )   ______________________________________________________

      ( )   ______________________________________________________

      The undersigned Servicer hereby acknowledges and agrees as follows:

            (1) Such Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) Such Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer, if applicable, assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) Such Servicer shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of such Servicer shall at all times be earmarked for the account of the Custodian, and such Servicer shall keep the Documents and any proceeds separate and distinct from all other property in such Servicer's possession, custody or control.

                                           [Servicer]

                                           By
                                             -----------------------------------
                                           Its
                                              ----------------------------------

Date: ____________, 20__

                                    EXHIBIT N

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

      THIS SUBSEQUENT TRANSFER AGREEMENT, dated as of _________ ___, 2004 (this "Subsequent Transfer Agreement"), among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, in its capacity as seller under the Pooling and Servicing Agreement referred to below (the "Seller"), WILSHIRE CREDIT CORPORATION, as servicer ("Wilshire" or the "Servicer") and JPMORGAN CHASE BANK, a national banking association, as trustee (the "Trustee");

      WHEREAS, the parties hereto are also among the parties to the Pooling and Servicing Agreement among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Option One Mortgage Corporation, as servicer, Wilshire Credit Corporation, as servicer, DLJ Mortgage Capital, Inc., as seller and JPMorgan Chase Bank, as trustee, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), in relation to the Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB;

      WHEREAS, Sections 2.01(f) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

      (i) The "Subsequent Transfer Date" with respect to this Subsequent Transfer Agreement shall be ____________, 200__.

      (ii) The "Aggregate Subsequent Purchase Amount" with respect to this Subsequent Transfer Agreement shall be $____________, provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

      (iii) The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall satisfy the pool characteristics for the Trust Fund identified in
Section 2.01(f) of the Pooling and Servicing Agreement.

      (iv) In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

      (v) In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail. Capitalized terms used herein and not otherwise defined have the meanings in the Pooling and Servicing Agreement.

      (vi) The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all right title and interest in the Subsequent Mortgage Loans identified in Schedule A, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

      (vii) This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

      (viii) The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                   EXHIBIT O-1

                    FORM OF COLLECTION ACCOUNT CERTIFICATION

                               [           ], 20__

      [Servicer's name] hereby certifies that it has established the account described below as a Collection Account pursuant to Section 3.05 of the Pooling and Servicing Agreement, dated as of July 1, 2004, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Option One Mortgage Corporation as servicer ("Option One"), Wilshire Credit Corporation as servicer ("Wilshire"), and JPMorgan Chase Bank as trustee (the "Trustee").

Title of Account:   [Servicer's Name], in trust for the Holders of Credit Suisse
                    First Boston Mortgage Securities Corp., Home Equity Mortgage
                    Pass-Through Certificates, Series 2004-FFB.

Account Number: ______________

Address of officer or branch
of the Company at which
Account is maintained:

                           ___________________________________
                           ___________________________________
                           ___________________________________

                           [Servicer's Name], AS SERVICER

                           By:
                              --------------------------------

                           Name:
                                ------------------------------

                           Title:
                                 -----------------------------


                                      O-1-1

                                   EXHIBIT O-2

                   FORM OF COLLECTION ACCOUNT LETTER AGREEMENT

                               [          ], 20__

To:  ______________________
     ______________________
     ______________________
     (the "Depository")

      As Servicer under the Pooling and Servicing Agreement, dated as of July 1, 2004, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Option One Mortgage Corporation as servicer ("Option One"), Wilshire Credit Corporation as servicer ("Wilshire") and JPMorgan Chase Bank as trustee (the "Trustee") (the "Agreement"), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 3.05 of the Agreement, to be designated as "[Servicer's Name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass- Through Certificates, Series 2004-FFB." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                           [Servicer's Name], AS SERVICER

                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------

                                           Date:
                                                --------------------------------


                                      O-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


                                              ----------------------------------
                                              Depository

                                              By:
                                                 -------------------------------

                                              Name:
                                                   -----------------------------

                                              Title:
                                                    ----------------------------

                                              Date:
                                                   -----------------------------


                                      O-2-2

                                   EXHIBIT P-1

                      FORM OF ESCROW ACCOUNT CERTIFICATION

                               [          ], 20__

      [Servicer's Name] hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 3.06 of the Pooling and Servicing Agreement, dated as of July 1, 2004, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Option One Mortgage Corporation as servicer ("Option One"), Wilshire Credit Corporation as servicer ("Wilshire") and JPMorgan Chase Bank as trustee (the "Trustee").

Title of Account:  "[Servicer's Name], in trust for Credit Suisse First Boston
                   Mortgage Securities Corp., First Franklin Mortgage Loan Trust 2004-FFB, Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB and various mortgagors"

Account Number: ____________________

Address of officer or branch
of the Company at which
Account is maintained:

                           ___________________________________
                           ___________________________________
                           ___________________________________

                           [Servicer's Name], AS SERVICER

                           By:
                              --------------------------------

                           Name:
                                ------------------------------

                           Title:
                                 -----------------------------


                                      P-1-1

                                   EXHIBIT P-2

                     FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                               [          ], 20__

To: ________________________
    ________________________
    ________________________
    (the "Depository")

      As Servicer under the Pooling and Servicing Agreement, dated as of July 1, 2004, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller ("DLJMC"), Option One Mortgage Corporation as servicer ("Option One"), Wilshire Credit Corporation as servicer ("Wilshire") and JPMorgan Chase Bank as trustee (the "Trustee") (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.06 of the Agreement, to be designated as "Credit Suisse First Boston Mortgage Securities Corp., First Franklin Mortgage Loan Trust 2004-FFB, Home Equity Mortgage Pass- Through Certificates, Series 2004-FFB". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SERVICER'S NAME], AS SERVICER

By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

Date:
     -------------------------------


                                      P-2-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ________________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").


------------------------
Depository

By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

Date:
     -------------------------------


                                      P-2-2

                                    EXHIBIT Q

                                   [RESERVED]

                                    EXHIBIT R

                           FORM OF CUSTODIAL AGREEMENT

                            (Available Upon Request)

                                    EXHIBIT S
                                   [Reserved]

                                    EXHIBIT T

        DATA FIELDS FOR OPTION ONE SERVICED LOANS TRANSFERRED TO WILSHIRE

                                    EXHIBIT U

                          CHARGED OFF LOAN DATA REPORT
                            (Available Upon Request)

                                    EXHIBIT V
                 FORM OF MONTHLY STATEMENT TO CERTIFICATEHOLDERS

      (i) with respect to each Class of Certificates which are not Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

            a. the initial Class Principal Balance of such Class as of the Closing Date;

            b. the Class Principal Balance of such Class before giving effect to the distribution of principal and interest;

            c. the amount of the related distribution on such Class allocable to interest;

            d. the amount of the related distribution on such Class allocable to principal;

            e. the sum of the principal and interest payable to such Class;

            f. the Realized Loss allocable to such Class;

            g. the Carryforward Interest allocable to such Class;

            h. the Class Principal Balance of such Class after giving effect to the distribution of principal and interest;

            i. the Pass-Through Rate for such Class;

            j. [reserved];

            k. any shortfall in principal allocable to such Class, if such amount is greater than zero; and

            l. any shortfall in interest allocable to such Class, if such amount is greater than zero.

      (ii) with respect to each Class of Certificates which are Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

            a. the Notional Amount of such Class as of the Cut-off Date;

            b. the Notional Amount of such Class before giving effect to the distribution of interest;

            c. the amount of the related distribution on such Class allocable to interest;

            d. the amount of the related distribution on such Class allocable to principal;

            e. the sum of the principal and interest payable to such class;

            f. the Realized Loss allocable to such Class;

            g. the Deferred Interest allocable to such Class;

            h. the Notional Amount of such Class after giving effect to the distribution of interest;

            i. the Pass-Through Rate for such Class; and

            j. [reserved].

      (iii) with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are not Notional Amount Certificates and the related Distribution Date,

            a. the CUSIP number assigned to such Class;

            b. the Class Principal Balance of such Class factor prior to giving effect to the distribution of principal and interest;

            c. the amount of the related distribution allocable to interest on such Class factor;

            d. the amount of the related distribution allocable to principal on such Class factor;

            e. the sum of the principal and interest payable to such Class factor; and

            f. the Class Principal Balance of such Class factor after giving effect to the distribution of principal and interest.

      (iv) with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are Notional Amount Certificates and the related Distribution Date,

            a. the CUSIP number assigned to such Class;

            b. the Notional Amount of such Class factor prior to giving effect to the distribution of interest;

            c. the amount of the related distribution allocable to interest on such Class factor;

            d. the amount of the related distribution allocable to principal on such Class factor;

            e. the sum of the principal and interest payable to such Class factor; and

            f. the Notional Amount of such Class factor after giving effect to the distribution of interest.

      (v) with respect to the related Distribution Date,

            a. the Principal Payment Amount or Principal Remittance Amount;

            b. the amount of Curtailments;

            c. the amount of Curtailment interest adjustments;

            d. the Scheduled Payment of principal;

            e. the amount of Principal Prepayments;

            f. the amount of principal as a result of repurchased Mortgage
Loans;

            g. the Substitution Adjustment Amount;

            h. the aggregate amount of scheduled interest prior to reduction for fees;

            i. the amount of Net Recoveries;

            j. the amount of reimbursements of Nonrecoverable Advances previously made;

            k. the amount of recovery of reimbursements previously deemed nonrecoverable;

            l. the amount of net Liquidation Proceeds;

            m. the amount of Insurance Proceeds;

            n. the amount of any other distributions allocable to principal;

            o. the number of Mortgage Loans as of the first day of the related Collection Period;

            p. the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Collection Period;

            q. the number of Mortgage Loans as of the last day of the related Collection Period;

            r. the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period;

            s. the sum of the Servicing Fee, the Credit Risk Manager Fee and the Trustee Fee ;

            t. the amount of current Advances ;

            u. the amount of outstanding Advances ;

            v. the number and aggregate principal amounts of Mortgage Loans delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more, including delinquent bankrupt Mortgage Loans but excluding Mortgage Loans in foreclosure and REO Property;

            w. the number and aggregate principal amounts of Mortgage Loans that are currently in bankruptcy, but not delinquent;

            x. the number and aggregate principal amounts of Mortgage Loans that are in foreclosure;

            y. the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior Enhancement Percentage and whether a Trigger Event is in effect ;

            z. the number and aggregate principal amount of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

            aa. current Realized Losses;

            bb. Cumulative Net Realized Losses and whether a Cumulative Loss Event is occurring;

            cc. the weighted average term to maturity of the Mortgage Loans as of the close of business on the last day of the calendar month preceding the related Distribution Date;

            dd. the number of Mortgage Loans that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

            ee. the aggregate principal balance of Mortgage Loans that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

            ff. the aggregate amount of Prepayment Penalties collected during the related Collection Period, as applicable;

            gg. [reserved];

            hh. The amount of any funds remaining in the Pre-Funding Account as of such Distribution Date;

            ii. the weighted average Net Mortgage Rate;

            jj. the Net Excess Spread; and

            kk. [reserved].

      (vi) with respect to the related Distribution Date,

            a. the Targeted Overcollateralization Amount;

            b. the Overcollateralization Amount;

            c. the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount;

            d. the Overcollateralization Release Amount;

            e. the Monthly Excess Interest; and

            f. the amount of any payment to the Class X-1 Certificates.

                                    EXHIBIT W

                         FORM OF DEPOSITOR CERTIFICATION

      Re:   Credit Suisse First Boston Mortgage Securities Corp.
            First Franklin Mortgage Loan Trust 2004-FFB

I, __________________________, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of First Franklin Mortgage Loan Trust 2004-FFB (the "Trust");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution information required to be prepared by the Trustee based upon the servicing information required to be provided by each Servicer under the Pooling and Servicing Agreement is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, each Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5. The reports disclose all significant deficiencies relating to each Servicer's compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement, that is included in these reports.

      In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: each Servicer and the Trustee.

      Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated July 1, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as seller, Option One Mortgage Corporation as servicer ("Option One") Wilshire Credit Corporation, as servicer ("Wilshire") and JPMorgan Chase Bank, as trustee (the "Trustee").


                                              ----------------------------------
                                              [Name]

                                              [Title]
                                              [Date]

                                    EXHIBIT X

                          FORM OF TRUSTEE CERTIFICATION

      Re:   Credit Suisse First Boston Mortgage Securities Corp.
            First Franklin Mortgage Loan Trust 2004-FFB

      JPMorgan Chase Bank (the "Trustee") hereby certifies to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"), and each Person, if any, who "controls" the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. The Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

      2. Based on the Trustee's knowledge, and assuming the accuracy and completeness of the information supplied to the Trustee by each Servicer, the distribution information in the distribution reports contained in all reports on Form 8-K included in the year covered by the annual report on Form 10-K for fiscal year [_____], prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

      3. Based on the Trustee's knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

      Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated July 1, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as seller, Option One Mortgage Corporation as servicer ("Option One") Wilshire Credit Corporation, as servicer ("Wilshire") and JPMorgan Chase Bank, as trustee (the "Trustee").

                                             JPMORGAN CHASE BANK,
                                             as Trustee

                                             By:
                                                --------------------------------
                                             [Name]
                                             [Title]
                                             [Date]

                                    EXHIBIT Y

                           FORM SERVICER CERTIFICATION

      Re:   Credit Suisse First Boston Mortgage Securities Corp.
            First Franklin Mortgage Loan Trust 2004-FFB

      I, ___________________________, a duly elected and acting officer of [__________________] (the "Servicer"), certify pursuant to Section 8.12(d) of the Pooling and Servicing Agreement to the Depositor, the Trustee and each Person, if any, who "controls" the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows":

1. For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 3.16 of the Pooling and Servicing Agreement (the "Annual Compliance Certificate") for the Relevant Year and the information in all servicing reports required pursuant to the Pooling and Servicing Agreement to be provided by the Servicer to the Trustee during the Relevant Year (as such information is amended or corrected in writing and delivered to the Trustee). Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year;

2. The Relevant Information required to be provided to the Trustee under the Pooling and Servicing Agreement has been provided to the Trustee;

3. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement during the Relevant Year. Based upon the review required under the Pooling and Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to Section 3.17 of the Pooling and Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant Year.

      Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated July 1, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), DLJ Mortgage Capital, Inc., as seller, Option One Mortgage Corporation, as servicer ("Option One") Wilshire Credit Corporation, as servicer ("Wilshire") and JPMorgan Chase Bank, as trustee (the "Trustee").

                                                 [____________________________],
                                                 as Servicer


                                                 By:
                                                    ----------------------------
                                                 [Name]
                                                 [Title]

                                    EXHIBIT Z

                INFORMATION TO BE PROVIDED BY SERVICER TO TRUSTEE

      The following information with respect to each Mortgage Loan will be e-mailed by each Servicer to the Trustee in accordance with Section 4.10:

Servicer loan number
Trust loan number (if applicable)
Scheduled net interest
Scheduled principal
Curtailment applied
Curtailment adjustment
Mortgage Rate
Servicing Fee Rate
P&I payment
Beginning scheduled balance
Ending scheduled balance
Ending actual principal balance
Due Date
Prepayment in full principal
Prepayment in full net interest
Prepayment in full penalty
Delinquencies:
      1-30
      31-60
      61-90
      90+
Foreclosures
REO Properties
Loss amounts and loss types

                                   EXHIBIT AA

                        FORM OF LIMITED POWER OF ATTORNEY

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that JPMorgan Chase Bank, a New York banking corporation, having a place of business at 4 New York Plaza, 6th Floor, New York, N.Y. 10004, as Trustee (and in no personal or other representative capacity) under the Pooling and Servicing Agreement, dated as of July 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms not defined herein have the definitions assigned to such terms in the Agreement), relating to the Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB, hereby appoints [_______________], in its capacity as a Servicer under the Agreement, as the Trustee's true and lawful Special Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, but only in its capacity as Trustee aforesaid, to perform all acts and execute all documents as may be customary, necessary and appropriate to effectuate the following enumerated transactions in respect of any mortgage, deed of trust, promissory note or real estate owned from time to time owned (beneficially or in title, whether the Trustee is named therein as mortgagee or beneficiary or has become mortgagee or beneficiary by virtue of endorsement, assignment or other conveyance) or held by or registered to the Trustee (directly or through custodians or nominees), or in respect of which the Trustee has a security interest or other lien, all as provided under the applicable Agreement and only to the extent the respective Trustee has an interest therein under the Agreement, and in respect of which the Servicer is acting as servicer pursuant to the Agreement (the "Mortgage Documents").

This appointment shall apply to the following enumerated transactions under the Agreement only:

      1. The modification or re-recording of any Mortgage Document for the purpose of correcting it to conform to the original intent of the parties thereto or to correct title errors discovered after title insurance was issued and where such modification or re-recording does not adversely affect the lien under the Mortgage Document as insured.

      2. The subordination of the lien under a Mortgage Document to an easement in favor of a public utility company or a state or federal agency or unit with powers of eminent domain including, without limitation, the execution of partial satisfactions/releases, partial reconveyances and the execution of requests to trustees to accomplish same.

      3. The conveyance of the properties subject to a Mortgage Document to the applicable mortgage insurer, or the closing of the title to the property to be acquired as real estate so owned, or conveyance of title to real estate so owned.

      4. The completion of loan assumption and modification agreements in respect of Mortgage Documents.

      5. The full or partial satisfaction/release of a Mortgage Document or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related note.

      6. The assignment of any Mortgage Document, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

      7. The full assignment of a Mortgage Document upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related note.

      8. With respect to a Mortgage Document, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

            a. the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

            b. the preparation and issuance of statements of breach or non-performance;

            c. the preparation and filing of notices of default and/or notices of sale;

            d. the cancellation/rescission of notices of default and/or notices of sale;

            e.    the taking of a deed in lieu of foreclosure; and

            f. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage Document or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e), above.

      9. Demand, sue for, recover, collection and receive each and every sum of money, debt, account and interest (which now is, or hereafter shall become due and payable) belonging to or claimed by the Trustee under the Mortgage Documents, and to use or take any lawful means for recovery thereof by legal process or otherwise.

      10. Endorse on behalf of the Trustee all checks, drafts and/or negotiable instruments made payable to the Trustee in respect of the Mortgage Documents.

The Trustee gives the Special Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by this Limited Power of Attorney, subject to the terms and conditions set forth in the Agreement including the standard of care applicable to servicers in the Agreement, and hereby does ratify and confirm what such Special Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

IN WITNESS WHEREOF, the Trustee has caused its corporate name and seal to be hereto signed and affixed and these presents to be acknowledged by its duly elected and authorized officer this ___ day of ___ , 200_.

                                             JPMORGAN CHASE BANK, as Trustee


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


WITNESS:                                     WITNESS:


-------------------------------              -----------------------------------
Name:                                        Name:
Title:                                       Title:

STATE OF NEW YORK
                        SS
COUNTY OF NEW YORK

      On ______________, 200_, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me to be the person whose name is subscribed to the within instrument and to be a duly authorized and acting Senior Vice President of JPMorgan Chase Bank, and such person acknowledged to me that such person executed the within instrument in such person's authorized capacity as a Senior Vice President of JPMorgan Chase Bank, and that by such signature on the within instrument the entity upon behalf of which such person acted executed the instrument.

      WITNESS my hand and official seal.


                                             ------------------------------
                                             Notary Public

                                   EXHIBIT BB

                         MORTGAGE POOL INSURANCE POLICY

                                                           Radian Insurance Inc.
                                           Second Mortgage Pool Insurance Policy

Radian Insurance Inc. - 1601 Market Street - Philadelphia, PA - 19103

--------------------------------------------------------------------------------

Radian Insurance Inc., a Pennsylvania corporation and a stock insurance company (herein called the "Company") agrees to pay to the Insured identified below, in consideration of the premium paid or to be paid as specified herein, the Loss sustained by reason of the Default by a Borrower on any Loan insured under this Policy and listed in the attached Schedule, subject to the terms and conditions contained herein.

Insured JPMorgan Chase Bank, as trustee (the "Trustee") of First Franklin Mortgage Loan Trust 2004-FFB (the "Trust"), under a Pooling and Servicing Agreement, dated as of July 1, 2004 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller ("Seller"), Wilshire Credit Corporation, as servicer ("Servicer"), and the Trustee, providing for the issuance by the Trust of its Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB (collectively, the "Securities"), through the Trustee's agent, JPMorgan Chase Trust Co. (the "Insured's Agent"), in its Pennsylvania office located at 1650 Market Street, Suite 5210, Philadelphia, PA 19103 (the "Agent's Address").

R0124-01-7          34489-000                                 July 1, 2004
Policy number       Insured's Identification number     Effective date of policy

--------------------------------------------------------------------------------

Premium rate and payments     1/12 of 0.82% of the Total Amortized Insured Loan
                              Amount with respect to each Premium Payment Date, payable on such Premium Payment Date in immediately available funds by wire transfer of such funds to an account designated by the Company.

Premium payment date          The Effective Date and, thereafter, the 25th day
                              of each month or if such day is not a business day, the first business day thereafter, commencing in August, 2004.

Total insured loan amount     $418,411,623

Aggregate loss percentage     9.0%

Maximum aggregate liability   $37,657,046

Terms and Conditions

1. Definitions

1.1 Amortized Insured Loan Amount means the unpaid principal balance of the Loan outstanding as of the first day of the month. On or before the tenth day of each month, the Insured shall provide the Company with a report, made on a form or in a format provided or approved by the Company, specifying the Amortized Insured Loan Amount of each Loan.

1.2 Borrower means any individual legally obligated to repay the debt obligation created by a Loan, including any co-borrower, co-signer, co-obligor, or guarantor of the Loan.

1.3 Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.4 Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.

1.5 Combined Loan-to-Value means that ratio, expressed as a percentage, equal to:

a. the sum of:

1. (a) the outstanding principal balance of the Loan as of the date the Loan was Consummated; and

2. the outstanding principal balance, as of the date the Loan was Consummated, of the loan secured by the First Deed of Trust;

divided by

b. the Fair Market Value of the Property.

1.6 Consummated means the date on which the loan was closed and all related loan documents were executed.

1.7 Deductible means, as of any Distribution Date (as defined in the Pooling and Servicing Agreement) for the Securities, the sum of (i) Monthly Excess Cashflow (as defined in the Pooling and Servicing Agreement) (after giving effect to distributions of principal and interest other than distributions to increase the Overcollateralization Amount (as defined in the Pooling and Servicing Agreement)) and all reimbursements of Deferred Amounts (as defined in the Pooling and Servicing Agreement) and (ii) the Overcollateralization Amount. The Deductible will be applied to cover Losses on the Loans in accordance with the provisions of the Pooling and Servicing Agreement. Subject to the Maximum Aggregate Liability and any other conditions in this Policy, at any time that the Deductible is equal to zero, the Company shall be liable to pay Claims as set forth in this Policy.

1.8 Default means the failure by a Borrower (s) to pay when due a scheduled periodic payment due under the terms of a Loan, or (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due-on-sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property, or (c) to pay when due any scheduled periodic payment or any other amount due on any debt or other obligation representing an encumbrance or lien superior to the Loan (including, but not limited to, the First Deed of Trust and tax or other liens or encumbrances).

A Loan is deemed to be in Default for that month, as appropriate: (a) as of the close of business on the installment due date for which a scheduled periodic payment has not been made; (b) as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan; (c) as of the installment due date for which a scheduled periodic payment has not been made under the First Deed of Trust; or (d) as of the due date for payment of any amount due on any other debt or other obligation representing an encumbrance or lien superior to the Loan. The Loan shall be considered to remain in Default until filing of a Claim so long as such scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration exists for a continuous period of four (4) months.

1.9 Eligibility Criteria means the requirements established in the underwriting guidelines of the originator of the Loan and as otherwise established by the Company and of which the Company notifies the Insured, as the same may be amended from time to time by the Company on prior written notice to the Insured.

1.10 Eligible Note means the written evidence of indebtedness, unless otherwise amended or limited by the Eligibility Criteria:

a. under which the Borrower is obligated to repay a Loan in amortizing monthly installments of principal and interest;

b. with an initial term of at least twelve (12) months;

c. secured by a Second Deed of Trust as of the Effective Date; and

d. containing therein or in the Second Deed of Trust, where permitted by law,

1. a clause providing for the acceleration of maturity, at the option of the holder, upon default,

2. a due-on-sale clause,

3. a clause permitting the Insured to make payments on any debt or other obligation representing a lien or other encumbrance which is in default and which has priority over any Second Deed of Trust,

4. a clause providing that the Borrower agrees not to take additional advances under any loan secured by a lien or other encumbrance with priority over the Second Deed of Trust,

5. a waiver of the Borrower's homestead exemption, and

6. clause providing that any default of the scheduled periodic payment under the First Deed of Trust is considered to be a default under the Loan.

1.11 Fair Market Value means the appraised value of the Property, or other acceptable evidence of value of the Property, as of the date of Consummation; provided that, if the Loan is for the purpose of purchasing the Property, the Fair Market Value shall be the lesser of the sales price or the appraised value as of the date of Consummation.

1.12 First Deed of Trust means a mortgage, deed of trust, or other instrument which:

a. constitutes or is equivalent to a first lien or encumbrance on the Property, subject only to the Permitted Encumbrances, and

b. will allow the Person secured thereby, directly or by a trustee or other Person, to foreclose on the Property (by power-of-sale, judicially or otherwise) upon default thereunder or under the loan secured by such instrument and thereby acquire title to the Property, subject only to the Permitted Encumbrances.

1.13 Insured means the Person designated on the face of this Policy.

1.14 Insured Loan Amount means the unpaid principal balance of the Loan as of the Effective Date as set forth on the attached Schedule or, in the case of a substituted Loan, on the date of substitution.

1.15 Liquidated Loan has the meaning provided in the Pooling and Servicing Agreement; provided that, for the purposes of this Policy, a Liquidated Loan may be a Loan that has been liquidated through the sale of such Loan and the reference to the Servicer in the definition of "Liquidated Loan" in the Pooling and Servicing Agreement shall be deemed to be a reference to the Company on a servicing-released basis pursuant to Section 6.7 during any time that such Loan is serviced by or on behalf of the Company.

1.16 Loan means a disbursement of proceeds or advance of credit by the Insured to or for the benefit of a Borrower who promises to repay the principal amount of such disbursement, or any future disbursement, plus interest, if any, at a stated annual rate over time, which is evidenced, in any event, by an Eligible Note secured by a Second Deed of Trust, and which is listed on the attached Schedule (or substituted therefor with the Company's prior written approval) and to which coverage under this Policy has been extended.

1.17 Loan File means, with respect to a Loan, the documents (including all documents in electronic format) created or received in connection with the origination and closing of the Loan, including the Loan File Documents.

1.18 Loan File Documents mean:

a. the fully-completed Loan application, dated and signed by the Borrower,

b. the credit bureau report on the Borrower obtained in the Loan application process and any updated credit bureau reports on the Borrower obtained by the Insured,

c. the verification of the Borrower's income obtained in the Loan application process,

d. the evidence of Property improvements to be completed, if applicable, which was obtained before or at the time the Loan was Consummated, and the original applicable completion certificates signed by the Borrower,

e. a copy of the tax assessment, warranty deed or recorded land contract for sale, if applicable, obtained before or at the time the Loan was Consummated,

f. the original Eligible Note,

g. the original, recorded Second Deed of Trust,

h. the loan history record, maintained by the Insured in its normal course of business, of payments made on the Loan,

i. the documentary evidence of the Insured's efforts to effect a cure of any Default and to collect the Loan,

j. the appraisal, or other acceptable evidence of value of the Property approved by the Company,

k. the documentary evidence obtained by the Insured, before or at the time the Loan was Consummated, that the Combined Loan-to-Value did not exceed the percentage as set forth in the Eligibility Criteria which is applicable to the Loan,

l. the Regulation Z disclosure statement,

m. the documentary evidence (such as cancelled checks) that any debts to be paid with the Loan proceeds were paid directly by the Insured, and

n. the original documentary evidence of the normal and customary title search obtained by the Insured showing that the Loan was, or was to be immediately after the Loan was Consummated, secured by a mortgage, deed of trust, or other instrument which constituted or was equivalent to a Second Deed of Trust.

1.19 Loss means, after the Deductible has been exhausted, the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.2. A Loss shall be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable. Loss does not include any loss on a Mortgage Loan by reason of any insolvency proceeding or the application of the Servicemembers Civil Relief Act, the California Military and Veterans Code and/or any similar state or local law.

1.20 Maximum Aggregate Liability means the Aggregate Loss Percentage of the Total Insured Loan Amount. The Maximum Aggregate Liability shall be increased by, and the Insured shall otherwise receive credit for, any recoveries by the Company from any Borrower or any other Person or in any other respect in connection with the Loan or in connection with any payment made by the Company under this Policy.

1.21 Perfected Claim means a Claim received by the Company which contains all information and proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.22 Permitted Encumbrances means only the following liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption:

a. Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

b. Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed; and

c. Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

1.23 Person means any individual, corporation, partnership, association or other entity.

1.24 Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any environmental condition including contamination by toxic or hazardous waste, chemicals or other substances.

1.25 Policy means this contract of insurance and all commitments, applications, endorsements and schedules, which are incorporated in this Policy, related to Loans insured under this Policy.

1.26 Property means a Residential real property and all improvements thereon which secure the Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions.

1.27 Purchase Price means, as to any Loan which the Company has exercised its right to purchase under Section 6.7, the sum of (a) the unpaid principal balance of such Loan as of the date of purchase or in the case of a Loan for which any such Loss has been so charged, the amount of such Loss, (b) other than in the case of a Loan for which any such Loss has been so charged, accrued and unpaid interest thereon through the date of payment for such purchase and (c) if the Loan is to be purchased on a servicing-released basis, and other than in the case of a Loan for which any such Loss has been so charged, any unreimbursed servicing advances related to such Loan. In calculating any Purchase Price, the same shall not include any amount in respect of the Servicemembers Civil Relief Act, the California Military and Veterans Code and/or any similar state or local law.

1.28 Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, of a unit in a planned unit development.

1.29 Schedule means the schedule attached hereto listing the Loans secured by Second Deeds of Trust for which coverage under this Policy has been extended.

1.30 Second Deed of Trust means a mortgage, deed of trust, or other similar instrument which constitutes or is equivalent to a lien or encumbrance on the related Property and which secures a Loan, subject only to the related First Deed of Trust and the Permitted Encumbrances, and allows the Person secured thereby, directly or by a trustee or other Person, to foreclose on the Property (by power-of-sale, judicially or otherwise) upon Default thereunder or under the Loan secured by such instrument and thereby acquire title to the Property, subject only to the First Deed of Trust and the Permitted Encumbrances.

1.31 Servicer means that Person acting on behalf of the owner of a Loan (or on behalf of the owner's designee, if any) to service the Loan and of whom the Company has been notified. The Servicer acts as a representative of the owner of the Loan (and the owner's designee, if any) and will bind the owner and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments and performing any other acts under this Policy. References in this Policy to a Servicer's obligations will not be construed as relieving the owner or its designee of responsibility for the Servicer's performance.

1.32 Total Amortized Insured Loan Amount means the sum of the Amortized Insured Loan Amounts of all the Loans.

1.33 Total Insured Loan Amount means the sum of the Insured Loan Amounts of all the Loans.

1.34 Trailing Payment mean any payment on the Loan received by the Insured after a Claim has been filed with the Company. Any pronouns, when used in this Policy, shall mean the singular or plural, masculine or feminine, as the case may be.

2. Obtaining Coverage and Payment of Premiums; Insured

2.1 Coverage - The Effective Date of this Policy shall be the date specified on the face hereof. Subject to the Company's right to cancel as set forth in
Section 2.2 and applicable law, this Policy shall continue in force until (a) each Loan has been paid in full, has become a Liquidated Loan or, whether because the transfer of the Loans by the Seller pursuant to the Pooling and Servicing

Agreement has been disregarded or for any other reason, is no longer owned by, or pledged by the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement to, the Trustee for the benefit of the holders of the Securities or (b) the Securities no longer remain outstanding, whether because the Securities have been redeemed, have been paid in full or otherwise have had their respective principal balances reduced to zero. This Policy may be canceled by the Insured in whole but not in part at any time that the Company's financial strength is rated less than "Baa3" by Moody's Investors Service, Inc. and less than "BBB-" by Standard & Poor's Ratings Service and such reduction results in a downgrading of any of the Securities, and from and after any such cancellation by the Insured, the Company shall not be entitled to any further premiums under the Policy or to any additional reimbursements from Available Funds (as defined in the Pooling and Servicing Agreement) for any claims that have been paid.

2.2 Premium - The premium for this Policy shall be paid in the manner and at the rate specified on the face hereof. Failure to pay any installment of the premium within thirty (30) days of the Premium Payment Date shall terminate the liability of the Company with respect to the coverage contained in the Policy, which Policy shall be canceled. There shall be no refund of premium under this Policy. If the liability of the Company for all Losses under this Policy reaches the Maximum Aggregate Liability, the total premium under this Policy is due and payable and shall remain due and payable; provided, however, that the premium shall continue to be calculated and paid in the manner specified on the face hereof.

2.3 Insured - This Policy shall be delivered to and held by the Insured through the Insured's Agent, any premiums shall be paid by the Insured through the Insured's Agent, and any claims shall be paid to the Insured through the Insured's Agent, in each case at the Agent's Address.

3. Changes in Various Loan Terms, Servicing and Insured; Duplication of Insurance Benefits; Reports to Servicer and Insured

3.1 Loan Modifications - Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan; nor subordinate the Second Deed of Trust.

3.2 Open-End Provisions - The Insured may not increase the principal balance of any Loan, unless the written approval of the Company has been obtained.

3.3 Assumptions - If a Loan is assumed with the Insured's approval, the Company's liability for coverage of such Loan shall terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company shall not unreasonably withhold approval of an assumption.

3.4 Change of Servicing and Servicing Guidelines - The Loans shall be serviced by Wilshire Credit Corporation in accordance with the 2nd lien servicing guidelines of the Company and the Service Level Agreement dated April 29, 2004 between the Company and Wilshire Credit Corporation (together, the "Servicing Guidelines"), to the extent not inconsistent with the Pooling and Servicing Agreement. Servicing of a Loan may be sold, transferred or assigned to a Person approved in writing by the Company without affecting the coverage hereunder for such Loan, subject, nevertheless, to all of the terms and conditions hereof and to all defenses which the Company may have had prior to any such sale, transfer or assignment, and provided that written notice thereof is given to the Company. Any changes, amendments or updates to the Servicing Guidelines (including, but not limited to, those arising from the sale, transfer or assignment of servicing) must be submitted to the Company and approved in writing by the Company prior to implementation.

3.5 Loan Assignment - The sale, assignment or transfer of a Loan by the Insured shall terminate coverage of the Loan hereunder.

3.6 Duplication of Insurance Benefits - The coverage under this Policy shall be excess over any other insurance, including any primary mortgage insurance, which may apply to the Property or to the Loan.

3.7 Reports to Servicer and Insured - With respect to a Loan as to which the Company has paid a Claim Amount, the Company shall inform the Servicer and the Insured of any subsequent recoveries on such Loan and shall deliver to each of them a report (on a quarterly basis) on the remaining Maximum Aggregate Liability under the Policy, increased by the amount of any such subsequent recoveries. With respect to any Loan purchased by the Insurer on a servicing-released basis, the Company shall provide the Insured with periodic reports for the purposes of monitoring such Loan and tracking the collections with respect thereto.

4. Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

4.1 Effective Date - Any Claim resulting from a Default existing at the Effective Date or occurring after cancellation of this Policy.

4.2 Incomplete Construction - Any Claim when, as of the date of such Claim: (a) construction of a Property is not completed in accordance with the construction plans and specifications upon which the Fair Market Value of the Property was based, or (b) a required completion certificate was falsely certified by the Borrower.

4.3 Negligence - Any Claim where there was negligence by the Insured, the Servicer or any other Person with respect to the Loan.

4.4 Non-Approved Servicer - Any Claim occurring if Wilshire Credit Corporation was not the servicer of the related Loan as of the Closing Date or when, at time of Default or thereafter, the Servicer is not approved in writing by the Company.

4.5 Physical Damage - Any Claim where, at any time after the Effective Date, Physical Damage to a Property (other than reasonable wear and tear) occurs or manifests itself.

4.6 Combined Loan-to-Value - Any Claim if the Combined Loan-to-Value exceeded the percentage as set forth in the Eligibility Criteria which is applicable to the Loan.

4.7 Second Lien Status - Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and Insured hereunder does not provide the Insured with a Second Deed of Trust.

4.8 Future Advances - Any Claim, if the First Deed of Trust allows for future advances, after the date the loan was consummated.

4.9 Breach of Obligations or Representations or Failure to Comply with Terms - Any Claim involving or arising out of any breach by the Insured, the Seller or any other Person of its obligations, representations or warranties under, or its failure to comply with the terms of, this Policy, the Servicing Guidelines or the Pooling and Servicing Agreement or of its obligations as imposed by operation of law.

4.10 Borrower Defenses - Any Claim if, under applicable law, the Borrower did successfully assert or may have successfully asserted any defense against the Insured so as to release in whole or in part the Borrower's obligation to repay the Loan, provided, however, that this exclusion shall only apply to the extent and amount of such release.

4.11 Non-Eligible Loans - Any Claim if the Loan did not meet the Eligibility Criteria on the Effective Date or the date a Loan was substituted for another Loan with the Company's written approval.

4.12 Failure to Provide Loan File - Any Claim if the Insured does not provide or cause to be provided to the Company the Loan File within ten days of the Company's request therefor.

4.13 Fraud - Any Claim if fraud, error, omission, misrepresentation, dishonesty, negligence or similar occurrence with respect to a Loan has taken place on the part of the originator or the mortgagor, or, on the part of any other party involved in the origination of the Loan.

4.14 Inaccurate Information - Any Claim if the description of a Loan contained in the electronic tape transmission ("ETT") and any other information, documents, data or statements submitted to the Company by or on behalf of the Insured is not true and accurate in all material respects.

4.15 Property - Any Claim if the property identified as the security for each Loan does not consist of real estate improved by a one to four-family dwelling and located in the United States of America.

4.16 FICO Scores - Any Claim if a credit report with FICO score was not obtained and utilized in the underwriting of the related Loan and accurately set forth in the ETT and at least two FICO scores were not available with respect to such Loan. The FICO score will be the median of the FICO scores obtained from each of the three main consumer credit information vendors or, if only two FICO scores are available, the lower of the two FICO scores.

4.17 Underwriting Guidelines - Any Claim if a Loan was underwritten at the time it was originated in a manner not consistent in all material respects with the underwriting guidelines and procedures of, First Franklin Financial Corporation, dated December 8, 2003 (the "Underwriting Guidelines"), subject to such variances as are justified under the Underwriting Guidelines by compensating factors identified and reflected in the related credit file at such time in connection with underwriting such Loan.

4.18 Applicable Laws - Any Claim if a Loan was not originated in compliance with all applicable laws and regulations.

4.19 Delinquent - Any Claim if, as of the Cut-Off Date, a Loan is thirty (30) days or more past due on a scheduled monthly payment and a Loan that has been thirty (30) or more days past due on any such monthly payment in the preceding twelve months.

5. Conditions Precedent to Payment of Claim

It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1 Notice of Default - The Insured must give the Company written notice within fifteen (15) days after either the end of each calendar month or such other day of the month agreed to by the Company and the Insured, of:

1. Each Loan on which the Borrower has become two (2) months in Default on the Loan during the period covered by such notice; or

2. Each Loan on which any proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started during the period covered by such notice, by either the Insured or the holder (owner) of the first or any subordinate mortgage lien on the Property.

5.2 Monthly Reports - Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports must continue until the Borrower is no longer in Default, any proceedings terminate, or until the Company has settled a Claim with respect to such Loan.

5.3 Company's Option to Accelerate Filing of a Claim - If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured shall file a Claim within thirty (30) days after notice from the Company. The Company shall then make a payment of Loss in accordance with
Section 6.3. If a Loan for which the Company has paid a Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan.

5.4 Mitigation of Damages - The Insured shall:

a. Actively pursue reasonable opportunities to prevent and/or mitigate the Loss, including, without limitation good faith efforts by the Insured to: (i) obtain a cure of the Default; (ii) collect amounts due under the Loan; (iii) inspect and appraise the Property; and (iv) implement a short payoff, deed in lieu of foreclosure, note sale or lump sum cash settlement (collectively referred to herein as a "Liquidating Workout"), including, as necessary, waiver of any prepayment penalties, late fees, or similar charges. Notwithstanding the foregoing, the Insured shall not finalize or implement any Liquidating Workout without the Company's prior written approval.

b. Following payment of any Claim Amount, promptly forward to the Company any and all Trailing Payments, First Deed of Trust foreclosure notices, and any other information or documentation reasonably likely to assist the Company in mitigating Loss

c. Without limiting the foregoing, assert its rights in any bankruptcy or similar state proceeding, including filing a proof of claim, filing a responsive pleading, and otherwise taking appropriate steps to protect its interest, whether a priority interest or not, to any potential excess proceeds in any foreclosure or similar action involving the Property, and

d. In the event the Insured acquires the Property, which acquisition shall be made only upon receipt of prior written approval of the Company, use good faith efforts to timely dispose of the Property at the then fair market value of the Property.

5.5 Claim Information and Other Requirements - At the time of filing of the Claim, the Insured must provide the Company with:

a. All information reasonably requested by the Company, including, but not limited to, the Loan File;

b. A completed form furnished by or acceptable to the Company for payment of a Claim;

c. An assignment, containing customary representations and warranties, duly and properly executed and in recordable form and, in the case of a Liquidated Loan or the exercise by the Company of its right to purchase a Loan under Section 6.7, delivered by or on behalf of the Insured on a servicing-released or, in the case of such exercise, -retained basis as separately agreed by the Company with the Servicer, of all the Insured's ownership right, title and interest in and to

1. the Loan,

2. the Eligible Note, properly endorsed in blank, and

3. the originals (or in the case of recorded documents which have not been returned by the recording office, certified copies) of any and all documents executed and delivered by or to the Borrower or by any holder of such Loan including,

(i) any Second Deed of Trust, and

(ii) any policies of title insurance, letter reports of title, or opinions of title and surveys.

The obligation of the Insured to provide the Company with information reasonably requested by the Company shall continue until payment of the Claim. For the avoidance of doubt, the Company shall not be liable for any loss on a Loan on the optional termination of the Trust pursuant to Section 9.01 of the Pooling and Servicing Agreement if the Company has not received with respect to such Loan a Perfected Claim calculated in accordance with Section 6.3. Upon assignment of the Second Deed of Trust to the Company, the Insured shall notify the Borrower of any change in the servicer.

The Company shall be entitled to subsequent recoveries, if any, on a Loan with respect to which a Claim Amount was paid by the Company; provided, however, that the Company shall remit to the Insured any subsequent recoveries in excess of the Claim Amount paid by the Company with respect to such Loan and the Maximum Aggregate Liability will be increased by the amount of any such subsequent recoveries retained by the Company.

5.6 Collection and Loss Mitigation Assistance - The Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan and the identification of loss mitigation opportunities, including obtaining information from the Borrower and/or any other appropriate source, and attempting to develop repayment plans and/or workout strategies acceptable to the Insured. Without limiting the foregoing, at its sole discretion the Company shall have the right to instruct the Insured to waive any prepayment penalties, late fees, or similar charges.

6. Loss Payment Procedure

6.1 Filing of Claim - The Insured must file a Claim regardless of whether the Deductible is available to cover losses or a Loss is payable under this Policy:
(i) no earlier than the date on which the Loan becomes five (5) months in Default; and (ii) no later than thirty (30) days after the Loan becomes six (6) months in Default or within the thirty (30) day period specified in Section 5.3 (Company's Option to Accelerate Filing of a Claim), unless a written extension has been granted by the Company. If the Insured fails to file a Claim within the applicable time, such failure shall be deemed to have been an election by the Insured to waive any right to any benefit under this Policy with respect to such Loan.

6.2 Calculation of Claim Amount - The Claim Amount shall be an amount equal to the lesser of:

a. one hundred and ten percent (110%) of the unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances and

b. the sum of one hundred percent (100%) of the unpaid principal balance due under the Loan as of the date of Default, plus the amount of the accumulated delinquent interest computed to the end of the month prior to the date of Claim payment at the Loan rate of interest, plus foreclosure costs, including court costs and reasonable attorneys' fees, paid by the Insured and approved by the Company as reduced by any amounts covered by the Deductible under the Pooling and Servicing Agreement.

Subject to Sections 3.1 and 3.2, in calculating such amounts, the unpaid principal balance shall not exceed the Insured Loan Amount and the unpaid principal balance and interest shall be reduced by any amounts obtained by a short payoff or other transaction approved in writing by the Company, and by any reduction in any insolvency proceeding or under the Servicemembers Civil Relief Act, the California Military and Veterans Code and/or any similar state or local law. 6.3 Claim Withdrawal -

a. If, at any time prior to payment of the Claim Amount by the Company, the Insured receives any payment(s) which either: (i) cures the Default on the Loan; or (ii) results in the Loan being less than ninety (90) days in Default, the Insured shall apply such payment(s) to the Loan and shall withdraw the related Claim by providing prompt written notice to the Company of such withdrawal.

b. If, at any time prior to payment of the Claim Amount, the Insured receives payment(s) constituting full payoff of the Loan, the Insured shall apply such payment(s) to the Loan and shall withdraw the related Claim by providing prompt written notice to the Company of such withdrawal. In such event, the Loan shall no longer be covered under this Policy and shall be removed from the Schedule.

6.4 Payment of Loss - Whenever a Loss becomes payable after the Deductible has been exhausted, the Company shall pay to the Insured, within sixty (60) days after the Insured has filed a Claim in accordance with Section 5.3 (Company's Option to Accelerate Filing of a Claim) or Section 6.1 (Filing of Claim) the Claim Amount less any payments previously made by the Company with respect to that Loan; provided, however, that on or after the date on which the aggregate Losses paid by the Company under this Policy is an amount equal to the Maximum Aggregate Liability, the liability of the Company to pay any additional Losses under this Policy ceases, notwithstanding the payment of additional premium due under this Policy. All payments by the Company hereunder shall be made either by wire transfer or by check, at the Insured's election and as so specified in a written notice to the Company. In the event that payments shall be made by wire transfer, the Insured shall provide written wiring instructions to the Company.

6.5 Trailing Payments - After payment by the Company of any Claim Amount hereunder, any and all Trailing Payments (appropriately endorsed) shall be promptly remitted by the Insured to the Company.

6.6 Discharge of Obligation - Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be full and final discharge of its obligation with respect to such Loss under this Policy.

6.7 Option to Purchase a Loan - After the Deductible is no longer available and the Company is required to pay Claims, the Company shall have the first right but not the obligation to purchase on a servicing-released or, at the option of the Company, servicing-retained basis, and without recourse, any Loan that is ninety (90) days or more delinquent and as to which the Company has not paid a Claim for a Loss, regardless of whether it has approved a Claim for a Loss on such Loan or any Loss on such Loan has been charged against the Deductible or the Securities, by notifying the Insured at any time that it is exercising such right and by paying the related Purchase Price on the last day of a calendar month in accordance with the definition of the term "Purchase Price" hereunder.

7. Additional Conditions

7.1 Proceedings of Eminent Domain - In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2 Subrogation - To the extent that the Company is entitled under applicable law to pursue an action on the Eligible Note, the Company shall be subrogated, upon payment of the related Loss, in the amount thereof to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers, including, but not limited to, an assignment of the Eligible Note and undertake such other actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.3 Policy for Exclusive Benefit of Insured - The coverage provided under this Policy shall be for the sole and exclusive benefit of the Insured, and in no event shall any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy.

7.4 Arbitration of Disputes; Suits and Actions Brought by the Insured

a. Unless prohibited by applicable law, or otherwise mutually agreed by the Company and Insured, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of this Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

b. The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

c. No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy. A suit or action against the Company must be commenced within three
(3) years after the Loss can be determined unless otherwise required by applicable law.

d. If a dispute arises concerning a Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.5 Release of Borrower - The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan shall release the Company from its obligation to the extent and amount of said release.

7.6 Amendments; No Waiver; Rights and Remedies; Use of Term "Including"

a. No condition or requirement of this Policy shall be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

b. No right or remedy of the Company provided for by this Policy shall be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

c. As used in this Policy, the term "include" or "including" shall mean "include or including, without limitation."

7.7 No Agency - Neither the Insured, nor any Servicer, nor any of their respective employees or agents, shall be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents (including any Person underwriting the Loan on behalf of the Insured), shall be deemed for any reason to be agents of the Insured or Servicer.

7.8 Successors and Assigns - This Policy shall inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.9 Applicable Law and Conformity to Law - All matters under this Policy and the provisions hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts or choice of law provisions.

7.10 Notice - All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at 1601 Market Street, Philadelphia, PA 19103. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

All notices under this Policy, whether or not identified in this Policy as required to be in writing, shall be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.11 Reports and Examinations - The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company shall be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan. Without limiting the foregoing, the Insured shall provide the Company from time to time with the principal balances and other information necessary for the Company to confirm the premiums for this Policy.

7.12 Electronic Media - The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media shall be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

7.13 Duty of Cooperation - Whenever requested by the Company, whether or not a notice of Default has been submitted, the Insured shall cooperate with the Company and furnish all reasonable aid, evidence and information in the possession of the Insured or to which the Insured has access with respect to any Loan, including all documents, files, computer data or other information requested by the Company upon reasonable notice. To the extent the Company is prejudiced by any failure of the Insured to cooperate, the Company's remedy shall be to reduce the Loss by the estimated extent of such prejudice.

IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized officers.

                                         Radian Insurance Inc.


                                         --------------------------


                                         --------------------------

                                   EXHIBIT CC

                       FORM OF INTEREST RATE CAP AGREEMENT

                                                                    29 July 2004

JP Morgan Chase Bank, not individually, but solely as trustee for First Franklin Mortgage Loan Trust 2004-FFB, Home Equity
Mortgage Pass-Through Certificates, Series 2004-FFB
c/o JP Morgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004-2477

External ID: 53025254R

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSFBi" means Credit Suisse First Boston International and "Counterparty" means JPMorgan Chase Bank, not individually, but solely as trustee for First Franklin Mortgage Loan Trust 2004-FFB, Home Equity Mortgage Pass-Through Certificates, Series 2004-FFB

      (a) The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

      This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 29 July 2004 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. All terms used herein and not otherwise defined are given their meaning in the Pooling and Servicing Agreement dated as of 1 July 2004 among Credit Suisse First Boston Mortgage Securities Corp., a wholly-owned special purpose subsidiary of Credit Suisse First Boston, Inc. (the "Depositor"), DLJ Mortgage Capital, Inc. (the "Seller"), Wilshire Credit Corporation (the "Servicer") and JPMorgan Chase Bank (the "Trustee").

      CSFBi and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

      Transaction Type:   Rate Cap Transaction

      Notional Amount:        The Calculation Base Amount, which shall initially
                              be USD 1,654,000.00, subject to amortization as set out in the Additional Terms

      Trade Date:             23 July 2004

      Effective Date:         29 July 2004

      Termination Date:       25 June 2008, subject to adjustment in accordance
                              with the Modified Following Business Day
                              Convention

Fixed Amounts:

      Fixed Rate Payer:       Counterparty

      Fixed Rate Payer
      Payment Date:           29 July 2004, subject to adjustment in accordance
                              with the Modified Following Business Day
                              Convention

      Fixed Amount:           USD 257,000.00

Floating Amounts:

      Floating Rate Payer:    CSFBi

      Floating Rate Payer
      Payment Dates:          The 25th day of each month, commencing on 25
                              August 2004, and ending on 25 June 2008, inclusive, subject to adjustment in accordance with the Modified Following Business Day
                              Convention

      Floating Amounts        The amount calculated pursuant to Section 6.1(a)
                              of the 2000 ISDA Definitions as the Floating
                              Amount shall be multiplied by 100 (the "Payment
                              Factor"), and the resulting product shall be the actual Floating Amount for the respective
                              Calculation Period

      Cap Rate:               5.60%

      Floating Rate Option:   USD-LIBOR-BBA

      Designated Maturity:    1 month

      Spread:                 None

      Floating Rate
      Day Count Fraction:     Actual/360

      Reset Dates:            The first day of each Calculation Period

      Compounding:            Inapplicable

      Business Days:          New York

      Calculation Agent:      CSFBi

      Account Details:

           Payments to CSFBi:          Bank of New York
                                       SWIFT IRVTUS3N
                                       for favour CS First Boston International,
                                       London
                                       A/c No. 8900360968

           Payments to Counterparty:   To be advised under separate cover or
                                       telephone confirmed prior to each
                                       Payment Date.

Credit Suisse First Boston International is regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

                                ADDITIONAL TERMS

     Period up to but excluding
     the Payment Date scheduled               USD Calculation Base
            to occur on:                            Amount:
              25-Aug-04                          1,654,000.00
              25-Sep-04                          1,599,474.14
              25-Oct-04                          1,540,083.69
              25-Nov-04                          1,481,777.36
              25-Dec-04                          1,424,534.89
              25-Jan-05                          1,368,336.34
              25-Feb-05                          1,313,162.18
              25-Mar-05                          1,258,993.21
              25-Apr-05                          1,205,810.60
              25-May-05                          1,153,595.87
              25-Jun-05                          1,102,330.88
              25-Jul-05                          1,051,997.82
              25-Aug-05                          1,002,579.22
              25-Sep-05                            954,057.91
              25-Oct-05                            906,417.07
              25-Nov-05                            859,640.16

              25-Dec-05                            813,710.97
              25-Jan-06                            768,613.57
              25-Feb-06                            727,789.72
              25-Mar-06                            688,993.20
              25-Apr-06                            650,924.32
              25-May-06                            613,569.56
              25-Jun-06                            576,915.59
              25-Jul-06                            540,949.40
              25-Aug-06                            505,658.18
              25-Sep-06                            471,029.35
              25-Oct-06                            437,050.59
              25-Nov-06                            403,709.80
              25-Dec-06                            370,995.10
              25-Jan-07                            338,894.82
              25-Feb-07                            307,397.53
              25-Mar-07                            276,491.98
              25-Apr-07                            246,167.18
              25-May-07                            216,412.27
              25-Jun-07                            187,216.66
              25-Jul-07                            158,569.93
              25-Aug-07                            130,461.85
              25-Sep-07                            116,160.45
              25-Oct-07                            103,390.26
              25-Nov-07                             90,860.30
              25-Dec-07                             78,566.10
              25-Jan-08                             66,503.28
              25-Feb-08                             54,667.51
              25-Mar-08                             43,054.56
              25-Apr-08                             31,660.28
              25-May-08                             20,480.59
              25-Jun-08                              9,511.47

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

Credit Suisse First Boston International

By its Agent: Credit Suisse First Boston LLC


By:
   -----------------------------
Name:
Title:

Confirmed as of the date first written above:

JP Morgan Chase Bank, not individually, but solely as trustee for First Franklin Mortgage Loan Trust 2004-FFB, Home Equity
 Mortgage Pass-Through Certificates, Series 2004-FFB


By:
   -----------------------------
Name:
Title:

                                    Schedule
                                     to the
                                Master Agreement

                            dated as of July 29, 2004

                                     between

Credit Suisse First Boston International,    and     JPMorgan Chase Bank, not individually,
an unlimited company incorporated under              but solely as trustee for First Franklin
the laws of England and Wales                        Mortgage Loan Trust 2004_FFB, Home
             ("Party A")                             Equity Mortgage Pass_Through
                                                     Certificates, Series 2004_FFB
                                                                 ("Party B")

Part 1
Termination Provisions

In this Agreement:

      (a) Specified Entity. "Specified Entity" means for the purpose of the "Default under Specified Transaction" provision (Section
5(a)(v)), in relation to Party A, its Affiliates and in relation to Party B, its Affiliates.

      (b) Specified Transaction. Specified Transaction will have the meaning specified in Section 14.

      (c) Certain Events of Default. The following Events of Default will apply to the parties so specified below, and the definition of "Events of Default" in Section 14 is deemed to be modified accordingly:

      Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.

      Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party
      B.

      Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B.

      Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.

      Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

      Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.

      Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B.

      Section 5(a)(viii) (Merger without Assumption) will apply to Party A and Party B.

      (d) Credit Event Upon Merger. The "Credit Event Upon Merger" provision (Section 5(b)(iv)) will not apply to Party A and will not apply to Party B.

      (e) Automatic Early Termination. The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

      (f) Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Market Quotation will apply.

      (g) Termination Currency. "Termination Currency" means United States Dollars.

      (h) Additional Termination Events. The following Additional Termination Events will apply. In the case of (i) and (ii), Party B would be sole Affected
Party:

      (i) the occurrence of a termination of the Trust pursuant to Section 9.01 of the PSA,

      (ii) the final distribution of the Trust's assets pursuant to Section 9.02 of the PSA, or

            (iii) If Party A no longer has a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies (a "Counterparty Rating Agency Downgrade"), provided that neither of the following events shall occur: Party A shall, no later than the 30th day following the Counterparty Rating Agency Downgrade, either (1) obtain a substitute Counterparty that is a bank or other financial institution that has a rating that is in one of the three highest long-term credit rating categories from at least one of the Rating Agencies rating the Certificates, (2) obtain a guaranty of or a contingent agreement of another person with a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies to honor Party A's obligations hereunder, (3) post collateral under agreements and other instruments satisfactory to the Rating Agencies, which will be sufficient to restore the ratings of the Offered Certificates, or (4) establish any other arrangement satisfactory to the Rating Agencies to restore the ratings of the Offered Certificates.

                                     Part 2
                               Tax Representations

      1. Payer Tax Representations. For the purpose of Section 3(e), Party A and Party B each makes the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

      (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

            2. the satisfaction of the agreement of the other party contained in
      Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

      (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d);

      provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)   Payee Tax Representations. For the purpose of Section 3(f),

      (i)   Party A makes the following Payee Tax Representations:

            1. Party A is a recognized U.K. bank, as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988 and is entering into each Transaction in the ordinary course of its trade or business.

            2. Party A has been approved by the U.S. Internal Revenue Service as a Withholding Foreign Partnership and Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.

            3. Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the U.S. Internal Revenue Code.

      (ii)  Party B makes no Payee Tax Representations.

                                     Part 3
                         Agreement to Deliver Documents

Each party agrees to deliver the following documents as applicable:-

(a) For the purpose of Section 4(a)(i), tax forms, documents or certificates to be delivered are:

Party required to deliver      Form/Document/Certificate                   Date by which to be delivered
documents
                               Not Applicable                              Not Applicable
Party A                        U.S. Internal Revenue Service From          Promptly after the earlier of (i)
                               W-8IMY and any successor form thereto       reasonable demand by Party C or (ii)
                                                                           learning that such form or document
                                                                           is required.

(b)   For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver      Form/Document/Certificate            Date by which to be delivered    Covered by Section
documents                                                                                            3(d) Representation
Party A and Party B            Evidence reasonably                  Upon execution of this           Yes
                               satisfactory to the other            Agreement and, if requested,
                               party as to the names, true          upon execution of any
                               signatures and authority of          Confirmation
                               the officers or officials
                               signing this Agreement or any
                               Confirmation on its behalf.

Party A                        Certified copies of the              At or promptly following         Yes
                               charter and by-laws of such          execution of this Agreement.
                               party (or a resolution
                               containing excerpts of such
                               party's by-laws), and of the
                               resolutions of the board of
                               directors of such party, or
                               other applicable document,
                               authorizing the execution and
                               delivery of this Agreement and
                               each Confirmation by such party

Party A and Party B            An opinion of counsel (which,        Upon execution of this           No
                               in the case of Party B shall         Agreement
                               be in-house counsel of Party A
                               or an affiliate) to such party
                               reasonably satisfactory in
                               form and substance to the
                               other party covering the
                               enforceability of this
                               Agreement against such party

Party A                        A copy of the annual report          Upon request, as soon as         Yes
                               for such party containing            publicly available
                               audited or certified financial
                               statements for the most
                               recently ended financial year

                                     Part 4
                                  Miscellaneous

(a)   Addresses for Notices. For the purpose of Section 12(a):

         (i)      (1)   Address for notices or communications to Party A:

                  Notwithstanding section 12 (a) of the Agreement all notices including those to be given under Section 5 or 6 may be given by facsimile transmission or electronic messaging system.

         Address:   One Cabot Square        Attention:   (1)  Head of Credit Risk Management;
                    London E14 4QJ                       (2)  Managing Director -
                    England                                   Operations Department;
                                                         (3)  Managing Director - Legal
                                                              Department

                    Telex No.:  264521      Answerback:  CSFBI  G
              (For all purposes.)

(2) For the purpose of facsimile notices or communications under this Agreement:-

      Facsimile No.:   +44 020 7888 2686
      Attention:       General Counsel Europe - Legal and Compliance Department

      Telephone number for oral confirmation of receipt of facsimile in legible form: +44 020 7888 2028

      Designated responsible employee for the purposes of Section 12(a)(iii):
      Senior Legal Secretary

      With a copy to:

            Facsimile No. +44 (0) 207 888 3715
            Head of Credit Risk Management

      With a copy to:

            Facsimile No. +44 (0) 207 888 9503
            Global Head of OTC Operations, Operations Department.

(ii)  Address for notices or communications to Party B:

      Address:        First Franklin Mortgage Loan      Attention:      Institutional Trust
                      Trust Series 2004-FFB                             Services/Global Debt: First
                      c/o JPMorgan Chase                                Franklin Mortgage Loan
                      4 New York Plaza, 6th floor                       Trust Series 2004-FFB
                      New York, NY 10004-2477

      Telephone No.:  212-623-8180                      Facsimile No.:  212-623-5930

      (For all purposes.)

      with a copy to:

      Address: Credit Suisse First Boston LLC       Attention:      John Graham
                        Eleven Madison Avenue
                        New York, NY  10010

      Telephone No.:    212-325-6201                Facsimile No.:  212-743-4683

(b)   Process Agent.  For the purpose of Section 13(c):

      Party A appoints as its Process Agent: Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010 (Attention: General Counsel, Legal and Compliance Department).

      Party B appoints as its Process Agent: Not applicable.

(c)   Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)   Multibranch Party. For the purpose of Section 10(c):

      Party A is not a Multibranch Party.

      Party B is not a Multibranch Party.

      (e) Calculation Agent. The Calculation Agent is Party A unless otherwise agreed in a Confirmation in relation to the relevant Transaction.

      (f) Credit Support Document. Details of any Credit Support Document: none.

      (g) Credit Support Provider.

      Credit Support Provider means in relation to Party A: Not applicable.

      Credit Support Provider means in relation to Party B: Not applicable.

      (h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine provisions other than New York General Obligations Law Section 5-1401. Each party hereby submits to the jurisdiction of the Courts of the State of New York.

      (i) Netting of Payments. Section 2(c)(ii) of this Agreement will apply to any Transactions from the date of this Agreement.

      (j) Affiliate. Affiliate will have the meaning specified in Section 14.

                                     Part 5
                                Other Provisions

      (a) Scope of Agreement. Any Specified Transaction (whether now existing or hereafter entered into) between the parties, the Confirmation of which fails by its terms expressly to include application of this Agreement, shall not be governed under this Agreement.

      (b) Definitions.

            (i) Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties are subject to the 2000 ISDA Definitions as published by the International Swap and Derivatives Association, Inc. (the "Definitions"), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail.

            (ii) Terms used and not otherwise defined herein (or in the Definitions) shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement, dated as of July 1, 2004 (the "PSA"), between Credit Suisse First Boston Mortgage Securities Corp., as Depositor, DLJ Mortgage Capital, Inc., as Seller, Wilshire Credit Corporation, as Servicer, and JPMorgan Chase Bank (the "Trustee"), as trustee. In the event of any inconsistency between the provisions of the PSA and this Agreement, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement or the Definitions or the PSA, such Confirmation will prevail for the purpose of the relevant Transaction.

      (c) Confirmations. Each Confirmation shall be substantially in the form of one of the Exhibits to the Definitions, in any other form which is published by the International Swaps and Derivatives Association, Inc. or in such other form as the parties may agree.

      (d) Section 1(c). For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

      (e) Independent Reliance. The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g).

            "(g) Independent Reliance. It is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party."

      (f) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the PSA, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

      (g) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:- "to another account in the same legal and tax jurisdiction as the original account"

      (h) Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives, to the extent possible under applicable law, any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The last sentence of the first paragraph of Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

      (i) Recording of Conversation. Each party to this agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties and each party hereby consents to such recordings being used as evidence in Proceedings

      (j) Commodity Exchange Act. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

            (i) such party is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act, as amended (the "CEA");

            (ii) neither this Agreement nor any Transaction has been executed or traded on a "trading facility" as such term is defined in the CEA; and

            (iii) such party is entering into each Transaction in connection with its business or a line of business or investments and the terms of this Agreement and each Transaction have been individually tailored and negotiated.

      (k) Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

      (l) Non-Petition. Without impairing any right afforded to it under the PSA as a third-party beneficiary, Party A agrees that it shall not institute against, or join any other person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. Federal or state bankruptcy or similar laws (of any other jurisdiction) until at least one year and one day (or, if longer, the applicable preference period) after the payment in full of all of the Certificates issued under the PSA; and, further acknowledges that Party B's obligations hereunder shall be solely the obligations of Party B and Party A shall have no recourse, in the absence of negligence, willful misconduct or fraud, to any of the directors, officers, employees, shareholders or affiliates of Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby and further, that recourse in respect of any obligations of Party B hereunder will be limited to the assets of the Trust as determined in accordance with the terms of the PSA and, on exhaustion thereof, all claims against Party B arising from this Agreement or contemplated hereby shall be extinguished.

      (m) Amendment. Party A and Party B may amend, transfer or assign this Agreement with confirmation from the Rating Agencies (as defined in the PSA) that such amendment would not cause a reduction or withdrawal of the then current rating (if any) of any of the Certificates.

      (n) Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) the Agreement is executed and delivered by the Trustee, not individually or personally but solely as trustee of Party B under the PSA, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements by the Trustee is made and intended for the purpose of binding only Party B, (iii) nothing herein contained shall be construed as creating any liability for the Trustee, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (d) other than in the case of the Trustee's negligence, wilful misconduct or fraud, under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of Party B, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under the Agreement or any related document.

      (o) Limitation on Early Termination. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment obligations under
Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Counterparty upon demand of Counterparty any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and
(b) Party A shall be entitled to designate an Early Termination Date pursuant to
Section 6 of the ISDA Form Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Form Master Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the ISDA Form Master Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B's only obligation under Section 2(a)(i) of the ISDA Form Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

      IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representatives as of the date of the Agreement.

CREDIT SUISSE FIRST BOSTON                   JPMORGAN CHASE BANK, NOT IN ITS
INTERNATIONAL                                INDIVIDUAL CAPACITY, BUT SOLELY AS
                                             TRUSTEE FOR FIRST FRANKLIN MORTGAGE
                                             LOAN TRUST 2004-FFB


By:                                          By:
   ------------------------------            -----------------------------------
Name:                                        Name:
Title:                                       Title:


By:
   ------------------------------
Name:
Title:

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                            (Available Upon Request)

                                   SCHEDULE II

                     SELLER'S REPRESENTATIONS AND WARRANTIES

      (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

      (ii) The Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

      (iii) The execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

      (iv) The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

      (v) This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Trustee, the Servicer and the Depositor, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

      (vi) There are no actions, litigation, suits or proceedings pending or to the knowledge of the Seller, threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                  SCHEDULE IIIA

                     WILSHIRE REPRESENTATIONS AND WARRANTIES

      (i) Wilshire is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

      (ii) Wilshire has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

      (iii) The execution and delivery by Wilshire of this Agreement have been duly authorized by all necessary corporate action on the part of Wilshire; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Wilshire or its properties or the certificate of incorporation or bylaws of Wilshire, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Wilshire ability to enter into this Agreement and to consummate the transactions contemplated hereby;

      (iv) This Agreement has been duly executed and delivered by Wilshire and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Depositor, constitutes a valid and binding obligation of Wilshire enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

      (v) There are no actions, litigation, suits or proceedings pending or to the knowledge of Wilshire, threatened against Wilshire before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of Wilshire if determined adversely to Wilshire would reasonably be expected to materially and adversely affect Wilshire's ability to perform its obligations under this Agreement, other than as Servicer has previously advised Seller; and Wilshire is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.


                                     IIIA-1

                                   SCHEDULE IV

          REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

      DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in this Schedule IV to the Depositor and the Trustee, as of the Closing Date, or the date specified herein, with respect to the Mortgage Loans identified on Schedule I hereto.

      (i) The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

      (ii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.

      (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Depositor. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Insurance Policy and title insurance policy, to the extent required by the related policies.

      (iv) The Mortgage Loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such Mortgage Loan.

      (v) The information set forth in the Mortgage Loan Schedule, attached to the Agreement as Schedule I, is complete, true and correct in all material respects as of the Cut-off Date.

      (vi) With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, and all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any Second Mortgage Loan, the related First Mortgage Loan, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any First Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Depositor.

      (vii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage.

      (viii) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

      (ix) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

      (x) The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property.

      (xi) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances.

      (xii) Seller has delivered or caused to be delivered to the Trustee or the Custodian on behalf of the Trustee the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by the Seller (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same.

      (xiii) The Mortgage File contains each of the documents specified in
Section 2.01(b) of the Agreement.

      (xiv) As of the Closing Date, each Mortgage Loan shall be serviced in all material respects in accordance with the terms of the Agreement.

      (xv) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If at the time of origination, the Mortgage Loan was required to have flood insurance coverage in accordance with the Flood Disaster Protection Act of 1973, as amended, such Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

      (xvi) With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and, at the time such Mortgage Loan was originated, each Prepayment Penalty complied with applicable federal, state and local law, subject to federal preemption where applicable.

      (xvii) As of the Cut-off Date, no Mortgage Loan is (a) a non-performing loan (i.e. a mortgage loan that is more than 90 days delinquent); (b) a re-performing loan (i.e. a mortgage loan that was more than 90 days delinquent within the twelve month period preceding the Cut-off Date but is contractually current); or (c) a sub-performing loan (i.e. a mortgage loan that is at least 30 days delinquent but subject to a payment plan or agreement pursuant to which the Mortgagor is contractually current).

      (xviii) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.

      (xix) To the knowledge of the Seller, (i) no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies, (ii) no Mortgage Loan originated prior to October 1, 2002 will impose a Prepayment Penalty for a term in excess of five years and no Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Penalty for a term in excess of three years, (iii) the related Servicer of each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information on a monthly basis and (iv) no Mortgage Loan secured by a Mortgaged Property located in the State of Georgia was originated on or after October 1, 2002 and before March 7, 2003 and no Mortgage Loan secured by Mortgaged Property located in the State of Georgia that was originated on or after March 7, 2003 is a "high cost home loan" as defined in the Georgia Fair Lending Act (HB 1361), as amended.

      (xx) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

      (xxi) No Mortgage Loan is classified as (a) a "high cost mortgage loan" under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost home," "covered," "high cost," "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

      (xxii) No Mortgage Loan is a High Cost Loan or Covered Loan as such terms are defined in Version 5.6 Revised; Appendix E of the Standard & Poor's LEVELS(R) Glossary.

      (xxiii) The description of each Mortgage Loan contained in the electronic tape transmission ("ETT") and any other information, documents, data or statements submitted to the Mortgage Pool Insurer by or on behalf of the Seller is true and accurate in all material respects.

      (xxiv) The Mortgaged Property with respect to each Mortgage Loan consists of real estate improved by a one to four-family dwelling and located in the United States of America.

      (xxv) A credit report with FICO score was obtained and utilized in the underwriting of each Mortgage Loan.

      (xxvi) Each Mortgage Loan was underwritten at the time it was originated in a manner consistent in all material respects with the underwriting guidelines and procedures of, First Franklin Financial Corporation, dated December 8, 2003 (the "Underwriting Guidelines"), subject to such variances as are justified under the Underwriting Guidelines by compensating factors identified and reflected in the related credit file at such time in connection with underwriting such Mortgage Loan.

      (xxvii) No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the originator or the related Mortgagor, or, on the part of any other party involved in the origination of the Mortgage Loan.

      (xxviii) Each Mortgage Loan was secured by a second mortgage lien on a residential property as of the Closing Date.

      (xxix) As of the Cut-off Date, each Mortgage Loan is not 30 days or more past due on a Scheduled Payment and no Mortgage Loan has been 30 or more days past due on any Scheduled Payment in the 12 months preceding the Cut-off Date.